UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

First Federal Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transactions applies:

1,249,316

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

$23.00; per share value of the merger consideration to be paid for each share of common stock

(4)	Proposed maximum aggregate value of transaction:

$30,309,054

(5)	Total Fee paid:

$3,244

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

[First Federal Bancshares Logo]

Merger Proposal – Your Vote is Very Important

[Mail Date], 2006

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of First Federal Bancshares, Inc. (“FFBI”). The meeting will be held at the Country Inn and Suites, 110 North 54th Street, Quincy, Illinois on [Meeting Date], 2007, at 2:00 p.m., Central time.

At the special meeting, you will be asked to approve a merger agreement by and among FFBI, Heartland Bancorp, Inc. and Heartland Acquisition Corporation. The merger agreement provides for the acquisition of FFBI by Heartland Bancorp. Upon completion of the merger, you will be entitled to receive a cash payment of $23.00 (without interest) for each share of FFBI stock that you own. Following completion of the merger, FFBI stockholders will no longer have any rights or interest in FFBI.

The completion of the merger is subject to certain conditions, including the approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of FFBI common stock and the approval of various banking regulatory authorities. We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

The investment banking firm of Keefe, Bruyette & Woods, Inc. (“KBW”) has issued a written opinion to your board of directors that the merger consideration is fair, from a financial point of view, to the stockholders of FFBI as of the date of the merger agreement. FFBI has agreed to pay KBW a fee for its services of approximately $240,000, substantially all of which is contingent upon the consummation of the merger.

Your board of directors has approved the merger agreement and unanimously recommends that you vote “FOR” approval of the merger agreement because the board believes it to be in the best interests of the FFBI stockholders.

The receipt of cash in exchange for your FFBI stock in the merger generally will be a taxable transaction for United States federal income tax purposes. We urge you to consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

Your Vote Is Very Important

Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope provided.

On behalf of the board of directors, I thank you for your prompt attention to this important matter.

Sincerely,

James J. Stebor
President and Chief Executive Officer

This proxy statement and the enclosed proxy card are being first mailed on or about [Mail Date], 2006 to stockholders of record.

First Federal Bancshares, Inc.

109 East Depot Street

Colchester, Illinois 62326

(309) 776-3225

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE AND TIME	[Meeting Date], 2007 at 2:00 p.m., Central time.

PLACE	County Inn and Suites, 110 North 54th Street, Quincy, Illinois

ITEMS OF BUSINESS

(1) The approval and adoption of the Agreement and Plan of Reorganization, dated November 3, 2006, by and among Heartland Bancorp, Inc., Heartland Acquisition Corporation and First Federal Bancshares, Inc. Upon completion of the merger, you will be entitled to receive $23.00 in cash (without interest) for each share of First Federal Bancshares, Inc. common stock that you own unless you properly exercise and perfect dissenters’ rights as discussed below; and

(2) To authorize the Board of Directors, in its discretion, to vote upon or transact any other business that may properly come before the Special Meeting (or any adjournment or postponement thereof) including any motion to adjourn the Special Meeting to another time or place for the purpose of allowing for the solicitation of additional proxies to approve the merger agreement.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on December 8, 2006.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Holders of FFBI common stock who submit a written demand for appraisal of their stock in connection with the proposed merger and who perfect their dissenters’ rights by complying with the applicable statutory procedures under Delaware law will be entitled to receive a cash payment for the fair value of their stock. A summary of the applicable requirements of Delaware law is contained in this document. See “The Merger–Dissenters’ Appraisal Rights.” In addition, the text of the applicable provisions of Delaware law are attached as Appendix C to this document.

Millie R. Shields
Corporate Secretary

The Board of Directors of First Federal Bancshares, Inc. unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement and “FOR” the authorization of the Board of Directors to vote upon or transact such other business as may properly come before the special meeting. Whether or not you plan to attend the special meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Summary

This summary highlights selected information regarding the merger from this proxy statement and does not contain all the information that is important to you. For a more complete description of the terms of the proposed merger, we urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, attached as Appendix A.

THE COMPANIES

First Federal Bancshares, Inc. 109 East Depot Street Colchester, Illinois 62326 (309) 776-3225	We are a Delaware corporation and the parent company of First Federal Bank (“First Federal”), a federally-chartered stock savings bank. We operate five banking offices in west central Illinois and three banking offices in northeast Missouri. At September 30, 2006, we had total assets of $339.8 million, deposits of $294.3 million and stockholders’ equity of $21.9 million.

Heartland Bancorp, Inc. 401 North Hershey Street P.O. Box 67 Bloomington, Illinois 61702 (309) 662-4444	Heartland Bancorp is a Delaware corporation and the parent company of Heartland Bank and Trust Company (“Heartland Bank”), an Illinois state chartered non-member bank. Heartland Bank operates 23 branches in central Illinois. At September 30, 2006, Heartland Bancorp had total assets of $915.7 million, deposits of $778.0 million and capital of $72.6 million.

Heartland Acquisition Corporation 401 North Hershey Street P.O. Box 67 Bloomington, Illinois 61702 (309) 662-4444	Heartland Acquisition Corporation is a Delaware corporation formed solely for the purpose of facilitating the completion of the merger. Heartland Acquisition Corporation has not participated in any activities to date other than activities incident to its formation and the transactions contemplated by the merger agreement. As of the date of this proxy statement, Heartland Bancorp is the sole stockholder of Heartland Acquisition Corporation.

THE SPECIAL MEETING

Place, Date and Time (page 8)	A special meeting of our stockholders will be held at the Country Inn and Suites, 110 North 54th Street, Quincy, Illinois on [Meeting Date], 2007, at 2:00 p.m., Central time.

Purpose of the Meeting (page 8)	At the special meeting, our stockholders will be asked to approve and adopt the merger agreement with Heartland Bancorp.

Who Can Vote at the Meeting (page 8)	You can vote at the special meeting of FFBI stockholders if you owned our common stock at the close of business on December 8, 2006. You will be able to cast one vote for each share of our common stock you owned on that date. As of December 8, 2006, there were shares of our common stock outstanding.

What Vote is Required for Approval and Adoption of the Merger Agreement (page 8)	In order to approve and adopt the merger agreement, the holders of at least a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the approval and adoption of the merger agreement. You can vote your shares by attending the special meeting and voting in person or by completing and mailing the enclosed proxy card.

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Shares held by Directors and Officers; Voting Agreements (page 8)	As of December 8, 2006, the directors and executive officers of FFBI and First Federal Bank beneficially owned approximately % of our outstanding common stock (excluding shares that may be acquired upon the exercise of options).

All of our directors and certain of our executive officers have entered into voting agreements with Heartland Bancorp requiring each individual to vote all of the shares of FFBI common stock he or she owned or controlled on December 8, 2006 in favor of the proposal to approve the merger agreement.

THE MERGER

Overview of the Transaction (page 11)	We propose a business combination in which we will merge with a wholly owned subsidiary of Heartland Bancorp, with FFBI as the surviving entity and a wholly owned subsidiary of Heartland Bancorp following the merger. Sometime after the completion of the merger, FFBI may be dissolved and liquidated into Heartland Bancorp.

Each FFBI Share Will Be Exchanged for $23.00 in Cash (page 11)	As an FFBI stockholder, upon the closing of the merger, each of your shares of our common stock will automatically be converted into the right to receive $23.00 in cash (without interest) unless you properly exercise and perfect your dissenters’ rights under applicable Delaware law.

How to Receive Cash in Exchange for Your FFBI Stock Certificates (page 11)	In order to receive cash in exchange for your FFBI stock certificates, you will need to surrender your FFBI stock certificates. The paying agent, Computershare Investor Services, will send you written instructions for surrendering your certificates after we have completed the merger.

FFBI Stock Price	Our common stock trades on the Nasdaq Global Market under the symbol “FFBI.” On November 3, 2006, which was the last trading day before we announced the merger, our common stock closed at $22.75 per share. On , which is the last practicable trading day before the printing of this proxy statement, our common stock closed at $ per share.

Tax Consequences of the Merger (page 12)

When you exchange your FFBI shares solely for cash, you generally should recognize capital gain or loss on the exchange.

This tax treatment may not apply to all FFBI stockholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

FFBI’s Board of Directors Recommends That Stockholders Approve the Merger (page 15)	Our board of directors believes that the merger is fair and in our stockholders’ best interests, and unanimously recommends that you vote “FOR” the proposal to approve and adopt the merger agreement. For a discussion of the circumstances surrounding the merger and the factors considered by our board of directors in approving the merger agreement, see “The Merger – FFBI’s Reasons for the Merger.”

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FFBI’s Financial Advisor Believes the Merger Consideration Is Fair to Stockholders (page 17)	Keefe, Bruyette & Woods, Inc. (“KBW”) has delivered to our board of directors its opinion dated November 3, 2006 that the merger consideration is fair to the holders of FFBI common stock from a financial point of view. A copy of this opinion is provided as Appendix B to this proxy statement. You should read it completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by KBW in providing this opinion. We have agreed to pay KBW approximately $240,000, of which $50,000 has been paid as of the date of this proxy statement, plus expenses for its services in connection with the merger.

Interests of FFBI’s Directors and Officers in the Merger That Differ From Your Interests (page 20)

Certain of our directors and officers have interests in the merger that are different from, or are in addition to, their interests as stockholders in FFBI. The members of our board of directors knew about these additional interests, and considered them, when they approved the merger. These include:

•      a payment to James J. Stebor, our President and Chief Executive Officer, in connection with the termination at the closing of the merger of his employment agreements with FFBI and First Federal;

•      the new employment agreement that Mr. Stebor entered into with First Federal to be effective after the closing of the merger;

•      payments to certain of our executive officers, in connection with the termination at the closing of the merger of their change in control agreements with First Federal and new employment agreements that these officers entered into with First Federal to be effective after the closing of the merger;

•      the vesting of unvested FFBI stock options as a result of the completion of the merger;

•      the termination of the FFBI employee stock ownership plan and allocation of the remaining cash to plan participants;

•      provisions in the merger agreement relating to the indemnification of directors and officers and insurance for our directors and officers as a result of any losses incurred as a result of their service for FFBI; and

•      Heartland Bancorp’s agreement to appoint four of the current members of the First Federal board of directors, including the President of First Federal, to the board of directors of First Federal after the closing of the merger.

Regulatory Approval Needed to Complete the Merger (page 21)	We cannot complete the merger unless it is first approved by the Federal Reserve Bank of Chicago. Heartland Bancorp has filed the required application with the Federal Reserve. As of the date of this proxy statement, Heartland Bancorp has not received the approval from the Federal Reserve. While we do not know of any reason why Heartland Bancorp would not be able to obtain approval in a timely manner, we cannot be certain when or if regulatory approval will be received.

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You Have Dissenters’ Appraisal Rights in the Merger (page 22)	Under Delaware law, if you do not vote in favor of the merger you have the right to seek an appraisal of the fair value of your FFBI common stock and receive a cash payment of such fair value. FFBI stockholders electing to exercise dissenters’ appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C.

THE MERGER AGREEMENT

A copy of the merger agreement is provided as Appendix A to this proxy statement. Please read the entire merger agreement carefully. It is the legal document that governs the merger.

Conditions to Completing the Merger (page 25)

The completion of the merger depends on a number of conditions being met. These conditions include, among other items:

•      approval of the merger agreement by our stockholders;

•      approval of the merger by regulatory authorities;

•      the continued accuracy of certain representations and warranties made on the date of the merger agreement; and

•      the absence of adverse changes in certain aspects of our operations and financial position.

We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Agreement Not to Solicit Other Proposals (page 28)

We have agreed not to directly or indirectly make, solicit, encourage, facilitate, induce, assist or initiate any competing proposal with a third party.

Despite the agreement not to solicit other competing proposals, we may, at any time prior to stockholder approval of the merger, generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited proposal, provided that our board of directors:

•      determines in good faith, after receipt of advice of outside legal counsel, that failure to provide such information or to participate in such negotiations or discussions would likely be inconsistent with our directors’ fiduciary duties to our stockholders; and

•      provides Heartland Bancorp with at least two business days’ written notice of its intention to provide such information or to participate in such negotiations or discussions.

We May Amend the Terms of the Merger and Waive Some Conditions (page 29)	FFBI and Heartland Bancorp may agree to amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, if our stockholders approve the merger agreement, they must approve any subsequent amendment or

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We May Amend the Terms of the Merger and Waive Some Conditions (page 29) (continued)	waiver that changes the form of consideration or adversely affects or decreases the value of the consideration to be received by our stockholders in the merger.

Terminating the Merger Agreement (page 29)

FFBI and Heartland Bancorp may mutually agree at any time to terminate the merger agreement, even if our stockholders have approved the merger agreement. In addition, either we or Heartland Bancorp may decide, without the consent of the other, to terminate the merger agreement:

•      if any of the closing conditions are impossible to satisfy prior to, or the merger is not consummated by, August 31, 2007 (unless the impossibility, or failure to consummate, is due to the action or failure to act by the party seeking to terminate the merger agreement);

•      if our stockholders fail to approve the merger agreement; although we may not terminate the merger agreement if we have failed to comply in all material respects with our obligations regarding the stockholders’ meeting; or

•      in the event of (i) the failure of any representation or warranty to be true; or (ii) a breach by the other party of any covenant or agreement, which failure or breach would result in the failure to satisfy any closing conditions contained in the merger agreement.

In addition, either party may terminate the merger agreement if the other party commits a willful act or omission that constitutes a breach of its obligations under the merger agreement and such willful act or omission is not cured within ten days after receipt by the breaching party of written demand for cure.

We may also terminate the merger agreement if each of the following conditions is met:

•      We have complied with our obligations not to solicit competing proposals;

•      Our board of directors has determined, in its good faith judgment (based on the advice of its financial advisor), that it has received a superior proposal and that it would be in the best interest of our stockholders to pursue the superior proposal; and

•      We have tendered, in immediately available funds, the required termination fee of $1.5 million.

However, we may not terminate the merger agreement until five business days after the superior proposal has been delivered to Heartland Bancorp, together with a summary of the terms of the superior proposal and such other information required under our obligations under the merger agreement not to solicit competing proposals.

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Terminating the Merger Agreement (page 29) (continued)

Heartland Bancorp may also terminate the merger agreement:

•      if, after the date of the merger agreement, any third party has commenced or made a competing proposal, and thereafter our board of directors withdraws, or materially and adversely modifies or changes its recommendation of the merger agreement; or

•      pursuant to the provisions of the merger agreement relating to the inability of the parties to agree on a course of action regarding certain environmental matters.

Termination Fee (page 30)	Under certain circumstances involving a third-party acquisition proposal or a change in recommendation by our board of directors, we may be required to pay Heartland Bancorp a termination fee of $1.5 million. In addition, we must pay Heartland Bancorp a termination fee of (i) $750,000 if the merger agreement is terminated because our stockholders fail to approve the merger agreement and we receive a third-party proposal prior to termination of the merger agreement and (ii) $1.5 million if the merger agreement is terminated under certain circumstances, we have received a third-party acquisition proposal prior to the termination of the merger agreement, and within 15 months after termination of the merger agreement we enter into an agreement relating to the competing proposal. Under certain circumstances involving a breach of the merger agreement or the failure of certain closing conditions, either party may be required to pay the other a termination fee of $350,000.

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Questions and Answers about the Merger

What am I being asked to vote on and how does my board recommend that I vote?

You are being asked to vote FOR the approval and adoption of the Agreement and Plan of Reorganization, dated as of November 3, 2006, providing for the merger of First Federal Bancshares, Inc. (“FFBI”) with and into a wholly owned subsidiary of Heartland Bancorp, Inc. (“Heartland Bancorp”). The FFBI board of directors has determined that the proposed merger is in the best interests of FFBI stockholders, has approved the merger agreement and unanimously recommends that FFBI stockholders vote FOR the approval and adoption of the merger agreement.

What vote is required to adopt the merger agreement?

The approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of FFBI common stock.

What will I receive in the merger?

Under the merger agreement, each share of FFBI common stock you own will be converted into the right to receive $23.00 in cash (without interest) unless you properly exercise and perfect dissenters’ rights under applicable Delaware law. Following completion of the merger, you will no longer have any rights or interests in FFBI.

How do I exchange my FFBI stock certificates?

You will receive instructions on where and how to surrender your FFBI stock certificates from the paying agent, Computershare Investor Services, after the merger is completed. In any event, you should not forward your FFBI stock certificates with your proxy card.

What should I do now?

After you have carefully read this document, please indicate on your proxy card how you want to vote. Sign and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the special meeting. If you do not return a properly executed proxy card or do not vote at the special meeting in person, this will have the same effect as a vote against the adoption of the merger agreement.

If my shares are held in “street name” by my broker, bank or nominee, will my broker, bank or nominee automatically vote my shares for me?

No. Your broker, bank or nominee will not be able to vote your shares of FFBI common stock unless you provide instructions on how to vote. You should instruct your broker, bank or nominee how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, bank or nominee, your shares will not be voted, and this will have the effect of voting against adoption of the merger agreement. Please check the voting form used by your broker, bank or nominee to see if it offers telephone or internet voting.

Who can help answer my questions?

If you want additional copies of this document, or if you want to ask any questions about the merger or how to submit your proxy, you should contact:

James J. Stebor

President and Chief Executive Officer

First Federal Bancshares, Inc.

2001 Maine Street

Quincy, Illinois 62301

Telephone: (217) 224-8686

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The Special Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Federal Bancshares, Inc. (“FFBI”) to be used at the special meeting of stockholders.

Place, Date and Time

The special meeting will be held at the Country Inn and Suites, 110 North 54th Street, Quincy, Illinois on [Meeting Date], 2007, at 2:00 p.m., Central time.

Purpose of the Meeting

The purpose of the meeting is to consider and vote on a proposal to approve and adopt the merger agreement and to act on any other matters properly brought before the meeting.

Who Can Vote at the Meeting; Record Date

You are entitled to vote your FFBI common stock only if the records of FFBI show that you held your shares as of the close of business on December 8, 2006. As of the close of business on December 8, 2006, a total of              shares of FFBI’s common stock were outstanding. Each share of common stock has one vote. As provided in FFBI’s Certificate of Incorporation, record holders of FFBI’s common stock who beneficially own, either directly or indirectly, in excess of 10% of FFBI’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. With respect to shares held by a broker, bank or nominee, FFBI generally will look beyond the holder of the shares to the person or entity for whom the shares are held when applying the voting limitation. However, where the ultimate owner of the shares has granted voting authority to the broker, bank or nominee that holds the shares, FFBI would apply the 10% voting limitation to the broker, bank or nominee.

Quorum and Vote Required

Quorum. The special meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum present, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

Vote Required. Approval and adoption of the merger agreement requires the affirmative vote of the majority of the outstanding shares of FFBI’s common stock. Failure to return a properly executed proxy card or to vote in person and abstentions and broker non-votes will have the same effect as a vote “Against” the approval and adoption of the merger agreement.

Shares Held by Directors and Officers of FFBI; Voting Agreements

As of December 8, 2006, directors and executive officers of FFBI and First Federal owned approximately         % of the outstanding shares of FFBI common stock, not including shares that may be acquired upon the exercise of stock options. All of the directors and certain of the executive officers, who collectively own or control              shares, or approximately         % of the outstanding shares of FFBI common stock, have entered into voting agreements with Heartland Bancorp requiring each individual to continue to vote all of the shares of FFBI common stock he or she owned or controlled on December 8, 2006 in favor of the proposal to approve and adopt the merger agreement.

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Voting by Proxy

The board of directors of FFBI is sending you this proxy statement for the purpose of requesting that you allow your shares of FFBI common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of FFBI’s common stock represented at the special meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by FFBI’s board of directors.

The Board of Directors unanimously recommends a vote “FOR” approval and adoption of the merger agreement.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their own best judgement to determine how to vote your shares. This includes a motion to adjourn or postpone the special meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. If the special meeting is postponed or adjourned, FFBI common stock may be voted by the persons named in the proxy card on the new special meeting date as well, unless you have revoked your proxy. FFBI does not know of any other matters to be presented at the special meeting.

If FFBI common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement.

How to Revoke Your Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of FFBI in writing before your common stock has been voted at the special meeting, deliver a later dated proxy card, or attend the meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

FFBI’s Corporate Secretary can be reached at the following address:

Millie R. Shields

Corporate Secretary

First Federal Bancshares, Inc.

P.O. Box 256

Colchester, Illinois 62326

Participants in First Federal Bank’s ESOP and 401(k) Plan

If you participate in the First Federal Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the First Federal Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of FFBI common stock allocated to his or her account. As of the record date, 86,823 of the 172,083 shares of FFBI common stock in the ESOP had been allocated to participating employees, including 27,888 shares which have been allocated to accounts of the current executive officers. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the

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trustee has received voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of FFBI common stock held in the First Federal Bancshares, Inc. Stock Fund and credited to his or her account. The trustee will vote all shares of FFBI common stock for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is [Return Date], 2007.

Proxy Solicitation Costs

FFBI will pay the cost of this proxy solicitation. FFBI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FFBI common stock. FFBI has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist it in soliciting proxies and has agreed to pay them a fee of $6,500 plus reasonable expenses for these services. In addition to soliciting proxies by mail, directors, officers and regular employees of FFBI may solicit proxies personally or by telephone without receiving additional compensation.

PROPOSAL 1: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

The Merger

The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

The Parties to the Merger

First Federal Bancshares, Inc. FFBI, a Delaware corporation, is the stock holding company for First Federal, formed in connection with the conversion of First Federal from the mutual to stock form of ownership. The conversion was completed on September 27, 2000. As a savings and loan holding company, FFBI is regulated by the Office of Thrift Supervision (the “OTS”). Since its formation, FFBI’s principal activity has been to direct and coordinate the business of First Federal. At September 30, 2006, FFBI had total assets of $339.8 million, total deposits of $294.3 million and total stockholders’ equity of $21.9 million.

First Federal is a federally chartered savings bank headquartered in Colchester, Illinois. First Federal is regulated by the OTS and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. The Bank conducts its business through its administrative and branch office in Colchester, Illinois, with four additional full-service, west-central Illinois branches located in Quincy (2), Macomb, and Bushnell, and three additional full-service, northeastern Missouri branches located in Palmyra, Canton, and Kahoka. First Federal is a community-oriented savings institution specializing in the acceptance of retail deposits from the general public in the areas surrounding its eight full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate loans.

Heartland Bancorp, Inc. Heartland Bancorp is the parent company of Heartland Bank and Trust Company (“Heartland Bank”). Heartland Bancorp is regulated by the Federal Reserve. Heartland Bancorp’s principal activity is to direct and coordinate the business of Heartland Bank. At September 30, 2006, Heartland Bancorp had total assets of $915.7 million, total deposits of $778.0 million and total capital of $72.6 million.

Heartland Bank is an Illinois state-chartered, non-member bank headquartered in Bloomington, Illinois. Heartland Bank is regulated by the State of Illinois and the Federal Deposit Insurance Corporation and its deposits are insured by the Federal Deposit Insurance Corporation up to applicable limits. Heartland Bank currently operates 23 branches in the following 12 communities in the Central Illinois area: Bloomington-Normal; Champaign; Peoria; Washington; Pekin; Germantown Hills; Eureka; El Paso; Carlock; Chenoa; Gibson City; and Lexington. Heartland Bank conducts a general banking business, which includes most of the services, both consumer and commercial, which banks may lawfully provide.

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Heartland Acquisition Corporation. Heartland Acquisition Corporation is a Delaware corporation formed solely for the purpose of facilitating the completion of the merger. Heartland Acquisition Corporation has not participated in any activities to date other than activities incident to its formation and the transactions contemplated by the merger agreement. As of the date of this proxy statement, Heartland Bancorp is the sole stockholder of Heartland Acquisition Corporation.

Form of the Merger

The FFBI and Heartland Bancorp boards of directors each have approved the merger agreement that provides for the acquisition of FFBI by Heartland Bancorp. Upon completion of the merger, each share of FFBI common stock (other than shares with respect to which the holder has properly exercised and perfected dissenters’ rights under applicable Delaware law) will be converted into the right to receive $23.00 in cash (without interest) and FFBI stockholders will no longer have any rights or interests in FFBI. As soon as possible after the conditions to consummation of the merger have been satisfied or waived, and unless the merger agreement has been terminated or an alternative structure is used as discussed below, the merger will be effected as follows:

•	Heartland Acquisition Corporation, a newly formed, wholly owned subsidiary of Heartland Bancorp, will merge with and into FFBI, with FFBI surviving as a wholly owned subsidiary of Heartland Bancorp; and

•	some time after the completion of the merger, FFBI may be dissolved and liquidated into Heartland Bancorp.

Currently, Heartland Bancorp intends to keep First Federal as a subsidiary separate from Heartland Bank following the merger.

Treatment of FFBI Stock Options

Immediately prior to the closing of the merger, all outstanding options to purchase shares of FFBI common stock will become immediately exercisable and vested, to the extent not already exercisable and vested. At the closing of the merger, all options will be cancelled and FFBI will pay each holder an amount equal to the difference between the $23.00 (without interest) per share merger consideration and the exercise price per share of each option, net of any cash that must be withheld under federal and state income and employment tax requirements.

Procedures for Surrendering Your Certificates

Heartland Bancorp will deposit with FFBI’s transfer agent, Computershare Investor Services, an amount of cash equal to the aggregate merger consideration. Computershare Investor Services will act as paying agent for the benefit of the holders of FFBI common stock. Each holder of FFBI common stock who properly surrenders his or her FFBI shares to the paying agent will be entitled to receive a cash payment of $23.00 per share of FFBI common stock, net of any required tax withholding upon acceptance of the shares by the paying agent.

No later than ten business days after the closing of the merger, the paying agent will send you a letter of transmittal that will contain detailed instructions for surrendering your certificates of FFBI common stock. If you hold your FFBI common stock in “street name,” your broker, bank or nominee will process the exchange on your behalf.

You should not return your FFBI common stock certificates with the enclosed proxy, and you should not send your stock certificates to the paying agent until you receive the letter of transmittal.

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If your FFBI common stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any payment for your shares.

At the election of Heartland Bancorp, the paying agent will deliver to Heartland Bancorp any funds not disbursed to former FFBI stockholders within one hundred and eighty days following the completion of the merger. Thereafter, the payment obligation for any certificate representing FFBI common stock that has not been satisfied will become the responsibility of Heartland Bancorp only as a general creditor.

None of FFBI, Heartland Bancorp, the paying agent or any other party to the merger will be liable to any former holder of FFBI common stock for any funds delivered to a public official under applicable abandoned property or escheat laws.

Material Federal Income Tax Consequences of the Merger

To ensure compliance with Internal Revenue Code Circular 230, you are hereby notified that any discussion of tax matters set forth in this proxy statement was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used, by any stockholder, for the purpose of avoiding tax-related penalties under federal, state or local tax laws. Each stockholder should seek advice based on its particular circumstances from an independent tax advisor.

The following is a general discussion of certain material United States federal income tax consequences of the merger to holders of FFBI common stock. This discussion applies only to FFBI stockholders that hold their FFBI common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; stockholders who received their FFBI common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and stockholders who hold FFBI common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

Neither FFBI nor Heartland Bancorp has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to FFBI’s stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to FFBI’s stockholders with respect to any of the tax effects of the merger to stockholders.

FFBI stockholders will recognize a gain or loss for federal income tax purposes equal to the difference, if any, between the cash received and such stockholder’s aggregate adjusted tax basis in the FFBI common stock surrendered in exchange for the cash. The gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the FFBI stockholder at the effective time of the merger. The gain or loss will be long-term capital gain or loss if the FFBI stockholder’s holding period is more than one year; otherwise, the capital gain or loss will be short-term. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

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Under the Internal Revenue Code, a holder of FFBI common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not any additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s United States federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

Background of the Merger

Since the completion of FFBI’s initial public offering on September 27, 2000, FFBI’s board of directors and management from time to time have reviewed various strategic options available to FFBI including, among other things, continued independence, acquisitions of other institutions and mergers with and acquisitions by other institutions. The board of directors and management also prepared and updated on an annual basis a business plan and budget. On several occasions since the public offering, the board of directors and management, together with FFBI’s financial advisor, also reviewed the pro forma effect of various future strategies on earnings per share, book value per share, return on equity and other pertinent ratios. The board of directors also compared quantitative measures of FFBI’s performance with those of other financial institutions and monitored the local and regional financial institution merger markets. In addition, together with its financial advisor, FFBI’s board of directors has periodically analyzed the prices FFBI likely would receive in a merger or acquisition transaction and compared such prices to the present values of the future returns to stockholders of alternative strategies.

In September 2005, management was informally approached by a bank holding company (“Bank A”) to explore the possibility of a merger. In October 2005, FFBI and Bank A executed a mutual confidentiality agreement. Pursuant to this confidentiality agreement, FFBI provided Bank A with preliminary financial information.

On November 7, 2005, the board of directors of FFBI held a strategic planning meeting. Representatives of Muldoon Murphy & Aguggia LLP, FFBI’s legal counsel, were present to review and discuss certain legal considerations in connection with the board’s review of the strategic plan, including the board’s fiduciary duties in the context of considering a potential merger or acquisition transaction. The board of directors also reviewed management’s recent discussions with Bank A. In addition, the board of directors authorized management to study further strategic opportunities for FFBI, in particular, to work with FFBI’s financial advisor to provide detailed quantitative analyses of FFBI’s prospects for franchise growth and shareholder value enhancement.

On December 12, 2005, the board of directors of FFBI held a second strategic planning meeting. Representatives of FFBI’s financial advisor were present to review and discuss FFBI’s business plan, as well as detailed quantitative analyses of FFBI’s prospects for franchise growth and shareholder value enhancement. In particular, the board of directors considered the limited growth prospects within FFBI’s market area and FFBI’s limited resources as a small community bank as significant hurdles to the prospects for growing the franchise and enhancing shareholder value as an independent entity. Also considered were the earnings and operational challenges that FFBI faced as a result of the current interest rate environment and flattening of the market yield curve, as well as the ability of FFBI to control operational expenses. The board of directors also reviewed management’s recent discussions with Bank A, the current mergers and acquisitions market for financial institutions in general and FFBI’s projected value in a merger or acquisition transaction based on various financial ratios. After considering these and other factors, the board of directors authorized FFBI’s financial advisor to contact Bank A regarding exploratory merger discussions.

On January 18, 2006, FFBI’s financial advisor updated the board of directors on its discussions with Bank A and provided further analysis on FFBI’s franchise growth and shareholder value enhancement. At this time, the board of directors of FFBI determined, in consultation with its financial advisor, that Bank A’s preliminary proposal, which had a range for the consideration, the top of which was lower than $23 per share, was at a level that was not in the best interests of FFBI’s stockholders to pursue. For the next several months, FFBI’s financial advisor remained in contact with Bank A

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and continued to explore the possibility of a business combination. Although FFBI’s financial advisor continued discussions with Bank A, the board of directors determined that until a more definitive indication of interest from Bank A was made, FFBI would continue to focus on internal improvements to its operations as a means to enhance stockholder value.

In November 2005, Allen C. Drake, Chairman of the Board of Heartland Bank, met with James J. Stebor, President and Chief Executive Officer of FFBI, at FFBI’s office in Colchester, Illinois. This meeting was not solicited by FFBI and the discussions were general in nature, primarily limited to the business of banking in FFBI’s market area. In February 2006, at the invitation of Heartland Bancorp, Mr. Stebor met with Fred L. Drake, President and Chief Executive Officer of Heartland Bancorp, at Heartland Bancorp’s headquarters in Bloomington, Illinois. These discussions were also general in nature and no specifics regarding a business combination were discussed. In April 2006, Mr. Fred Drake met with Mr. Stebor at FFBI’s main office in Quincy, Illinois. At this meeting the possibility of a strategic partnership was discussed. Mr. Fred Drake and Mr. Stebor met again on May 24, 2006, to continue the general merger discussions and on June 2, 2006 FFBI and Heartland Bancorp executed a mutual confidentiality agreement. Pursuant to this confidentiality agreement, FFBI provided Heartland Bancorp with preliminary financial information.

On June 21, 2006, the board of directors of FFBI held a meeting to review the preliminary discussions with Heartland Bancorp. Representatives of Muldoon Murphy & Aguggia LLP were present and reviewed and discussed again with the board its fiduciary duties in the context of considering a potential merger or acquisition transaction. The board of directors then discussed with Muldoon Murphy & Aguggia the advantages and disadvantages of focusing its efforts on merger discussions with Heartland Bancorp, as opposed to renewing discussions with Bank A and/or aggressively seeking out other merger partners. After considering several factors, the board of directors decided to retain KBW to render financial advisory and investment banking services in connection with a possible sale, business combination or merger transaction. In particular, the board of directors authorized KBW to prepare a confidential information memorandum for the solicitation of proposals from other financial institutions regarding a potential merger. In addition, the board of directors authorized KBW to contact Heartland Bancorp regarding a more definitive indication of interest.

On June 30, 2006, Heartland Bancorp submitted a non-binding preliminary expression of interest. The expression of interest proposed a cash merger transaction valued in an amount ranging from $23 to $24 per share and was subject to further due diligence by Heartland Bancorp.

On July 19, 2006, the board of directors held a meeting to discuss the Heartland Bancorp expression of interest and to review with KBW and Muldoon Murphy & Aguggia LLP the process for soliciting additional merger proposals. Representatives of KBW updated the board on the current economic environment and provided a recent historical overview of the market for bank and thrift stocks, including the comparative performance of FFBI. KBW also provided an overview of the current mergers and acquisitions market for banks and thrifts and discussed the implied valuation of FFBI based on recent transactions. The board of directors also discussed in detail with KBW the expression of interest received from Heartland Bancorp. Finally, KBW reviewed with the board the confidential information memorandum describing FFBI and the process that would be provided to potential bidders.

In connection with the solicitations of interest, KBW contacted 15 financial institutions inquiring as to each potential bidder’s interest in pursuing a transaction with FFBI. Thereafter, KBW distributed the confidential information memorandum to six parties that signed confidentiality agreements, as well as to Heartland Bancorp and Bank A.

In addition to the Heartland Bancorp expression of interest received earlier, FFBI received non-binding expressions of interest from two other financial institutions, one of which was Bank A. Bank A’s expression of interest proposed a payment in the form of 50% cash and 50% stock at a value below $23 per share. The third institution, which did not submit a written proposal, indicated that it might be interested in an all cash transaction at a value below $23 per share. At a board of directors meeting held on August 3, 2006, KBW reviewed with the board each of the expressions of interest. KBW compared the expressions of interest to recent transactions involving similar companies and provided financial highlights of all three financial institutions. After a detailed discussion regarding the value of FFBI and the value offered by each of the three financial institutions, the board of directors invited Heartland Bancorp to conduct further due diligence on FFBI for the purpose of developing a more definitive proposal. In addition, the board of directors authorized KBW to continue its discussions with Bank A in order to solidify and maximize Bank A’s proposal.

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Upon completion of the due diligence process, on September 14, 2006, Heartland Bancorp submitted a revised non-binding expression of interest that set the cash merger consideration at $23 per share. In addition, Bank A submitted a revised non-binding expression of interest providing a definitive price per share, but again at a value below $23 per share.

On September 20, 2006, KBW reviewed with the board of directors Heartland Bancorp’s and Bank A’s expressions of interest. KBW reviewed in detail the terms for the proposed transactions. It was discussed that because a portion of the consideration offered by Bank A was stock, it was necessary to evaluate Bank A and the potential appreciation in Bank A’s stock compared to the value of the Heartland Bancorp proposal. Although it was discussed that Bank A’s stock appeared to be a good value, the potential for appreciation in Bank A stock did not outweigh the price differential between Bank A’s proposal and that of Heartland Bancorp. In addition, Bank A’s proposal was much less specific with respect to the material terms of the transaction. After extensive analysis and consultation with KBW, the board of directors concluded that the preliminary non-binding expression of interest submitted by Heartland Bancorp was superior to Bank A’s proposal. Thereafter, the board of directors, with one director objecting, authorized management, in consultation with KBW and legal counsel, to negotiate the terms of a definitive merger agreement in accordance with the terms and conditions of the expression of interest.

Heartland Bancorp delivered the initial draft of the merger agreement to FFBI on October 6, 2006. FFBI and Heartland Bancorp discussed the terms of the definitive merger agreement, in particular, the conditions to closing, the ability of the parties to terminate the merger agreement and the termination fees, through the month of October 2006.

On November 2, 2006, the board of directors held a meeting to consider the definitive merger agreement and related documents. At the meeting, KBW made a presentation on the fairness, from a financial point of view, of the merger consideration to the stockholders of FFBI. The board of directors reviewed this presentation carefully and considered KBW’s experience, qualifications and interest in the transaction. In addition, FFBI’s board of directors reviewed in detail the merger agreement and related documents with legal counsel. After an extensive discussion, the board of directors of FFBI approved the definitive merger agreement by a vote of seven in favor and one against. The definitive merger agreement was executed on November 3, 2006 and, prior to the open of business on November 6, 2006, FFBI and Heartland Bancorp announced the execution of the merger agreement by joint press release.

FFBI’s Reasons for the Merger

FFBI’s board of directors has approved the merger agreement and unanimously recommends that FFBI stockholders vote “FOR” the approval of the merger agreement.

FFBI’s board of directors has determined that the merger and the merger agreement are fair to, and in the best interests of, FFBI and its stockholders. In approving the merger agreement, FFBI’s board of directors also consulted with legal counsel regarding its legal duties and the terms of the merger agreement, and with KBW with respect to the financial aspects and fairness of the transaction from a financial point of view to its stockholders. In arriving at its determination, FFBI’s board of directors also considered the following factors as generally supporting its decision to enter into the merger agreement:

•	the expected results from continuing to operate as an independent community banking institution, and the likely benefits to stockholders, compared to the merger consideration offered by Heartland Bancorp;

•	the opinion rendered by KBW, FFBI’s financial advisor, that the $23.00 merger consideration is fair from a financial standpoint to FFBI’s stockholders;

•	the extensive review made by the board of directors of FFBI of various pricing and other data in an attempt to establish FFBI’s value in a merger or sale transaction;

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•	the FFBI board of directors’ belief, after the sales process followed by it and its financial advisor, that there was no potential merger partner with both a greater incentive to pursue a transaction with FFBI and a greater ability to pay a favorable merger price than Heartland Bancorp;

•	the review conducted by the board of directors of the strategic options available to FFBI and the assessment of the board of directors that none of those options presented superior opportunities or were likely to create greater value for FFBI stockholders than the prospects presented by the proposed merger with Heartland Bancorp;

•	the current and prospective economic, competitive and regulatory environment facing FFBI, Heartland Bancorp and the financial services industry generally;

•	the board of directors’ assessment that FFBI would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as Heartland Bancorp that had a larger infrastructure, wider selection of financial products and services and more prominent market position;

•	Heartland Bancorp’s intention to operate First Federal as a separate subsidiary after the merger, its commitment to retain several members of the First Federal executive management and its intention to retain most of FFBI’s employees;

•	the board of directors’ belief that, while no assurances could be given, the probability of consummating the merger appeared to be high and the business and financial advantages contemplated in connection with the merger appeared achievable within a reasonable time frame;

•	the fact that dissenters’ rights will be available under Delaware law with respect to the merger;

•	the likelihood of Heartland Bancorp obtaining regulatory approval of the merger; and

•	the likelihood of FFBI stockholders approving the merger.

FFBI’s board of directors also considered the following factors as generally weighing against a decision to enter into the merger agreement:

•	the fact that the all-cash purchase price would not allow FFBI’s stockholders to participate in any of the synergies created by the merger or in any future growth of FFBI and will be taxable to FFBI’s stockholders upon completion of the merger;

•	the fact that FFBI’s directors and executive officers have interest in the merger that are in addition to or different from it stockholders generally;

•	the fact that FFBI may be obligated to pay a termination fee to Heartland Bancorp in the event the merger agreement is terminated under certain circumstances;

•	the conditions to Heartland Bancorp’s obligation to complete the merger and the right of Heartland Bancorp to terminate the merger agreement in certain circumstances; and

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on FFBI’s employees and customers and its relationships with third parties.

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The foregoing discussion of the information and factors considered by FFBI’s board of directors is not intended to be exhaustive, but constitutes all material factors considered by the FFBI board of directors. In reaching its determination to approve and recommend the merger, the FFBI board of directors did not quantify or otherwise attempt to assign specific or relative weights to any of the foregoing and individual directors may have weighed factors differently.

Opinion of FFBI’s Financial Advisor

On July 6, 2006, FFBI retained KBW to evaluate FFBI’s strategic alternatives and to evaluate any specific proposals that might be received regarding an acquisition of FFBI. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. The FFBI board of directors selected KBW on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger.

Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to stockholders of FFBI. KBW delivered its opinion to the FFBI board of directors that, as of November 3, 2006, the merger consideration is fair, from a financial point of view, to the stockholders of FFBI. No limitations were imposed by the FFBI board of directors upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. The entire opinion is attached hereto as Appendix B.

The full text of the opinion of KBW, which is attached as Appendix B to this proxy statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement is qualified in its entirety by reference to the opinion.

In connection with this opinion KBW reviewed certain financial and other business data supplied to KBW by FFBI, including: (i) the merger agreement; (ii) Annual Reports for the years ended December 31, 2005, 2004 and 2003; (iii) unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006; and (iv) other information KBW deemed relevant. KBW also discussed with senior management and directors of FFBI the current position and prospective outlook for FFBI. KBW reviewed financial and stock market data of comparable institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparable institutions or proposed changes of control of comparably situated companies.

Analysis of Recent Comparable Acquisition Transactions. In rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months earnings and premium to core deposits. All comparative metrics were as of each respective deal’s announcement date. The analysis included a comparison of the minimum, median and maximum of the above ratios for pending and completed acquisitions announced on or after May 1, 2004, where the seller was a thrift and pricing metrics were available, based on the following four criteria:

(i)	Target had total assets less than $1 billion;

(ii)	Target had a tangible equity / tangible assets ratio less than 10.00%;

(iii)	Target had last twelve months return on average equity between 0% - 10%; and

(iv)	Target was headquartered in the Midwest region of the United States

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The selected comparable transactions that the four criteria produced include the following:

Acquiror	Target
Farmers & Merchants Bancorp, Inc.	MCM Savings Bank FSB
Hometown Community Bancorp, Inc.	Progressive Bancorp, Inc.
MainSource Financial Group	HFS Bank FSB
MutualFirst Financial, Inc.	Fidelity FSB of Marion
Park National Corp	First Federal Bancorp, Inc.
Great River Holding Co.	First Federal Bancorp
Sky Financial Group, Inc.	Falls Bank
MidCountry Financial Corp.	FSF Financial Corp.
Pulaski Financial Corp.	CWE Bancorp, Inc.
Peotone Bancorp, Inc.	Vermilion Bancorp, Inc.

KBW derived the minimum, median and maximum pricing metrics of the selected comparable transactions:

	Price to
	Tangible Book	LTM Earnings	Core Deposit Premium
Minimum	147.8%	16.4x	1.4%
Median	173.0%	23.9x	11.9%
Maximum	194.9%	38.6x	17.3%
Acquisition of FFBI: $23.00 per share	162.5%	55.3x	4.7%

KBW viewed the four aforementioned criteria as the most appropriate in deriving a comparable transaction value based on FFBI’s size, capital base and earnings. KBW viewed the fact that the combined criteria produced a comparable group with 10 transactions as being significant for the purposes of comparison. KBW viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the comparable group on a minimum, median and maximum basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

Given that the value of the consideration to be paid in the merger, as of the date of the opinion, is in the range of values for two of the metrics and significantly higher on the third metric, KBW believes that this analysis supports the fairness, from a financial point of view, to stockholders of FFBI of the consideration to be paid in the merger.

Discounted Cash Flow Analysis. KBW performed two discounted cash flow analyses to estimate a range of intrinsic values per share of FFBI common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future net income that FFBI could generate over the next five years and (2) the present value of a terminal value, which is a representation of the current value of an entity at a specified time in the future. The terminal value was determined by applying (1) a range of price to earnings multiples based on comparative transactions and (2) a range of price to tangible book value multiples based on comparative transactions. KBW calculated the following two intrinsic valuation ranges: (1) market sensitivity analysis based on a transaction multiple of earnings; and (2) market sensitivity analysis based on tangible book value.

The market sensitivity analysis based on a transaction multiple applied a range of year five terminal value multiples of 20.0x to 28.0x based on a midpoint price to last twelve months earnings multiple of 24.0x. The

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midpoint terminal multiple was based on the median price to last twelve months earnings multiple paid for Midwest thrifts with assets less than $1 billion, tangible equity to assets ratio less than 10%, latest twelve months return on average equity between 0% and 10%, and announced on or after May 1, 2004. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 13.0%. Based on the foregoing criteria and assumptions, KBW determined that the present value of FFBI common stock when applying the market sensitivity analysis based on a transaction multiple of earnings ranged from $12.61 to $18.28 per share, with a midpoint of $15.87.

The market sensitivity analysis based on tangible book value applied a range of year five tangible book value multiples of 1.53x to 1.93x based on a midpoint price to tangible book multiple of 1.73x. The midpoint terminal multiple of tangible book value was based on the median price to tangible book multiple paid for Midwest thrifts with assets less than $1 billion, tangible equity to assets ratio less than 10%, latest twelve months return on average equity between 0% and 10%, and announced on or after May 1, 2004. The discount rate applied to the projected cash flows and calculated terminal value ranged from 10.0% to 13.0%. Based on the foregoing criteria and assumptions, KBW determined that the present value of FFBI common stock when applying the market sensitivity analysis based on tangible book value ranged from $15.89 to $22.30 per share, with a midpoint of $19.06.

Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, exceeds the two intrinsic value ranges derived from the discounted cash flow analyses, KBW believes that these analyses support the fairness, from a financial point of view, to stockholders of FFBI of the consideration to be paid in the merger.

The intrinsic values of FFBI derived using discounted cash flow analysis do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings estimates, terminal values, and discount rates.

Based on the above analyses, KBW concluded that the consideration paid in the merger, was fair, from a financial point of view, to stockholders of FFBI. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW’s analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the merger (or alternatives thereto) nor does it constitute a recommendation to any stockholder of FFBI as to how such stockholder should vote with respect to the merger proposal.

KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and FFBI. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

KBW will receive a fee of approximately $240,000 for services rendered in connection with advising FFBI and issuing a fairness opinion regarding the merger. As of the date of this proxy statement, KBW had received $50,000 of

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such fee, with the remainder of the fee due upon the closing of the transaction. KBW will also be reimbursed for its reasonable out-of-pocket expenses and disbursements (including fees and reasonable counsel expenses). FFBI will indemnify KBW for any losses, claims, damages or liabilities relating to or arising out of KBW’s role in connection with advising FFBI and issuing a fairness opinion regarding the merger, except where a final judicial determination finds that such loss, claim, damages or liability resulted from KBW’s bad faith or gross negligence. FFBI will reimburse KBW for all expenses (including counsel fees) incurred in connection with pending or threatened litigation to which KBW is a party and arising out of KBW’s advising FFBI and issuing a fairness opinion regarding the merger.

Interests of Directors and Officers in the Merger that are Different From Your Interests

Some members of FFBI’s management and board of directors may have interests in the merger that are in addition to or different from the interests of FFBI stockholders. The FFBI board of directors were aware of these interests and considered them in approving the merger agreement. Included below is a summary of some of the agreements and benefit plans under which officers or directors participate and under which benefits will be paid in accordance with the merger agreement.

Termination of Employment Agreements, Change in Control Agreements and Entry into New Employment Agreements. In connection with the execution of the merger agreement, James J. Stebor, President and Chief Executive Officer of FFBI and First Federal, and Mark A. Tyrpin, Senior Vice President of First Federal, each entered into an employment agreement with First Federal, to be effective only upon the consummation of the merger (the “New Employment Agreements”), under which Mr. Stebor and Mr. Tyrpin will be employed as President and Senior Vice President, respectively, of First Federal after the merger and Mr. Stebor’s current employment agreements with FFBI and First Federal and Mr. Tyrpin’s change in control agreement with First Federal will be terminated in exchange for a lump sum cash payment. The lump sum cash payments to be made to Mr. Stebor and Mr. Tyrpin at the closing of the merger are $540,000 and $214,000, respectively. The New Employment Agreements with First Federal include the following provisions:

•	terms of one-year, subject to automatic renewal on an annual basis unless notice of non-renewal is provided by First Federal;

•	base salaries for Mr. Stebor and Mr. Tyrpin of $185,000 and $125,000, respectively;

•	eligibility for a performance bonus, vacation and a stock purchase opportunity, under which the officer will have the opportunity to purchase a varying amount of Class A non-voting common stock of Heartland Bancorp during the 60 day period immediately following the close of the merger;

•	non-competition and non-solicitation provisions under which for a period of one year following the officer’s termination the officer will be prohibited from competing with Heartland Bancorp in an area that encompasses a 10 mile radius from each banking office of Heartland Bancorp and First Federal (and a 25 mile radius from First Federal’s Quincy office);

•	payments equal to one year’s base salary following a change in control and subsequent termination of employment; and

•	a car allowance and country club dues.

In addition, two additional executive officers of First Federal entered into similar employment agreements to those entered into by Mr. Stebor and Mr. Tyrpin, under which the executive officers will be employed by First Federal after the merger and the executive officers’ change in control agreements will be terminated in exchange for a lump sum cash payment.

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FFBI Stock Options. Immediately prior to the closing of the merger, all outstanding options to purchase shares of FFBI common stock will become immediately exercisable and vested, to the extent not already exercisable and vested. At the closing of the merger, all options will be cancelled and FFBI will pay each holder an amount equal to the difference between the $23.00 per share merger consideration and the exercise price per share of each option, net of any cash that must be withheld under federal and state income and employment tax requirements. As of December 8, 2006, the directors and executive officers of FFBI and First Federal held options to purchase a total of 164,037 shares of FFBI common stock with a weighted average exercise price of $15.20. The following table reflects for FFBI directors and executive officers the number of options held by each and the payment that each will receive in exchange for his or her options.

Name	Total Number of Options	Total Payment for Options
B. Bradford Billings	10,701	$12,751
Franklin M. Hartzell	9,112	71,985
Murrel Hollis	8,712	68,825
Gerald L. Prunty	7,212	56,975
Stephan L. Roth	5,726	45,235
James J. Stebor	42,850	338,515
Richard D. Stephens	8,969	70,855
Mark A. Tyrpin	33,637	265,732
Other executive officers (3 persons)	37,118	293,232

Termination of First Federal Bancshares, Inc. ESOP. FFBI will terminate its employee stock ownership plan upon completion of the merger. All shares remaining after repayment of the outstanding ESOP loan balance (“surplus shares”) will be allocated to participants who were employed by First Federal immediately preceding the completion of the merger. The surplus shares will be allocated to the eligible participants, including James J. Stebor and Mark A. Tyrpin, in proportion to their account balances as of the first day of the ESOP valuation period, to the extent allowed under applicable law and the governing documents of the plan.

Protection of FFBI Directors and Officers Against Claims. Heartland Bancorp has agreed to indemnify and hold harmless each present and former director and officer of FFBI and its subsidiaries for a period of six years following consummation of the merger from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent that he or she would have been entitled under FFBI’s, or the subsidiary’s, certificate of incorporation and bylaws. Heartland Bancorp will advance any related costs to each of these persons as they are incurred in certain circumstances. Heartland Bancorp will also maintain a policy of directors’ and officers’ liability insurance coverage for the benefit of FFBI’s directors and officers for three years following consummation of the merger, subject to certain limitations on the amount of premiums to be paid.

Appointment of Directors of First Federal Bank to New Board of First Federal Bank. Upon the closing of the merger, the President of First Federal, Mr. Stebor, and three of the other current directors of First Federal, will be appointed to the board of directors of First Federal after the merger. It has not been determined which of the First Federal board members will continue to serve in such capacity. The directors of First Federal after the merger will receive fees for their service on the board.

Approvals Needed to Complete the Merger

In addition to the approval of the merger agreement by the FFBI stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Federal Reserve Bank of Chicago. In reviewing the application, the Federal Reserve Bank of Chicago must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the Federal Reserve Bank of Chicago may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive. Heartland Bancorp filed an application with the Federal Reserve Bank of Chicago on                         .

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In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve Bank of Chicago within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. While the parties to the merger agreement believe that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger. If such proceeding is instituted or challenge is made, the parties to the merger agreement cannot ensure a favorable result.

The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Merger Agreement—Conditions to Completing the Merger” and “The Merger Agreement — Other Provisions of the Merger Agreement —Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the merger agreement and described under “The Merger Agreement—Conditions to Completing the Merger.”

The approval of any application merely implies the satisfaction of regulatory criteria for approval that does not include review of the merger from the standpoint of the adequacy of the consideration to be received by FFBI stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

Financing the Merger

The total amount of funds required to consummate the merger is estimated to be approximately $30.3 million. The funds Heartland Bancorp will use to satisfy its obligations will be obtained from: (1) funds borrowed by Heartland Bancorp from a commercial bank; and (2) cash on hand. The merger is not conditioned on any financing arrangements.

Accounting Treatment of the Merger

The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Heartland Bancorp and FFBI will be treated as one company as of the date of the merger, and Heartland Bancorp will record the fair value of FFBI’s assets (including intangible assets which arise from either contractual or other legal rights or are separable) and liabilities on its consolidated financial statements. Acquisition costs in excess of the fair value of the net assets acquired will be recorded as goodwill. Goodwill will not be amortized for financial accounting purposes, but instead will be tested for impairment annually. FFBI’s results of operations will be included in Heartland Bancorp’s consolidated income statement after completion of the merger.

Dissenters’ Appraisal Rights

Under Delaware law, if you both properly make a demand for appraisal in writing prior to the vote taken at the special meeting and you do not vote in favor of the merger, you have the right to seek an appraisal of the fair value of your FFBI common stock and receive a cash payment of such fair value. FFBI stockholders electing to exercise dissenters’ appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. FFBI will require strict compliance with the statutory procedures. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

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Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes FFBI’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to exercise your appraisal rights and demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to FFBI a written demand for appraisal of your shares before the stockholder vote on the merger is taken. This written demand for appraisal must be in addition to and separate from any abstention from or vote against the merger, whether by proxy or in person. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•	You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously be the record holder of your shares from the date of making the demand for appraisal through the effective time of the merger.

•	You must otherwise comply with the statutory requirements of Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive payment for your shares of FFBI common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of FFBI common stock.

All demands for appraisal should be addressed to the Corporate Secretary, First Federal Bancshares, Inc., 109 East Depot Street, Colchester, Illinois 62326, before the vote on the merger is taken at the special meeting. Any demand should be executed by or on behalf of the record holder of the shares of FFBI common stock. The demand must reasonably inform FFBI of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

To be effective, a demand for appraisal by a holder of FFBI common stock must be made by or in the name of such registered stockholder. A demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares. If you hold your shares of FFBI common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

If shares are owned of record by a fiduciary, such as a trustee, guardian or custodian, execution of a demand for appraisal should be made by the record owner in its fiduciary capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial

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owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

Within 10 days after the effective date of the merger, Heartland Bancorp must give written notice to each FFBI stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger that the merger has become effective. Within 120 days after the effective date, either Heartland Bancorp or any stockholder who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery (“Chancery Court”) demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Heartland Bancorp does not presently intend to file this petition in the event there are such stockholders and has no obligation to do so. Accordingly, the failure of a stockholder to file a petition under Section 262 within the period specified could nullify such stockholder’s previously written demand for appraisal.

Within 120 days after the effective date of the merger, any FFBI stockholder who has complied with the requirements of Section 262 is entitled to receive upon written request to Heartland Bancorp a written statement from Heartland Bancorp that sets forth the aggregate number of shares not voted in favor of the merger and for which demands for appraisal have been received and the aggregate number of stockholders that made demands for appraisal. The Heartland Bancorp statement must be mailed to the stockholder within 10 days after Heartland Bancorp received the stockholders’ written request or the expiration of the time period for delivery of demands for appraisals, whichever is later.

At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for his or her shares of FFBI common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Heartland Bancorp, Heartland Bancorp will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders named on such list, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on the stock certificates of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of FFBI common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the fair value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive payment, upon surrender by such holders of the certificates representing the shares entitled to appraisal.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

Costs of the appraisal proceeding may be imposed upon Heartland Bancorp and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares

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(other than with respect to payment as of a record date prior to the effective date of the merger); however, if no petition for appraisal is filed within 120 days after the effective date, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease and the stockholder will be entitled to receive the cash payment for shares of his or her FFBI common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date of the merger.

In view of the complexity of Section 262, FFBI stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

The Merger Agreement

The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

When Will the Merger be Completed

The closing of the merger will take place on a date designated by Heartland Bancorp and FFBI that is no later than the fifth business day of the month following the month in which all of the conditions to the merger contained in the merger agreement are satisfied or waived. See “—Conditions to Completing the Merger.” On the closing date, Heartland Bancorp will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time stated in the certificate of merger.

FFBI and Heartland Bancorp expect to complete the merger in the first calendar quarter of 2007. However, neither FFBI nor Heartland Bancorp can guarantee when or if the required regulatory approvals will be obtained. See “The Merger—Approvals Needed to Complete the Merger.” Furthermore, either FFBI or Heartland Bancorp may terminate the merger agreement if, among other reasons, the merger has not been completed on or before August 31, 2007, unless failure to complete the merger by that time is due to the failure of the party seeking to terminate the agreement to perform its obligations set forth in the merger agreement. See “—Other Provisions of the Merger Agreement—Terminating the Merger Agreement.”

Conditions to Completing the Merger

The respective obligations of FFBI and Heartland Bancorp to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

•	no preliminary or permanent injunction or other order by any federal or state court that prevents consummation of the merger shall have been issued and remain in effect and no statute, rule or regulation shall have been enacted, promulgated or enforced by any applicable governmental authority that prohibits or makes illegal the consummation of the merger;

•	the merger agreement and the merger shall have been duly approved by the requisite vote of the stockholders of FFBI;

•	Heartland Bancorp shall have received the regulatory approvals to acquire FFBI and to consummate the merger and all required waiting periods shall have expired; provided, however, that Heartland Bancorp is not obligated to accept nonstandard conditions or restrictions in the regulatory approvals that would materially and adversely impact the economic and business benefits to Heartland Bancorp of the merger;

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•	the other party having performed in all material respects its obligations under the merger agreement;

•	the other party’s representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, although for purposes of the closing condition a party’s representations and warranties will be accurate in all respects unless the failure of the representations or warranties would have a material adverse effect on the party; and

•	the other party shall have delivered all of the certificates, documents and other items set forth in the merger agreement, including legal opinions from counsel.

The obligation of Heartland Bancorp to complete the merger is also conditioned on the following:

•	there must not have been any action taken, or any applicable law or regulation enacted, promulgated or issued which would prohibit Heartland Bancorp’s ownership or operation of all or a material portion of FFBI’s business or assets, whether at the closing of the merger or at some future date, which would compel Heartland Bancorp to dispose of or hold separate all or a material portion of FFBI’s business or assets or which would render Heartland Bancorp or FFBI unable to consummate any aspect of the merger;

•	FFBI must obtain any required consent or waiver of the other party to any material lease, license, loan or financing agreement or other contract or agreement to which FFBI or any of its subsidiaries is a party, unless the failure to obtain such consent or waiver would not have a material adverse effect on FFBI;

•	no action, suit, proceeding or claim must have been (i) instituted or made by any person, or (ii) to FFBI’s knowledge, threatened by any person, in each case relating to the merger or the validity or propriety of any aspect of the merger or seeking damages or other relief that would have a material adverse effect on FFBI or Heartland Bancorp;

•	the aggregate number of dissenting shares must not exceed 10% of the outstanding shares of FFBI common stock;

•	FFBI’s adjusted stockholders’ equity as of the end of the month prior to the month in which closing occurs must be not less than the sum of (i) $20,532,000 plus (ii) the aggregate consideration, if any, received by FFBI in connection with the exercise of FFBI stock options plus (iii) any tax benefit reflected in FFBI’s consolidated stockholders’ equity related to the exercise of FFBI stock options prior to the closing of the merger (adjusted stockholder’ equity will be calculated to exclude (i) any realized gains with respect to any sales of securities occurring after September 30, 2006, (ii) with respect to any securities that were classified as available for sale or as trading securities, any change in the amount of the adjustment required pursuant to Statement of Financial Accounting Standards No. 115 resulting from changes in unrealized gains and losses occurring after September 30, 2006, (iii) any accounting adjustments as reasonably requested by Heartland Bancorp and (iv) FFBI merger transaction expenses, not to exceed $600,000);

•	from the date of the merger agreement to the closing of the merger, there must be and have been no change that would have or would reasonably be expected to have a material adverse effect on FFBI from that which was represented and warranted on the date of the merger agreement;

•	the employment agreements entered into by certain executive officers of First Federal and FFBI must be in full force and effect and must not have been amended, restated, supplemented or otherwise modified without the prior written consent of Heartland Bancorp;

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•	Heartland Bancorp must have received the resignations from all directors of First Federal and those officers of First Federal that Heartland Bancorp has identified in writing at or prior to the closing of the merger;

•	Heartland Bancorp must have received evidence, in form and substance acceptable to Heartland Bancorp in its sole discretion, reflecting that FFBI has paid in full all of its merger transactional expenses; and

•	Heartland Bancorp must have received evidence reasonably satisfactory to it from First Federal’s data processor that certain provisions of the agreement between the data processor and First Federal will not apply to Heartland Bancorp or any of its subsidiaries, other than First Federal.

The obligation of FFBI to complete the merger is also conditioned on Heartland Bancorp depositing with the paying agent a sufficient amount of cash to pay the aggregate merger consideration.

Under the merger agreement, a material adverse effect for FFBI means an effect that is or could reasonably be expected to be material and adverse to the financial condition, assets, business, or results of operations of FFBI, and First Federal, taken as a whole, or that would reasonably be expected to materially affect the ability of FFBI, Heartland Bancorp, Heartland Acquisition Corporation, First Federal or Heartland Bank to consummate the merger. In determining whether a material adverse effect has occurred, the effect of the following are excluded:

•	any effects resulting from any changes in any law, rule, regulation, regulatory accounting principles or United States generally accepted accounting principles, or any interpretations thereof that apply generally to financial institutions;

•	changes in economic conditions or financial market conditions affecting the banking and thrift industries generally;

•	any action or omission of FFBI or First Federal taken or omitted to be taken pursuant to the terms of the merger agreement or with the written consent or at the written direction of Heartland Bancorp; or

•	the effects of the direct out-of-pocket costs of compliance with the merger agreement on the results of FFBI’s operations.

You can find the details of the conditions to the merger in Article VIII and Article II of the merger agreement located in Appendix A. Neither party to the merger agreement can guarantee that all of these conditions will be satisfied or waived.

Other Provisions of the Merger Agreement

Although the completion of the merger requires stockholder approval, many provisions of the merger agreement became effective immediately upon its signing. Your vote was not required to make these provisions binding obligations of Heartland Bancorp and FFBI.

Representations and Warranties. Heartland Bancorp and FFBI have made certain customary representations and warranties to each other in the merger agreement relating to each party’s business. A party can terminate the merger agreement if the other party’s representations and warranties are not true and correct resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles III and IV of the merger agreement located in Appendix A.

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The representations and warranties contained in the merger agreement were made only for the purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosure between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors as statements of factual information.

Cooperation and Conduct of Business; Agreement Not to Solicit Other Proposals. Each party has agreed to cooperate in completing the merger and FFBI has agreed to operate its business in the ordinary course and avoid extraordinary transactions between the signing of the merger agreement and the completion of the merger. You can find details of these obligations in Article V of the merger agreement located in Appendix A.

In addition, FFBI and its officers, directors, employees, investment bankers, financial advisors, counsel, accountants, representatives and agents may not, directly or indirectly, make, encourage, facilitate, take any action designed to facilitate, solicit, induce, assist or initiate any inquiry or proposal or participate in any negotiations with, discuss with, or provide any information to, any person relating to a competing proposal with a third party. A competing proposal includes the following:

•	any merger, consolidation or other similar transaction with FFBI or one of its significant subsidiaries;

•	a purchase, lease or other acquisition of all or substantially all of the assets of FFBI or one of its significant subsidiaries;

•	a purchase or other acquisition which would cause a person or group to become the beneficial owner of 15% or more of common stock of FFBI or any of its significant subsidiaries;

•	any tender or exchange offer to acquire 15% or more of the common stock of FFBI;

•	a public proxy or consent solicitation made to stockholders of FFBI seeking proxies in opposition to the proposal set forth in this proxy statement to approve the merger agreement;

•	a liquidation, dissolution or recapitalization of FFBI or First Federal;

•	a sale outside the ordinary course of business of a significant amount of the assets of FFBI or First Federal;

•	a purchase or sale of shares of capital stock of FFBI or First Federal;

•	any similar transactions involving FFBI or First Federal, other than the transactions contemplated by the merger agreement;

•	the filing of an application or notice with the Federal Reserve, the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions reference above; or

•	a bona fide proposal to FFBI or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in any of the foregoing.

Despite the agreement not to solicit other competing proposals, the board of directors of FFBI may, at any time prior to stockholder approval of the merger, generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited proposal, provided that the board of directors:

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•	determines in good faith, after receipt of advice of outside counsel, that failure to provide information or to participate in negotiations or discussions would likely be inconsistent with its fiduciary duties to FFBI stockholders; and

•	provides Heartland Bancorp with at least two business days’ written notice of its intention to provide information or to participate in negotiations or discussions and provide Heartland Bancorp with a copy of all information provided to the third party.

Employee Matters. Heartland Bancorp or Heartland Bank will assume all FFBI and First Federal employee benefit plans and, except as provided in the merger agreement, each plan will be continued in effect by Heartland Bancorp after the closing of the merger, subject to the power reserved to Heartland Bancorp to subsequently amend or terminate such plan.

In addition, at or as promptly as practicable after closing of the merger, Heartland Bancorp or Heartland Bank will provide to each employee of FFBI and First Federal, as of the closing of the merger, the opportunity to participate in each employee benefit plan and program maintained by Heartland Bancorp or Heartland Bank for similarly situated employees. With respect to such plans, employees will receive credit for service with FFBI or First Federal for purposes of vesting and determination of eligibility to participate, but not for purposes of benefit accrual. FFBI employees, however, will not be subject to any waiting periods or pre-existing condition exclusions under such plans to the extent that such periods are longer or impose restrictions greater than the periods or limitations imposed under FFBI employee benefit plans. Further, Heartland Bancorp is not obligated to provide, or cause to be provided, any benefits under its employee benefit plans that are duplicative of those provided under FFBI benefit plans continued as described above.

Under the current First Federal Bank Severance Compensation Plan, upon a change in control of FFBI, eligible employees whose employment is terminated or who terminate employment upon the occurrence of events specified in the severance plan within twelve months of the effective date of the change in control will be entitled to a severance payment based on the individual’s compensation and years of service. Generally, the severance benefit equals two weeks compensation for each year of service, up to a maximum of twelve months compensation.

In connection with the merger, First Federal agreed to make the following amendments to the severance plan:

•	Clarify that the officers receiving change in control payments, including James J. Stebor and Mark A. Tyrpin, will not also be eligible for a severance benefit under the severance plan;

•	Clarify that a material reduction in benefit or perquisites available to the participant will not be deemed to occur if the participant is entitled to benefits substantially similar to the benefits provided to similarly situated Heartland Bancorp employees; and

•	Specify that the severance plan terminates one year from the closing date of the merger.

Changing the Terms of the Merger Agreement. Before the completion of the merger, FFBI and Heartland Bancorp may agree to waive, amend or modify any provision of the merger agreement. However, after the adoption of the merger agreement by FFBI stockholders, FFBI and Heartland Bancorp cannot make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by FFBI’s stockholders under the terms of the merger agreement without further approval of FFBI’s stockholders.

Terminating the Merger Agreement. FFBI and Heartland Bancorp may mutually agree at any time to terminate the merger agreement and not complete the merger, even if FFBI’s stockholders have approved the merger agreement. In addition, either FFBI or Heartland Bancorp may decide, without the consent of the other, to terminate the merger agreement:

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•	if any of the closing conditions are impossible to satisfy prior to, or the merger is not consummated by, August 31, 2007 (unless the impossibility, or failure to consummate, is due to the action or failure to act by the party seeking to terminate the merger agreement);

•	if FFBI stockholders fail to approve the merger agreement; although FFBI may not terminate the merger agreement if it has failed to comply in all material respects with its stockholders’ meeting and recommendation obligations;

•	in the event of (i) the failure of any representation or warranty to be true; or (ii) a breach by the other party of any covenant or agreement, which failure or breach would result in the failure to satisfy any closing conditions contained in the merger agreement; or

•	if the other party commits a willful act or omission that constitutes a breach of its obligations under the merger agreement and such willful act or omission is not cured within ten days after receipt by the breaching party of written demand for cure.

Termination by FFBI. FFBI may also terminate the merger agreement if each of the following conditions is met:

•	FFBI has complied with its obligations not to solicit competing proposals;

•	The FFBI board of directors has determined, in its good faith judgment (based on the advice of its financial advisor) that it has received a superior proposal and that it would be in the best interest of FFBI stockholders to pursue the superior proposal; and

•	FFBI has tendered, in immediately available funds, the required termination fee of $1.5 million.

However, FFBI may not terminate the merger agreement until five business days after the superior proposal has been delivered to Heartland Bancorp, together with a summary of the terms of the superior proposal and such other information required under FFBI’s obligations under the merger agreement not to solicit competing proposals.

Termination by Heartland Bancorp. Heartland Bancorp may also terminate the merger agreement:

•	if after the date of the merger agreement, any third party has commenced or made a competing acquisition proposal, and thereafter the FFBI board of directors withdraws, or materially and adversely modifies or changes, its recommendation of the merger agreement; or

•	pursuant to the provisions of the merger agreement relating to the inability of the parties to agree on a course of action regarding certain environmental matters.

Termination Fee.

$1.5 Million Termination Fee. FFBI must pay Heartland Bancorp a termination fee of $1.5 million if any of the following occur:

•	FFBI terminates the merger agreement in order to pursue a superior proposal; or

•	Heartland Bancorp terminates the merger agreement as a result of (i) a third party making a competing proposal and (ii) the FFBI board of directors withdrawing, or materially and adversely modifying or changing, its recommendation of the merger agreement or any aspect of the merger.

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$750,000 Termination Fee. FFBI must pay Heartland Bancorp a termination fee of $750,000 if:

•	FFBI stockholders fail to approve the merger agreement; and

•	a competing proposal is publicly announced or otherwise communicated or made known to the FFBI board of directors prior to the date of the stockholders’ meeting.

$350,000 Termination Fee. FFBI must pay Heartland Bancorp a termination fee of $350,000 if Heartland Bancorp terminates the merger agreement due to any of the following:

•	if certain of the closing conditions are impossible to satisfy prior to August 31, 2007;

•	in the event of (i) the failure of any of FFBI’s representations or warranties to be true; or (ii) a breach by FFBI of any covenant or agreement, which would result in the failure to satisfy any closing conditions; or

•	the failure of FFBI stockholders to approve the merger agreement.

In addition, FFBI must pay Heartland Bancorp a termination fee of $350,000 if FFBI terminates the merger agreement as a result of the failure of its stockholders to approve the merger agreement.

$1.5 Million Stepped Fee. FFBI must pay Heartland Bancorp a termination fee equal to the difference between $1.5 million and any termination fee previously paid if:

•	FFBI has received, or a third party has commenced or made, a competing proposal prior to the termination of the merger agreement;

•	FFBI enters into an agreement relating to the competing proposal within 15 months after the termination of the merger agreement; and

•	the merger agreement was previously terminated as result of any of the following:

•	the merger agreement was terminated by either party due to FFBI stockholders failing to approve the merger agreement;

•	the merger agreement was terminated by Heartland Bancorp due to FFBI’s failure to perform certain of its closing obligations under the merger agreement prior to August 31, 2007;

•	the merger agreement was terminated by either party after August 31, 2007; or

•	the merger agreement was terminated by either party as a result of the other party’s willful breach of its obligations under the merger agreement.

Reciprocal $350,000 Fee. If the merger agreement is terminated by either party because the other party committed and does not properly cause a willful act or omission that constitutes a breach of its obligations under the merger agreement, the breaching party must pay the non-breaching party a termination fee of $350,000.

Heartland Bancorp Termination Fee. Heartland Bancorp must pay FFBI a termination fee of $350,000 if FFBI terminates the merger agreement due to:

•	if certain of the closing conditions are impossible to satisfy prior to August 31, 2007;

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•	in the event of (i) the failure of any of FFBI’s representations or warranties to be true; or (ii) a breach by FFBI of any covenant or agreement, which would result in the failure to satisfy any closing conditions; or

•	the failure of Heartland Bancorp to have received the regulatory approvals required to consummate the merger; although no payment is required in the event regulatory approval was not obtained or the regulatory applications were withdrawn for reasons solely attributable to FFBI or First Federal.

Expenses. Except as described above, all costs and expenses in connection with the merger will be paid by the party incurring the expense.

PROPOSAL 2: OTHER MATTERS

As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the special meeting. However, if any other business shall properly come before the special meeting (or any adjournment or postponement thereof), the board of directors intends that properly completed proxies will be deemed to confer authority to the individuals names as authorized on the proxy to vote the shares represented by the proxy on any business as may properly come before the Special meeting.

In particular, in the event there are not sufficient votes present in person or represented by proxy to constituted a quorum or to approve the merger agreement at the time of the special meeting, the board of directors may seek an adjournment of the special meeting so that is can solicit additional votes in favor of the approval of the merger agreement. If the board of directors desires to adjourn the special meeting, we will request a motion that the special meeting be adjourned for up to twenty-nine days with respect to the consideration of the approval of the merger agreement. If its passes, no vote will be taken on the approval of the merger agreement at the originally scheduled special meeting. Each proxy solicited, if properly signed and returned to FFBI and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the special meeting. However, no proxy that is voted against the proposal to approve the merger agreement will be voted in favor of adjournment to solicit further proxies for the proposal to approve the merger agreement. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal to authorize the board of directors, in their discretion, to vote upon or transact any other business that may come before the special meeting, including any motion to adjourn the special meeting if necessary to provide additional time to solicit proxies to approve the merger agreement.

Any adjournment will permit FFBI to solicit additional proxies and will permit a greater expression of the stockholders’ view with respect to the proposal to approve the merger agreement. The adjournment may be disadvantageous to stockholders who are against the approval of the merger agreement because an adjournment will give FFBI additional time to solicit favorable votes and thus increase the chances of securing stockholders’ approval of the merger agreement.

If a quorum is not present at the special meeting, no proposal will be acted upon and the board of directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

An adjournment for up to twenty-nine days will require either the setting of a new record date or notice of the adjourned meeting as in the case of the original meeting. FFBI has no reason to believe that an adjournment of the special meeting will be necessary at this time.

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The board of directors unanimously recommends that stockholders vote “FOR” the proposal to grant to the board of directors, as proxy, the authority to vote, in its discretion, with respect to any other matters than may properly come before the special meeting.

Stock Ownership

The following table provides information as of December 8, 2006 about the persons, other than directors and executive officers, known to FFBI to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
First Federal Bank Employee Stock Ownership Plan 109 East Depot Street Colchester, Illinois 62326	172,038	(1)	13.8%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	66,369	(2)	5.3%

(1)	As of December 8, 2006, 86,823 shares had been allocated to participants in the ESOP. The trustee of the ESOP is First Bankers Trust Company, N.A. See “General Information about Voting—Participants in the First Federal Bank ESOP” for discussion of the ESOP’s voting procedures.
(2)	Based on a Schedule 13G/A filed February 14, 2006. According to this filing, Wellington Management Company, LLP has no voting power over these shares and shares dispositive power over these shares with its advisory clients.

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The following table provides information as of December 8, 2006 about the shares of FFBI common stock that may be considered to be beneficially owned by each director, executive officer named in FFBI’s 2006 annual proxy statement, each nominee for director and all directors and executive officers of FFBI as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned		Options Exercisable Within 60 Days	Percent of Common Stock Outstanding(1)
B. Bradford Billings	2,000	(2)	5,481	*	%
Mark K. Bross	1,964	(3)	—	*
Franklin M. Hartzell	24,085	(4)	9,112	2.6
Murrel Hollis	20,835	(5)	8,712	2.3
Gerald L. Prunty	23,485	(6)	7,212	2.4
Dr. Stephan L. Roth	22,271	(7)	5,726	2.3
James J. Stebor	35,468	(8)	42,850	6.1
Richard D. Stephens	21,728		8,969	2.4
Mark A. Tyrpin	27,564	(9)	33,637	4.8
All directors and executive officers as a group (12 persons)	224,830		158,817	27.2%

*	Does not exceed 1.0% of FFBI’s voting securities.
(1)	Based on 1,249,316 shares of FFBI common stock outstanding and entitled to vote as of December 8, 2006, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(2)	Includes 1,200 shares held by Mr. Billings’ spouse.
(3)	Includes 600 shares held by Mr. Bross as custodian for his children.
(4)	Includes 2,500 shares held by Mr. Hartzell’s spouse.
(5)	Includes 3,750 shares held by Mr. Hollis’ spouse.
(6)	Includes 5,550 shares held in trust by Mr. Prunty’s spouse.
(7)	Includes 4,000 shares held in trust by Dr. Roth’s spouse.
(8)	Includes 10,356 shares allocated to Mr. Stebor’s account under the ESOP as to which he has voting but not dispositive power.
(9)	Includes 5,594 shares allocated to Mr. Tyrpin’s account under the ESOP as to which he has voting but not dispositive power. Also includes 3,000 shares held in trust by Mr. Tyrpin’s mother.

Submission of Business Proposals and Stockholder Nominations

FFBI will hold a 2007 Annual Meeting of Stockholders only if the merger is not consummated. FFBI must receive proposals that stockholders seek to have included in the proxy statement for FFBI’s next annual meeting, if one is held, no later than December 19, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from May 23, 2007, a stockholder proposal must be received by a reasonable time before FFBI begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

FFBI’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations

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and/or proposals to the Corporate Secretary not less than 90 nor more than 120 days prior to the date of the annual meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from FFBI.

Where You Can Find More Information

As a public company, FFBI is obligated to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, FFBI’s public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at “http://www.sec.gov.”

BY ORDER OF THE BOARD OF DIRECTORS

Millie R. Shields
Corporate Secretary

Colchester, Illinois

[Mail Date], 2006

Whether or not you plan to attend the special meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

by and among

HEARTLAND BANCORP, INC.,

a Delaware corporation,

HEARTLAND ACQUISITION CORPORATION,

a Delaware corporation and a wholly owned subsidiary of Heartland Bancorp, Inc.,

and

FIRST FEDERAL BANCSHARES, INC.,

a Delaware corporation.

November 3, 2006

i

EXHIBITS

EXHIBIT A	Form of Purchaser Legal Opinion (not included in Appendix A)
EXHIBIT B	Form of Seller Legal Opinion (not included in Appendix A)
EXHIBIT C	Form of Voting Agreement
EXHIBIT D	Form of Amendment to Seller Bank Severance Plan

SCHEDULES (not included in Appendix A)

Schedule 1	Executive Officers
Schedule 4.5(c)	Capitalization and Stockholders – Options
Schedule 4.5(e)	Capitalization and Stockholders – Five Percent Owners of Bancshares Common Stock
Schedule 4.6(a)	Bancshares Subsidiaries – Description
Schedule 4.12(c)	Compliance with Laws – CRA Rating
Schedule 4.13	Litigation
Schedule 4.15(a)	Taxes – Compliance with Laws
Schedule 4.16	Insurance
Schedule 4.17(c)	Loans – Loan Portfolio
Schedule 4.17(e)	Loans – REO and Other Repossessed Property
Schedule 4.17(h)	Loans – Loan and Loan Loss Reserve Policy
Schedule 4.18(a)	Investments – Investment Securities
Schedule 4.18(b)	Investments – Restrictions on Investment Securities
Schedule 4.18(f)	Investments – Asset/Liability Management Policy
Schedule 4.19(a)	Bancshares Benefit Plans
Schedule 4.19(b)	Bancshares Benefit Plans – Qualified Plans
Schedule 4.19(e)	Bancshares Benefit Plans – ERISA Liability
Schedule 4.19(f)	Bancshares Benefit Plans – Deductibility of Payments
Schedule 4.19(h)	Bancshares Benefit Plans – Change in Control
Schedule 4.22(a)	Properties – Ownership of Property
Schedule 4.22(b)	Properties – Ownership of Leases
Schedule 4.27	Additional Disclosure Items
Schedule 4.29	Operations Since December 31, 2005
Schedule 4.33	Broker Matters
Schedule 7.4(c)	Employment Related Documents

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (this “Agreement”) is made and entered into as of the 3rd day of November, 2006, by and among HEARTLAND BANCORP, INC., a Delaware corporation (“Purchaser”), HEARTLAND ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Purchaser (“MergerSub”), and FIRST FEDERAL BANCSHARES, INC., a Delaware corporation (“Bancshares”).

R E C I T A L S:

A. Purchaser is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

B. Bancshares is a registered savings and loan holding company under the Home Owners’ Loan Act, as amended.

C. MergerSub is a Delaware corporation organized by Purchaser solely for the purpose of facilitating the transactions contemplated herein.

D. The Boards of Directors of Purchaser, MergerSub and Bancshares deem it advisable that MergerSub be merged with and into Bancshares in accordance with this Agreement, which provides, among other things, that Bancshares shall be the Surviving Corporation.

E. Purchaser currently anticipates that, at some time following the Merger of MergerSub with and into Bancshares, Purchaser will cause Bancshares to be dissolved and liquidated into Purchaser. Purchaser currently anticipates that it will operate First Federal Bank, a wholly owned subsidiary of Bancshares (“Seller Bank”), as a separate institution for an indefinite period of time following the Merger.

F. Concurrently with the execution and delivery of this Agreement, Bancshares has delivered to Purchaser voting agreements in the form set forth in Exhibit C hereto signed by each of the directors and certain executive officers of Bancshares.

A G R E E M E N T S:

In consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.1:

“Adjusted Stockholders’ Equity” shall mean the consolidated stockholders’ equity of Bancshares, calculated in accordance with GAAP and reflecting, among other things, the recognition of or accrual for all expenses paid, incurred or projected to be paid or incurred by Bancshares or Seller Bank in connection with this Agreement and the Reorganization, but adjusted to exclude (i) any realized gains with respect to any sales of securities occurring after

September 30, 2006, (ii) with respect to securities that are or were classified as available for sale or as trading securities, any change in the amount of the adjustment required pursuant to SFAS 115 resulting from changes in unrealized gains and losses occurring after September 30, 2006 (iii) any adjustments required in connection with the consummation of the Reorganization pursuant to Section 7.5(d) hereof and (iv) Bancshares Transactional Expenses, not to exceed $600,000. In addition, the amount paid or accrued by Bancshares in respect of the Option Spread pursuant to Section 2.6 and amounts paid or accrued in connection with the obligations under the Employment Related Documents shall have no effect on the Adjusted Stockholders’ Equity for any purpose under this Agreement. Bancshares’ Adjusted Stockholders’ Equity shall be calculated by Bancshares as of the close of business on the last day of the month prior to the month in which the Closing Date shall occur, using reasonable estimates of revenues and expenses where actual amounts are not available. Such calculation shall be subject to verification and approval prior to the Closing by certified public accountants selected by Purchaser.

“Advisors” shall have the meaning given to such term in Section 7.10 hereof.

“Affiliate” of, or a Person “Affiliated” with, a specific Person is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Aggregate Option Exercise Price” shall mean the aggregate consideration, if any, received by Bancshares in connection with the exercise of Bancshares Stock Options after the date hereof and prior to the Effective Time.

“Applicable Governmental Authorities” shall mean, with respect to a Person, the Regulatory Authorities and any other federal, state, county or local governmental body, instrumentality, agency, board or official having authority or jurisdiction to enforce any Applicable Law and Regulation.

“Applicable Law(s) and Regulation(s)” shall mean, with respect to a Person, all statutes, laws, ordinances, regulations, rules and rulings, and all published guidelines, interpretive letters, advisories or bulletins, of any Applicable Governmental Authority that are applicable to or binding upon such Person, the conduct of its business or any of its assets.

“Asset/Liability Management Policy” shall have the meaning given to such term in Section 4.18(f) hereof.

“Bancshares” shall mean First Federal Bancshares, Inc., a Delaware corporation and the parent holding company for Seller Bank.

“Bancshares Benefit Plans” shall mean the plans, programs, arrangements and agreements described in Section 4.19(a) hereof.

“Bancshares Capital Trust I” shall mean the trust created pursuant to and in accordance with the Trust Agreement.

“Bancshares Certificate” shall mean a stock certificate evidencing ownership of shares of Bancshares Common Stock.

“Bancshares Common Stock” shall have the meaning given to such term in Section 4.5 hereof.

“Bancshares Disclosure Schedule” shall mean the agreements, lists, instruments and other documentation described or referred to in this Agreement as being included in the Bancshares Disclosure Schedule. The inclusion of a fact, circumstance or event in the Bancshares Disclosure Schedule shall not be deemed an admission by Bancshares that such item represents a material exception or that such item is reasonably likely to result in a Bancshares Material Adverse Effect. The Bancshares Disclosure Schedule was delivered to Purchaser in final and complete form three (3) days prior to Bancshares’ execution of this Agreement.

“Bancshares Financial Statements” shall have the meaning given to such term in Section 4.10(a) hereof.

“Bancshares Material Adverse Effect” shall mean an effect that is or could reasonably be expected to be material and adverse to the financial condition, assets, business, or results of operations of Bancshares, and the Bancshares Subsidiaries, taken as a whole, or that would reasonably be expected to materially affect the ability of Bancshares, Purchaser, MergerSub, the Bank or Seller Bank to consummate the Reorganization; provided, however, that none of (i) any such effects resulting from any changes in any law, rule, regulation, regulatory accounting principles or GAAP, or any interpretations thereof that apply generally to financial institutions such as Purchaser, the Bank, Bancshares and Seller Bank, (ii) changes in economic conditions or financial market conditions affecting the banking and thrift industries generally, (iii) any action or omission of Bancshares or any Bancshares Subsidiary taken or omitted to be taken pursuant to the terms of this Agreement or with the written consent or at the written direction of Purchaser or (iv) the effects of the direct out-of-pocket costs of compliance with this Agreement on the results of Bancshares’ operations shall be considered in determining if a Bancshares Material Adverse Effect has occurred.

“Bancshares Permitted Liens” shall mean (i) liens arising out of judgments or awards in respect of which Bancshares or any Bancshares Subsidiary is in good faith prosecuting an appeal or proceedings for review and in respect of which it has secured a subsisting stay of execution pending such appeal or proceedings; (ii) liens for taxes, assessments, and other governmental charges or levies the payment of which is not past due, or as to which Bancshares or any Bancshares Subsidiary is diligently contesting in good faith and by appropriate proceedings either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, that do not materially impair the use of such property in the operation of the business of Bancshares or any Bancshares Subsidiary or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor’s liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Bancshares or any Bancshares Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Bancshares or any Bancshares Subsidiary arising in the ordinary course of banking business;

“Bancshares Properties” shall mean (i) real estate owned or leased by Bancshares or any Bancshares Subsidiary and used or formerly used in the conduct of its business; (ii) the Seller Bank REO; (iii) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by Bancshares or any Bancshares Subsidiary; (iv) real estate that is held in trust for others by Bancshares or any Bancshares Subsidiary; (v) real estate owned or leased by a partnership or joint venture in which Bancshares or any Bancshares Subsidiary has an ownership interest; and (vi) any other real estate owned or leased by Bancshares or any Bancshares Subsidiary.

“Bancshares Qualified Plans” shall have the meaning given to such term in Section 4.19(b) hereof.

“Bancshares Regulatory Reports” shall have the meaning given to such term in Section 4.18 hereof.

“Bancshares SEC Reports” shall have the meaning given to such term in Section 4.7 hereof.

“Bancshares Stock Option Plans” shall mean the First Federal Bancshares, Inc. 2001 Stock-Based Incentive Plan and the PSFB Bancorp, Inc. 2000 Stock-Based Incentive Plan, both as amended, modified, supplemented or restated from time to time.

“Bancshares Stock Options” shall mean the 201,840 stock options granted or assumed by Bancshares, under the Bancshares Stock Option Plans or otherwise, prior to the date of this Agreement that are outstanding.

“Bancshares Subsidiaries” shall mean Seller Bank, Bancshares Capital Trust I, and any corporation and other entity that Bancshares directly or indirectly controls, or of which Bancshares directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures in which Bancshares has an equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity. The term “Bancshares Subsidiary” shall mean any single subsidiary constituting one of the several Bancshares Subsidiaries.

“Bancshares Transactional Expenses” shall mean all Professional Fees, the costs of preparing, printing and mailing the Proxy Statement, and all other costs and expenses incurred by Bancshares and Seller Bank in connection with this Agreement, the Reorganization and the other transactions contemplated hereby.

“Bank” shall mean Heartland Bank and Trust Company, an Illinois state chartered non-member bank that is wholly owned by Purchaser, with its main office located in Bloomington, Illinois.

“Best Efforts” shall mean commercially reasonable good faith efforts.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day that the Bank is authorized or required to be closed.

“Certificate of Merger” shall mean the certificate of merger to be filed by Bancshares and MergerSub with the Secretary of State of the State of Delaware pursuant to Section 2.2 hereof.

“Change in Control Benefit” shall have the meaning given to such term in Section 4.19(a) hereof.

“Closing” shall mean the actions required to consummate the Reorganization which shall take place as provided in Article II hereof after the satisfaction or waiver of all of the conditions set forth in Article VIII hereof.

“Closing Date” shall mean the date the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Competing Proposal” shall have the meaning given to such term in Section 5.4(b) hereof.

“Confidentiality Agreement” shall mean that agreement dated June 2, 2006 between Purchaser and Bancshares.

“DIF” shall mean the Deposit Insurance Fund administered by the FDIC.

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Disclosure Schedule Related Breach” shall have the meaning given to such term in Section 7.6(b) hereof.

“Disclosure Schedule Update” shall have the meaning given such term in Section 7.6(b) hereof.

“Dissenting Share” shall mean a share of Bancshares Common Stock held by any Person who properly exercises (including timely perfection and timely compliance with all other requirements under Section 262 of the DGCL) any appraisal rights under the DGCL with respect to such share.

“Effective Time” shall mean the time at which the Certificate of Merger relating to the Merger that will be filed pursuant to Section 2.2 hereof shall become effective in accordance with the DGCL.

“Employment Related Documents” shall have the meaning given to such term in Section 7.4(c) hereof.

“Environmental Law(s)” shall mean any law, regulation, rule, ordinance or similar requirement which governs or protects the environment or human safety enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ESOP” shall have the meaning given to such term in Section 4.19(h) hereof.

“ESOP Loan” shall have the meaning given to such term in Section 4.19(h) hereof.

“FDI Act” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System.

“FIRF” shall mean the multiple-employer pension plan known as the “Financial Institutions Retirement Fund” in which Bancshares has participated and to which it has made contributions.

“GAAP” shall mean generally accepted accounting principles in the United States as historically applied on a consistent basis by Bancshares and Seller Bank.

“Guarantee Agreement” shall mean that certain Guarantee Agreement between Bancshares and Wilmington Trust Company, as Guarantee Trustee, dated as of March 25, 2004.

“Hazardous Material(s)” shall mean any material or substance: (i) which is a “hazardous substance,” “pollutant” or “contaminant,” pursuant to the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) (42 U.S.C. 9601 et seq.), as amended, and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum product; (iii) which is “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls (PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of which requires investigation or remediation under any Environmental Law (defined above); or (viii) which is defined or identified as a “hazardous waste,” “hazardous substance,” “pollutant,” “contaminant,” or “biologically Hazardous Material” under any Environmental Law.

“HOLA” shall mean the federal Home Owners’ Loan Act, as amended.

“HSRA” shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“IBA” shall mean the Illinois Banking Act, as amended.

“Immediate Family” shall mean a Person’s spouse and, if they reside with such Person, parents and children.

“Indemnified Party” shall have the meaning given to such term in Section 6.2(a) hereof.

“Indenture” shall mean that certain Indenture between Bancshares and Wilmington Trust Company, as Trustee, dated as of March 25, 2004.

“Intellectual Property” shall have the meaning given to such term in Section 4.27(f) hereof.

“Investment Securities” shall have the meaning given to such term in Section 4.18(a) hereof.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” or “to the Knowledge of” shall mean (i) with respect to Bancshares, actual knowledge of any of the members of the board of directors or any of the executive officers of Bancshares or any of the Bancshares Subsidiaries, including the executive officers set forth on Schedule 1 and (ii) with respect to Purchaser, actual knowledge of any of the members of the board of directors or executive officers of Purchaser or the Purchaser Subsidiaries. An individual shall be deemed to have actual knowledge of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

“Letter of Transmittal” shall have the meaning given to such term in Section 2.5(c) hereof.

“Liabilities” shall mean, with respect to a Person, all of the obligations or liabilities of such Person, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted, arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in such Person’s audited consolidated financial statements in accordance with GAAP.

“Loan Loss Reserve Policy” shall have the meaning given to such term in Section 4.17(h) hereof.

“Loan Policy” shall have the meaning given to such term in Section 4.17(h) hereof.

“Loans” shall have the meaning given to such term in Section 4.17(a) hereof.

“Mailing Date” shall have the meaning given to such term in Section 5.2(e) hereof.

“Maximum Insurance Amount” shall have the meaning given to such term in Section 6.2(c) hereof.

“Merger” shall mean the merger of MergerSub with and into Bancshares pursuant to Article II hereof, which provides, among other things, that Bancshares shall be the surviving corporation.

“Merger Consideration” shall mean the right to receive $23.00 in cash per share of Bancshares Common Stock, into which right all shares of Bancshares Common Stock shall be converted in the Merger pursuant to Article II hereof. The aggregate Merger Consideration shall not exceed the sum of (i) $28,734,268, plus (ii) an amount equal to the product of (a) $23.00 multiplied by (b) the number of issued and outstanding shares of Bancshares Common Stock issued upon the exercise of Bancshares Stock Options after the date hereof and prior to the Effective Time.

“MergerSub” shall mean Heartland Acquisition Corporation, a Delaware corporation that is wholly owned by Purchaser and was organized by Purchaser solely for the purpose of facilitating the Merger.

“Mortgaged Premises” shall mean each (i) real property interest (including any fee or leasehold interest) that is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to Bancshares or any Bancshares Subsidiary a lien on or security interest in such real property interest, and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to Bancshares or any Bancshares Subsidiary a lien thereon or security interest therein.

“Option Spread” shall have the meaning given to such term in Section 2.4(c) hereof. The aggregate of the Option Spreads shall not exceed an amount equal to the difference between (i) $1,574,786.78, less (ii) an amount equal to the difference between (a) product of (1) the number of Bancshares Stock Options exercised after the date hereof and prior to the Effective Time, multiplied by (2) $23.00 less (b) the Aggregate Option Exercise Price.

“OTS” shall mean the Office of Thrift Supervision.

“Paying Agent” shall mean Computershare Investor Services, or such other Person as the parties may mutually agree upon, as agent for the purpose of effectuating the payment of the Merger Consideration in accordance with Article II hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Person” shall mean any individual, corporation, limited liability company, business trust, association, partnership, joint venture, other entity, government or governmental department or agency.

“Professional Fees” shall means all fees and expenses of all Advisors for services rendered in connection with this Agreement and the transactions contemplated hereby, regardless of which party paid such fees, including fees and expenses of Advisors arising out of, relating to or incidental to the discussion, evaluation, financing, negotiation and documentation of the transactions contemplated hereby.

“Proxy Statement” shall have the meaning given to such term in Section 5.2(b) hereof.

“Purchaser” shall mean Heartland Bancorp, Inc., a Delaware corporation that is the bank holding company for the Bank.

“Purchaser Material Adverse Effect” shall mean an effect that is or could reasonably be expected to be material and adverse to the financial condition, assets, business, or results of operations of Purchaser, and the Purchaser Subsidiaries, taken as a whole, or that would reasonably be expected to materially affect the ability of Bancshares, Purchaser, MergerSub, the Bank or Seller Bank to consummate the Reorganization; provided, however, that none of (i) any such effects resulting from any changes in any law, rule, regulation, regulatory accounting principles or GAAP, or any interpretations thereof that apply generally to financial institutions such as Purchaser, the Bank, Bancshares and Seller Bank, (ii) changes in economic conditions or financial market conditions affecting the banking and thrift industries generally, or (iii) the effects of the direct out-of-pocket costs of compliance with this Agreement on the results of Purchaser’s operations shall be considered in determining if a Purchaser Material Adverse Effect has occurred.

“Purchaser Subsidiaries” shall mean the Bank, MergerSub and any corporation and other entity that Purchaser directly or indirectly controls, or of which Purchaser directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures in which Purchaser has an equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity. The term “Purchaser Subsidiary” shall mean any single subsidiary constituting one of the several Purchaser Subsidiaries.

“Regulatory Approvals” shall mean the approval, non-objection or waiver of the OTS, the Federal Reserve, the U.S. Department of Justice and any other Applicable Governmental Authorities whose approval, non-objection or waiver is necessary for the consummation of the Reorganization.

“Regulatory Authorities” shall mean the OTS, the Federal Reserve, the U.S. Department of Justice, and any Applicable Governmental Authorities having jurisdiction over any aspect of the Reorganization.

“Reorganization” shall mean the series of transactions contemplated in this Agreement including and resulting in the Merger.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Seller Bank” shall mean First Federal Bank, a federal savings bank that is wholly owned by Bancshares, with its main office located at Colchester, Illinois.

“Seller Bank Common Stock” shall have the meaning given such term in Section 4.5(b) hereof.

“Seller Bank Interim Financial Statements” shall have the meaning given to such term in Section 4.10(b).

“Seller Bank Preferred Stock” shall have the meaning given such term in Section 4.5(b) hereof.

“Seller Bank Regulatory Reports” shall have the meaning given to such term in Section 4.9 hereof.

“Seller Bank REO” shall mean other real estate owned by Seller Bank, as defined by the rules and regulations of the OTS.

“Significant Subsidiary” shall have the meaning given to such term in Section 5.4(b) hereof.

“Signing Event” shall have the meaning given to such term in Section 9.2 hereof.

“Stockholders’ Meeting” shall have the meaning given to such term in Section 5.2(a) hereof.

“Subordinated Debentures” shall mean the subordinated debentures issued by Bancshares pursuant to the Indenture.

“Superior Proposal” shall have the meaning given to such term in Section 5.4(b) hereof.

“Surviving Corporation” shall have the meaning given such term in Section 2.1 hereof.

“Tax” shall have the meaning given to such term in Section 4.15(a) hereof.

“Termination Date” shall mean August 31, 2007, or such other date as shall have been agreed to in writing by Bancshares and Purchaser.

“Third Party” shall have the meaning given to such term in Section 5.4(b) hereof.

“Trust Agreement” shall mean that certain Amended and Restated Declaration of Trust of Bancshares Capital Trust I, dated as of March 25, 2004.

“Trust Preferred Securities” shall mean the preferred securities issued pursuant to the Trust Agreement.

1.2 Principles of Construction. In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply:

(a) unless otherwise provided herein, actions permitted but not required under this Agreement may be taken at any time, and from time to time, in the actor’s sole discretion;

(b) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”;

(c) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement;

(d) unless otherwise specified, indications of time of day mean Chicago, Illinois, time;

(e) all references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified;

(f) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time;

(g) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(h) “including” shall mean “including, but not limited to;”

(i) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders;

(j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all references to dollars ($) shall mean United States currency.

ARTICLE II

THE MERGER; EFFECT; PAYMENT; CLOSING

2.1 The Merger. In accordance with the terms and subject to the conditions of this Agreement, including the receipt of all Regulatory Approvals and all requisite stockholder approvals, Bancshares, MergerSub and Purchaser shall cause the Merger to be consummated, pursuant to which MergerSub shall be merged with and into Bancshares and the separate corporate existence of MergerSub shall thereupon cease, and Bancshares shall be the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Closing; Effective Time. Subject to all of the terms and conditions of this Agreement, the Closing of the Merger shall occur on a date that is mutually agreed upon by the parties; provided, that, in the absence of an agreement, the Closing shall occur as soon as practicable following the date on which the conditions set forth in Article VIII have been satisfied or waived, but in no event later than the fifth (5th) Business Day of the calendar month following the calendar month in which such date occurs. The Closing of the Merger and the consummation of the other aspects of the Reorganization shall take place at the Law Offices of Barack Ferrazzano et al., 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, at a time to be mutually agreed upon by the parties. The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”), or at such time thereafter as Purchaser and Bancshares may agree upon in writing and provide in the Certificate of Merger.

2.3 Effects of Merger.

(a) At and after the Effective Time, the Surviving Corporation shall be governed by the laws of the State of Delaware with all of its rights, privileges, powers and franchises unaffected by the Merger, and shall possess all assets and property of every description, whether real, personal or mixed, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Bancshares and MergerSub, including all debts due on whatever account, all choses in action, and each and every interest of or belonging or due to each of Bancshares or MergerSub, all of which shall vest in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in any of such corporations shall not revert or in any way be impaired by the Merger. At and after the Effective Time, the Merger shall have the further effects as set forth in Sections 251, 259, 260 and 261 of the DGCL.

(b) The certificate of incorporation of MergerSub shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

(c) The bylaws of MergerSub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the certificate of incorporation of the Surviving Corporation and the DGCL.

(d) The directors of the Surviving Corporation shall be the Persons who were directors of MergerSub immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the Persons who were officers of MergerSub immediately prior to the Effective Time.

2.4 Effects of Merger on Capital Stock and Stock Options. Upon the Merger becoming effective and at the Effective Time:

(a) Each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, ipso facto and without any action on the part of any holder thereof, become and be converted into the right to receive the Merger Consideration from Purchaser. Each certificate representing outstanding Bancshares Common Stock shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Each holder of Bancshares Common Stock, upon surrender to the Paying Agent, in proper form for cancellation, of the Bancshares Certificate representing such holder’s Bancshares Common Stock, shall be entitled to receive a check from the Paying Agent in an appropriate amount of the Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each certificate that represented issued and outstanding Bancshares Common Stock shall be deemed for all purposes to evidence the right to receive the Merger Consideration. No interest shall accrue or be payable with respect to the Merger Consideration.

(b) Each share of Bancshares Common Stock issued and owned of record by Purchaser or by Bancshares as treasury stock immediately prior to the Effective Time of the Merger shall be cancelled and retired, and no cash shall be payable, with respect thereto.

(c) Each Bancshares Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price (the “Option Spread”), payable as provided herein. Prior to the Effective Time, the board of directors of Bancshares and the committee or committees established under the Bancshares Stock Option Plans shall take such actions or make such determinations as may be required under the Bancshares Stock Option Plans, subject to the approval of Purchaser, to effect the provisions of this Agreement.

(d) Each share of the common stock of MergerSub that is issued and outstanding at the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof, continue as one share of the common stock of the Surviving Corporation, and all of such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

2.5 Payment for Shares.

(a) As soon as practicable after the Effective Time, but no later than five (5) Business Days thereafter, the parties shall deliver or cause to be delivered to the Paying Agent a certified copy of the list of the holders of Bancshares Common Stock as of the Effective Time. From and after the Effective Time, the stock transfer records of Bancshares shall be closed and there shall be no further registrations or transfers on the stock transfer books of Bancshares of the shares of Bancshares Common Stock that were outstanding immediately prior to the Effective Time.

(b) At and from time to time after the Effective Time, Purchaser shall make available or cause to be made available to the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the Merger Consideration to the holders of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time.

(c) As soon as practicable after the Effective Time, but no later than ten (10) Business Days thereafter, Purchaser shall use its Best Efforts to cause the Paying Agent to mail to each Person (or deliver to each Person, at such Person’s expense, who requests delivery) who was, at the Effective Time, a holder of record of issued and outstanding Bancshares Common Stock, a letter of transmittal and instructions for use in effecting the surrender of Bancshares Certificate(s) which, immediately prior to the Effective Time, represented such shares (the “Letter of Transmittal”).

(d) Upon surrender to the Paying Agent of such Bancshares Certificates (or such documentation as is acceptable to and required by the Paying Agent with respect to lost Bancshares Certificate(s)), together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required Tax withholdings.

(e) If payment is to be made to a Person other than the registered holder of Bancshares Certificate(s) surrendered, it shall be a condition of any such payment that the Bancshares Certificate(s) so surrendered shall be properly endorsed or otherwise executed in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of Bancshares Certificate(s) surrendered, or establish to the satisfaction of Purchaser or the Paying Agent that any such Tax has been paid or is not applicable.

(f) One hundred eighty (180) days following the Effective Time, (i) the Paying Agent shall deliver to Purchaser a certified list of the names and addresses of all former registered holders of Bancshares Common Stock who have not then surrendered their Bancshares Certificates to receive the Merger Consideration to which they are entitled, and (ii) Purchaser shall be entitled at its election to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Bancshares Common Stock outstanding at the Effective Time. Upon the delivery of such funds to Purchaser, such holders shall be entitled to look to Purchaser only as general creditors thereof with respect to the cash payable upon due surrender of their Bancshares Certificates.

(g) The Merger Consideration paid pursuant to this Article II shall constitute and represent full satisfaction of all rights pertaining to such shares of Bancshares Common Stock.

(h) Except as otherwise expressly provided herein or in the Letter of Transmittal, Purchaser shall pay all charges and expenses in connection with the payment of the Merger Consideration in exchange for Bancshares Common Stock.

2.6 Payment of Option Spread. Immediately prior to the Effective Time, all outstanding Bancshares Stock Options shall become immediately exercisable and fully vested. At the Effective Time, all outstanding Bancshares Stock Options shall be cancelled and Bancshares shall pay each holder, for each Bancshares Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this Article II shall be delivered and paid by Bancshares in full satisfaction of all rights pertaining to the Bancshares Stock Option Plans and the Bancshares Stock Options.

2.7 Escheat. Notwithstanding anything in this Article II or elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of Bancshares Common Stock or any Bancshares Stock Options for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

2.8 Dissenting Shares. The holder of any Dissenting Share shall have the rights, subject to the limitations, provided by Section 262 of the DGCL. If at any time a holder of Dissenting Shares shall lose or withdraw such holder’s rights to appraisal with respect to such holder’s shares of Bancshares Common Stock, then such shares shall be converted into the right to receive the Merger Consideration in respect of such shares.

2.9 Purchaser’s Deliveries at Closing. At the Closing, Purchaser shall deliver, or cause to be delivered, to Bancshares the following items:

(a) evidence of the delivery by Purchaser or its agents to the Paying Agent of the aggregate amount of the Merger Consideration for payment to the holders of Bancshares Common Stock as provided in this Agreement;

(b) good standing certificates for Purchaser issued by the Secretary of State of the State of Delaware and the Secretary of State of the Illinois and for MergerSub issued by the Secretary of State of the State of Delaware, each dated not more than fifteen (15) Business Days prior to the Closing Date.

(c) a copy of the certificate of incorporation of each of Purchaser and MergerSub certified not more than fifteen (15) Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

(d) a certificate of the Secretary of each of Purchaser and MergerSub dated the Closing Date certifying (i) a copy of the bylaws of such corporation; and (ii) copies of resolutions of the board of directors of each such corporation and by Purchaser as the sole stockholder of MergerSub authorizing and approving this Agreement and the Reorganization;

(e) a certificate of the President of Purchaser and MergerSub dated the Closing Date certifying that: (i) there have been no further amendments to the charter and certificate of incorporation delivered pursuant to subsection (c) of this Section; and (ii) the conditions set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied;

(f) copies of each of the Regulatory Approvals;

(g) such documents as shall be necessary to evidence the assumption by Purchaser of the obligations of Bancshares under the Indenture, the Trust Agreement and the Guarantee Agreement, together with any other documents that shall be required to be delivered under the Indenture, Trust Agreement or Guarantee Agreement to ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain issued and outstanding;

(h) a legal opinion of Purchaser’s counsel, Barack Ferrazzano et al., substantially in the form set forth in Exhibit A hereto and dated as of the Effective Time; and

(i) such other documents as Bancshares or its counsel shall reasonably request.

2.10 Bancshares’ Deliveries at Closing. At the Closing, Bancshares shall deliver, or cause to be delivered, to Purchaser the following items:

(a) good standing certificates for Bancshares issued by the Secretary of State of the State of Delaware, and the Secretary of State of the State of Illinois, each dated not more than fifteen (15) Business Days prior to the Closing Date;

(b) a good standing certificate for Seller Bank issued by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

(c) a copy of the certificate of incorporation of Bancshares certified by the Secretary of State of the State of Delaware, which shall be certified as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

(d) a copy of the charter of Seller Bank certified by the OTS as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

(e) a certificate of the Secretary of Bancshares dated the Closing Date certifying (i) a copy of the bylaws of Bancshares, (ii) copies of resolutions of the board of directors of Bancshares and the stockholders of Bancshares authorizing and approving this Agreement and the Reorganization;

(f) a certificate of the Secretary or an assistant secretary of Seller Bank dated the Closing Date certifying a copy of the bylaws of Seller Bank;

(g) a certificate executed by the President of Bancshares dated the Closing Date certifying that: (i) there have been no further amendments to the certificate of incorporation and charter delivered pursuant to subsections (c) and (d) of this Section; and (ii) the conditions set forth in Sections 8.1(a) and 8.1(b) of this Agreement have been satisfied;

(h) a legal opinion of Bancshares’ counsel, Muldoon Murphy & Aguggia LLP, substantially in the form set forth in Exhibit B attached hereto and dated as of the Effective Time;

(i) resignations from all of the directors of Seller Bank and those officers of Seller Bank that are so identified in writing by Purchaser at or prior to the Closing;

(j) such documents as shall be reasonably requested by Purchaser which evidence the approval of the assumption by Purchaser of the obligations of Bancshares under the Indenture, the Trust Agreement and the Guarantee Agreement and ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain outstanding; and

(k) such other documents as Purchaser or its counsel shall reasonably request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Bancshares that each of the following statements in this Article III is true and correct on the date hereof and will be true and correct at Closing.

3.1 Organization.

(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Purchaser is qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Purchaser Material Adverse Effect. Purchaser has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization. Purchaser is duly registered as a bank holding company under the BHCA and the regulations of the Federal Reserve.

(b) MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. MergerSub is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Purchaser Material Adverse Effect. MergerSub has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization.

(c) The Bank is an Illinois state-chartered non-member bank duly organized and in existence under the laws of the State of Illinois and its deposits are insured by the FDIC through the DIF to the full extent permitted under the FDI Act.

(d) Purchaser has no direct or indirect subsidiaries other than the Purchaser Subsidiaries. Each of the Purchaser Subsidiaries is wholly owned by either Purchaser or the Bank. Each Purchaser Subsidiary other than the Bank is a duly organized and validly existing corporation in good standing under the laws of the State of Illinois or Delaware, with corporate power and authority to own, operate and lease its assets and properties, and carry on its business substantially as it has been and is now being conducted.

(e) Purchaser and each Purchaser Subsidiary hold all licenses, certificates, permits, franchises and rights from all Applicable Governmental Authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold would not have a Purchaser Material Adverse Effect.

3.2 Authorization. The execution, delivery and performance of the Agreement and the consummation of the Reorganization have been duly and unanimously approved and authorized by the boards of directors of Purchaser and MergerSub, and all necessary corporate action on the part of Purchaser and MergerSub has been taken. The Agreement has been, or where applicable, will be, duly executed and delivered by Purchaser and MergerSub, as applicable, and, subject to the Regulatory Approvals, will constitute the valid and binding obligations of Purchaser and MergerSub, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the charter nor the bylaws of Purchaser will need to be amended to effectuate the Reorganization.

3.3 Conflicts. The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation of the certificate of incorporation or bylaws of Purchaser, MergerSub or the Bank or similar documents of any other Purchaser Subsidiary. The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Purchaser Material Adverse Effect, or (ii) will be cured or waived prior to the Effective Time.

3.4 Proxy Statement Disclosure. None of the information to be supplied by Purchaser for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.5 Litigation. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Purchaser’s Knowledge, threatened against or affecting Purchaser or any Purchaser Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a Purchaser Material Adverse Effect, or which is seeking to enjoin consummation of the Reorganization or to obtain other relief in connection with this Agreement or the Reorganization, nor is there any judgment, decree, injunction, rule or order of any court, arbitrator or Applicable Governmental Authority outstanding against Purchaser or any Purchaser Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could reasonably be foreseen to have in the future, a Purchaser Material Adverse Effect.

3.6 Adequate Funds. At the Effective Time, Purchaser will have sufficient funds and capital to carry out its obligations under the Agreement and to consummate the Reorganization.

3.7 No Share Ownership. As of the date hereof, neither Purchaser, any Affiliate nor any Purchaser Subsidiary owns any shares of Bancshares Common Stock.

3.8 Compliance with Laws.

(a) The businesses of Purchaser and each Purchaser Subsidiary are not being conducted in violation of any Applicable Law and Regulation, including the BHCA, the FDI Act, the IBA, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, unfair trade practices, occupational safety, fair employment practices, fair labor standards, escheat and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by Purchaser or any Purchaser Subsidiary, except for possible or actual violations which either individually or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Purchaser Material Adverse Effect.

(b) The policies, programs and practices of Purchaser and each Purchaser Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Purchaser’s Knowledge, threatened, against Purchaser or any Purchaser Subsidiary alleging breach of any express or implied employment contract or commitment, or material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Purchaser’s Knowledge, there is no basis for any valid claim or charge with regard to such matters.

(c) No investigation or review by any Applicable Governmental Authority with respect to Purchaser or any Purchaser Subsidiary is pending or, to Purchaser’s Knowledge, threatened, nor has any Applicable Governmental Authority indicated to Purchaser an intention to conduct the same, other than normal bank and bank holding company regulatory examinations and those whose outcome will not have a Purchaser Material Adverse Effect.

(d) The Bank’s current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder is “satisfactory.”

3.9 Regulatory Approvals. Except for (i) the approval of the Federal Reserve of the Merger, (ii) the approval of the Agreement by the stockholders of Bancshares, (iii) the filing of a proxy statement with the SEC, (iv) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, (v) such consents as are necessary to permit Purchaser to assume the obligations of Bancshares under the Indenture, the Trust Agreement and the Guarantee Agreement and (vi) in connection, or in compliance with the provisions of the HSRA, the Securities Act, the Securities Exchange Act, the HOLA, the BHCA, the rules and regulations of the Federal Reserve, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent, order or approval of or declaration or filing with, any other party is necessary for the execution and delivery of the Agreement or the consummation by Purchaser or MergerSub of the Reorganization. As of the date hereof, Purchaser knows of no reason why the Regulatory Approvals should not be obtained without the imposition of any material non-Purchaser condition or restriction.

3.10 Regulatory Investigations. Neither Purchaser nor any Purchaser Subsidiary (i) is subject to any cease-and-desist or other order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, (iv) is a recipient of any supervisory letter from, (v) has been ordered to pay any civil money penalty by, or (vi) has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority or other Applicable Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its management or its business, nor has Purchaser or any Purchaser Subsidiary been advised by any Regulatory Authority or other Applicable Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

3.11 Financial Statements. Prior to the execution of this Agreement, Purchaser has delivered or made available to Bancshares a complete and accurate copy of Purchaser’s audited consolidated financial statements for the fiscal years ended December 31, 2005 and 2004. Such financial statements (including any footnotes thereto) have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as indicated in the notes thereto, and fairly present the financial position of Purchaser as of the dates thereof and the results of operations, changes in stockholders’ equity and cash flows for the periods then ended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BANCSHARES

Bancshares represents and warrants to Purchaser that each of the following statements in this Article IV is true and correct on the date hereof and will be true and correct at Closing. As expressly set forth below in this Article IV, certain representations and warranties are qualified by disclosures set forth in the Bancshares Disclosure Schedule.

4.1 Organization.

(a) Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Bancshares is qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Bancshares Material Adverse Effect. Bancshares has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals and the approval of the majority of the stockholders of Bancshares as hereinafter provided, to consummate the Reorganization. Bancshares is duly registered as a savings and loan holding company under the HOLA.

(b) Seller Bank is a federal savings bank duly organized and in existence under the laws of the United States and its deposits are insured by the FDIC to the full extent permitted under the FDI Act. Seller Bank is a “qualified thrift lender,” as that term is used in Section 10(m) of the HOLA.

(c) Bancshares Capital Trust I has been duly formed and is validly existing and in good standing as a business trust under the Delaware Business Trust Act. Under the Delaware Business Trust Act and the Trust Agreement, Bancshares Capital Trust I has the trust power and authority to conduct its business as now being conducted. The outstanding Trust Preferred Securities were validly issued and are fully paid and nonassessable. The Indenture was duly authorized, executed and delivered by Bancshares and constitutes a valid and binding obligation of Bancshares, enforceable against Bancshares in accordance with its terms.

4.2 Authorization. The execution, delivery and performance of the Agreement and the consummation of the Reorganization have been duly approved and authorized by the board of directors of Bancshares, and all necessary corporate action on the part of Bancshares has been taken, subject to the approval of this Agreement by the stockholders of Bancshares. The Agreement has been, or where applicable, will be, duly executed and delivered by Bancshares, and, subject to the Regulatory Approvals, and, in the case of this Agreement and the Reorganization, the approval by the majority of the stockholders of Bancshares, will constitute the valid and binding obligations of Bancshares, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Neither the certificate of incorporation nor the bylaws of Bancshares will need to be amended to effectuate the Reorganization.

4.3 Conflicts.

(a) The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation of the certificate of incorporation or bylaws of Bancshares or similar documents of any Bancshares Subsidiary. The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Bancshares Material Adverse Effect, or (ii) will be cured or waived prior to the Effective Time.

(b) Except for (i) the approval of the Federal Reserve of the Merger, (ii) the approval of the Agreement by the stockholders of Bancshares, (iii) the filing of a proxy statement with the SEC, (iv) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and (v) such consents as are necessary to permit Purchaser to assume the obligations of Bancshares under the Indenture, the Trust Agreement and the Guarantee Agreement, no filing or registration with, or authorization, consent, order or approval of or declaration or filing with, any other party is necessary for the execution and delivery of the Agreement or the consummation by Bancshares of the Reorganization.

4.4 Antitakeover Provisions Inapplicable. No “business combination,” “moratorium,” “control share” or other state antitakeover statute or regulation, or any provision in Bancshares’ certificate of incorporation or bylaws, (i) prohibits or restricts Bancshares’ ability to perform its obligations under the Agreement, or the Certificate of Merger, or its ability to consummate the Reorganization, (ii) would have the effect of invalidating or voiding the Agreement or the Certificate of Merger or any provision hereof or thereof, (iii) would subject Purchaser to any material impediment or condition in connection with the exercise of any of its rights under the Agreement, or (iv) would require greater than a majority of the directors or greater than a majority of the stockholders of Bancshares to approve the Agreement.

4.5 Capitalization and Stockholders.

(a) The authorized capital stock of Bancshares consists of the following: (i) 4,000,000 shares of common stock, par value $0.01 per share (the “Bancshares Common Stock”), of which 1,249,316 shares are issued and outstanding and 993,184 shares are held by Bancshares as treasury shares; and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value, none of which are issued and outstanding. All of the issued and outstanding shares of Bancshares Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Bancshares Common Stock are subject to any preemptive rights of the current or past stockholders of Bancshares. Subject to the terms of Bancshares’ certificate of incorporation, all of the issued and outstanding shares of Bancshares Common Stock will be entitled to vote to approve the Agreement.

(b) The authorized capital stock of Seller Bank consists of 3,000,000 shares of common stock, $1.00 par value per share (the “Seller Bank Common Stock”), and 1,000,000 shares of preferred stock, $1.00 par value per share (the “Seller Bank Preferred Stock”). All of the issued and outstanding shares of Seller Bank Common Stock and Seller Bank Preferred Stock are owned by Bancshares and have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Seller Bank Common Stock or Seller Bank Preferred Stock are subject to any preemptive rights of the current or past stockholders of Seller Bank.

(c) As of the date of this Agreement, 201,840 shares of Bancshares Common Stock are reserved for issuance with respect to outstanding Bancshares Stock Options. None of the outstanding shares of Bancshares Common Stock are subject to vesting. Except as set forth in this Section 4.5, there are no shares of capital stock or other equity securities of Bancshares outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancshares, or contracts, commitments, understandings, or arrangements by which Bancshares is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Each Bancshares Stock Option is vested and exercisable or will be vested and exercisable as of the date set forth in Schedule 4.5(c) to the Bancshares Disclosure Schedule and each Bancshares Stock Option has an exercise price in the amount set forth in Schedule 4.5(c) to the Bancshares Disclosure Schedule.

(d) Bancshares has issued $7,000,000 principal amount of Subordinated Debentures pursuant to the Indenture. The Subordinated Debentures were duly and validly issued and represent the obligations of Bancshares in accordance with the terms of the Indenture. All of the Subordinated Debentures are owned by Bancshares Capital Trust I. Bancshares Capital Trust I was duly and validly organized pursuant to and in accordance with the Trust Agreement and all Applicable Laws and Regulations. The beneficial interests in Bancshares Capital Trust I consist of 217 shares of common securities, all of which are owned by Bancshares and 7,000 shares of Trust Preferred Securities, all of which are issued and outstanding. All of the issued and outstanding Trust Preferred Securities have been duly and validly authorized and issued, and are fully paid and non-assessable.

(e) Schedule 4.5(e) to the Bancshares Disclosure Schedule identifies the names and addresses of all of the stockholders who, to Bancshares’ Knowledge, beneficially own more than five percent (5%) of the shares of Bancshares Common Stock and the number of shares of Bancshares Common Stock held by each such stockholder, by each director and senior officer of Bancshares and by the Bancshares Benefits Plans.

(f) Bancshares does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors or the approval of the Reorganization, nor are there outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating Bancshares or any Bancshares Subsidiary to issue or sell any such indebtedness. There are no outstanding contractual obligations of Bancshares or any Bancshares Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or any of its indebtedness.

4.6 The Bancshares Subsidiaries.

(a) Schedule 4.6(a) to the Bancshares Disclosure Schedule identifies the number of shares of authorized and outstanding capital stock of the Bancshares Subsidiaries, and a description of the business of each Bancshares Subsidiary. Except as set forth in Schedule 4.6(a) to the Bancshares Disclosure Schedule, Bancshares owns directly or indirectly all of the issued and outstanding shares of capital stock of each of the Bancshares Subsidiaries. Except as set forth in Schedule 4.6(a) to the Bancshares Disclosure Schedule, neither Bancshares nor the Bancshares Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the Bancshares Subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any of the Bancshares Subsidiaries. There are no contracts, commitments, understandings or arrangements relating to the rights of Bancshares to vote or to dispose of shares of the capital stock of any Bancshares Subsidiary. All of the shares of capital stock of each Bancshares Subsidiary held by Bancshares or a Bancshares Subsidiary are fully paid and non-assessable and are owned by Bancshares or such Bancshares Subsidiary free and clear of any claim, lien or encumbrance.

(b) Each Bancshares Subsidiary other than Seller Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is qualified to do business and in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Bancshares Material Adverse Effect. Each Bancshares Subsidiary has the power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as they have been and are now being conducted.

4.7 SEC Reports. Prior to the execution of this Agreement, Bancshares has delivered or made available to Purchaser complete and accurate copies of the following (collectively and together with the deliveries required by Section 7.2(a) hereof, the “Bancshares SEC Reports”): (a) Bancshares’ Annual Reports on Form 10-K or Form 10-KSB for the years ended December 31, 2003, 2004 and 2005 as filed with the SEC; (b) all Bancshares proxy statements and annual reports to stockholders used in connection with meetings of Bancshares’ stockholders held since January 1, 2003; (c) Bancshares’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, as filed with the SEC; and (d) Bancshares’ Current Reports on Form 8-K as filed with the SEC since January 1, 2006. Each Bancshares SEC Report was timely filed and as of their respective dates or as subsequently amended prior to the date hereof, each of the Bancshares SEC Reports (i) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading and (ii) complies as to form in all material respects with the applicable accounting requirements and the rules and regulations of the SEC.

4.8 Bancshares Reports. Prior to the execution of this Agreement, Bancshares has delivered or made available to Purchaser complete and accurate copies of all reports that Bancshares has filed with the OTS since January 1, 2003 (collectively and together with the deliveries required by Section 7.2(b) hereof the “Bancshares Regulatory Reports”). Since January 1, 2003, Bancshares has filed in a timely manner all Bancshares Regulatory Reports that it was required to file with the OTS and all reports and statements required to be filed with the Nasdaq Stock Market. As of their respective dates or as subsequently amended prior to the date hereof, each of the Bancshares Regulatory Reports (i) is true and correct in all material respects, (ii) complies in all material respects with applicable rules and regulations of the OTS applied on a consistent basis, and (iii) fairly presents the financial condition of Bancshares as of the dates thereof. All reports and statements filed with the Nasdaq Stock Market comply with the applicable requirements of the Nasdaq Stock Market.

4.9 Seller Bank Regulatory Reports. Prior to the execution of this Agreement, Bancshares has delivered or made available to Purchaser complete and accurate copies of all reports that Seller Bank has filed with the OTS since January 1, 2003, (collectively and together with the deliveries required by Section 7.2(b) hereof collectively, the “Seller Bank Regulatory Reports”). Since January 1, 2003, Seller Bank has filed in a timely manner all Seller Bank Regulatory Reports that it was required to file with the OTS. As of their respective dates or as subsequently amended prior to the date hereof, each of the Seller Bank Regulatory Reports (i) is true and correct in all material respects, (ii) complies in all material respects with applicable rules and regulations of the OTS, applied on a consistent basis, and (iii) fairly presents the financial condition of Seller Bank as of the dates thereof.

4.10 Financial Statements.

(a) Prior to the execution of this Agreement, Bancshares has delivered or made available to Purchaser copies of (i) the consolidated balance sheets of Bancshares as of December 31, 2005 and 2004 and related consolidated statements of income, cash flows and changes in stockholders’ equity for the fiscal years ended December 31, 2005, 2004 and 2003, together with the notes thereto, accompanied by the audit report of Bancshares’ independent public auditors, as reported in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, (ii) the unaudited consolidated balance sheet of Bancshares as of June 30, 2006 and related consolidated statements of income, cash flows and changes in stockholders’ equity for the six months ended June 30, 2006, as reported in Bancshares’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC and (iii) the unaudited consolidated balance sheet of Bancshares as of September 30, 2006 and related consolidated statement of income for the one-and nine-months ended September 30, 2006 (collectively and together with the reports required to be delivered pursuant to Section 7.2(d), the “Bancshares Financial Statements”). The Bancshares Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q, and fairly present, or will fairly present, as the case may be, the financial position of Bancshares as of the dates thereof and the results of operations, changes in stockholders’ equity and cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

(b) Bancshares has delivered or made available to Purchaser copies of the balance sheets of Seller Bank as of the month ending September 30, 2006, (and for any subsequent month-end and quarter-end that occurred prior to the fifth (5th) day preceding the date hereof), and the related statements of income and changes in shareholder’s equity for the period(s) then ended, and will provide Purchaser with the Seller Bank reports required by Section 7.2(d) hereof (collectively, the “Seller Bank Interim Financial Statements”). The Seller Bank Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the period involved and fairly present the financial position of Seller Bank (subject, in the case of interim statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

(c) Since December 31, 2005, Bancshares and the Bancshares Subsidiaries have not undergone, suffered or experienced any Bancshares Material Adverse Effect. Since December 31, 2005, Bancshares and the Bancshares Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices. No facts or circumstances have been discovered from which it reasonably appears that Bancshares will undergo, suffer or experience a Bancshares Material Adverse Effect.

4.11 Regulatory Investigations.

(a) Neither Bancshares nor any Bancshares Subsidiary (i) is subject to any cease-and-desist or other order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, (iv) has been since January 1, 2003, a recipient of any supervisory letter from, (v) since January 1, 2003 has been ordered to pay any civil money penalty by, or (vi) has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority or other Applicable Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has Bancshares or any Bancshares Subsidiary been advised by any Regulatory Authority or other Applicable Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

(b) Except for routine examinations conducted by the OTS in the regular course of the business of Bancshares or any Bancshares Subsidiary, no Applicable Governmental Authority has initiated any proceeding or, to Bancshares’ Knowledge, investigation into the business or operations of Bancshares or any Bancshares Subsidiary within the past three (3) years. There is no unresolved violation, criticism or exception by the OTS, the SEC or any other Applicable Governmental Authority that could have a Bancshares Material Adverse Effect.

4.12 Compliance with Laws.

(a) The businesses of Bancshares and each Bancshares Subsidiary are not being conducted in violation of any Applicable Laws and Regulations, including the HOLA, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, unfair trade practices, occupational safety, fair employment practices, fair labor standards, escheat and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the Bancshares Properties, except for possible violations which either individually or in the aggregate do not and will not have a Bancshares Material Adverse Effect.

(b) The policies, programs and practices of Bancshares and each Bancshares Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Bancshares’ Knowledge, threatened, against Bancshares or any Bancshares Subsidiary alleging breach of any express or implied employment contract or commitment, or a material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Bancshares’ Knowledge, there is no basis for any valid claim or charge with regard to such matters.

(c) Schedule 4.12(c) to the Bancshares Disclosure Schedule sets forth Seller Bank’s current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder.

4.13 Litigation. Schedule 4.13 to the Bancshares Disclosure Schedule includes copies of all attorney responses to auditor letters provided in connection with the Bancshares Financial Statements. Except as disclosed in Schedule 4.13 to the Bancshares Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Bancshares’ Knowledge, threatened against or affecting Bancshares or any Bancshares Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages against Bancshares, any Bancshares Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such. None of the matters disclosed in Schedule 4.13 to the Bancshares Disclosure Schedule has or will have a Bancshares Material Adverse Effect, or is seeking to enjoin the consummation of any aspect of the Reorganization, or to obtain other relief in connection with the Agreement or the Reorganization. No judgment, decree, injunction, rule or order of any court, arbitrator or Applicable Governmental Authority is outstanding against Bancshares or any Bancshares Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could have a Bancshares Material Adverse Effect.

4.14 Licenses. Bancshares and each Bancshares Subsidiary hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and adequate authorizations, approvals, consents, licenses, clearances and orders or registrations with all Applicable Governmental Authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

4.15 Taxes.

(a) Bancshares and each Bancshares Subsidiary and all members of any consolidated, affiliated, combined or unitary group of which Bancshares or any of the Bancshares Subsidiaries is a member have each timely filed all Tax and Tax information returns or reports, including all Forms 1099, 1098 and 5498 and the federal and state tax returns for the tax year ended December 31, 2005, required to be filed (all such returns and reports being correct and complete in all material respects), and have paid (or Bancshares has paid on behalf of each Bancshares Subsidiary), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns or reports, and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes anticipated to be payable. Neither Bancshares nor any Bancshares Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against Bancshares or any Bancshares Subsidiary that have not been resolved or settled, and no requests for waivers of the statute of limitations to assess any such Tax are pending or have been agreed to. Except as set forth on Schedule 4.15(a) to the Bancshares Disclosure Schedule, the Tax returns and reports of Bancshares and each Bancshares Subsidiary have not been audited by any of the IRS, the Illinois Department of Revenue, the Delaware Department of Revenue, or any other federal, state or local Taxing authorities, for any of the last ten (10) years. Neither Bancshares nor any Bancshares Subsidiary is a party to any action or proceeding by any Applicable Governmental Authority for the assessment or the collection of Taxes. Deferred Taxes of Bancshares and each Bancshares Subsidiary have been accounted for in accordance with GAAP and consistent with past practices. Bancshares and each Bancshares Subsidiary has delivered to Purchaser correct and complete copies of all federal and state income Tax returns and reports and supporting schedules for all Tax years since December 31, 1996. For purposes of this Agreement, “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, prohibited transaction, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee or assessment imposed by a taxing jurisdiction, including any interest, penalties or additional amounts in respect of the foregoing, for each party hereto and its commonly controlled entities and all members of any consolidated, affiliated, combined or unitary group of which any of them is a member.

(b) Bancshares has not filed any consolidated federal income tax return with an “affiliated group” within the meaning of Section 1504 of the Code where Bancshares was not the common parent of the group. Neither Bancshares nor any Bancshares Subsidiary is, or has been, a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Bancshares or any Bancshares Subsidiary.

(c) Bancshares and each Bancshares Subsidiary have each withheld amounts from its employees, stockholders, borrowers and holders of deposit accounts in compliance with the Tax withholding provisions of Applicable Laws and Regulations, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such Taxes have been timely made and has notified all employees, stockholders and holders of deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local Tax laws and has taken reasonable steps to insure that such employees, stockholders and holders of deposit accounts have filed all such forms, statements and reports with it.

4.16 Insurance. Schedule 4.16 to the Bancshares Disclosure Schedules includes a list of all insurance policies and bonds presently maintained by Bancshares or the Bancshares Subsidiaries with respect to their respective businesses, operations, properties or assets. All such insurance policies and bonds are in full force and effect. Neither Bancshares nor any Bancshares Subsidiary is in default of any of its obligations under any such insurance policy or bond. Bancshares and each Bancshares Subsidiary maintain all insurance and bonds they are required to carry by law or by any agreement by which they are bound. There are no outstanding claims that have been filed under such insurance policies. Neither Bancshares nor any Bancshares Subsidiary has had an insurance policy or bond cancelled or non-renewed by the issuer of the policy or bond within the past five (5) years.

4.17 Loans.

(a) Each loan, loan agreement, note, lease or other borrowing agreement, any participation therein, and any guaranty, renewal or extension thereof (collectively, “Loans”) reflected as an asset on the Bancshares Financial Statements, is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to Bancshares’ Knowledge, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines. To Bancshares’ Knowledge, no obligor named therein is seeking to avoid the enforceability of any term of any Loan under any such laws or equitable principles or doctrines, and no Loan is subject to any defense, offset or counterclaim.

(b) All Loans originated by Bancshares or any Bancshares Subsidiary, and all Loans purchased by Bancshares or any Bancshares Subsidiary, were made or purchased in accordance with the policies of the boards of directors of Bancshares and such Bancshares Subsidiary and in the ordinary course of the business of Bancshares and such Bancshares Subsidiary. Seller Bank’s interest in all Loans is free and clear of any security interest, lien, encumbrance or other charge, and Bancshares and each Bancshares Subsidiary have complied in all material respects with all Applicable Laws and Regulations relating to such Loans.

(c) Except as disclosed in Schedule 4.17(c) to the Bancshares Disclosure Schedule, neither Bancshares nor Seller Bank is a party to any Loan (i) under the terms of which the obligor is more than sixty (60) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which Seller Bank has discontinued the accrual of interest; (ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by Bancshares or Seller Bank, or by any Applicable Governmental Authority, (iii) that has been listed on any “watch list” or similar internal report of Bancshares or Seller Bank or has been categorized as a “potential problem loan” in any Bancshares SEC Report; or (iv) to an Affiliate of an obligor under any Loan described in clause (i), (ii) or (iii) hereof.

(d) The allowance for loan and lease losses reflected in the financial statements (including footnotes thereto) contained in any of the Bancshares Financial Statements or Bancshares SEC Reports was determined on the basis of Bancshares’ continuing review and evaluation of the Loan portfolio under the requirements of GAAP and Applicable Laws and Regulations, was established in a manner consistent with the Loan Loss Reserve Policy, and, in the reasonable judgment of Bancshares, is adequate in all material respects as of their respective dates under the requirements of GAAP and Applicable Laws and Regulations to provide for possible or specific losses, net of recoveries relating to Loans previously charged-off, on Loans outstanding.

(e) Schedule 4.17(e) to the Bancshares Disclosure Schedule contains a complete list of the Seller Bank REO and other repossessed property. The Seller Bank REO and other repossessed property are carried on the Bancshares Financial Statements in accordance with GAAP.

(f) All guarantees of indebtedness owed to Bancshares or any Bancshares Subsidiary, including those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to Bancshares’ Knowledge, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines, and except as would not have a Bancshares Material Adverse Effect.

(g) In originating, underwriting, servicing, and discharging Loans, mortgages, land contracts, and contractual obligations relating thereto, either for their own account or for the account of others, Bancshares and each Bancshares Subsidiary have complied with all applicable terms and conditions of such obligations and with all Applicable Laws and Regulations, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Bancshares Material Adverse Effect.

(h) A true, correct and complete copy of the lending policy (the “Loan Policy”) and the policy for establishing the allowance for loan and lease losses (the “Loan Loss Reserve Policy”) for Bancshares and Seller Bank, in each case as in effect as of the date hereof, are set forth on Schedule 4.17(h) to the Bancshares Disclosure Schedule.

4.18 Investments.

(a) Set forth on Schedule 4.18(a) to the Bancshares Disclosure Schedule is a complete and accurate list of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by Bancshares or any Bancshares Subsidiary (together with any securities hereafter acquired, the “Investment Securities”). Schedule 4.18(a) shows, as of September 30, 2006, the applicable CUSIP numbers, the applicable maturity dates and the applicable coupon rates of the Investment Securities, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities, and the estimated cost and the estimated fair value of the marketable equity securities.

(b) Except as set forth in Schedule 4.18(b) to the Bancshares Disclosure Schedule, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Bancshares freely to dispose of such investment at any time. With respect to all material repurchase agreements to which Bancshares or any Bancshares Subsidiary is a party, Bancshares or such Bancshares Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

(c) Neither Bancshares nor any Bancshares Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other Person has the right, either conditionally or absolutely, to require Bancshares or any Bancshares Subsidiary to repurchase or otherwise reacquire any such assets.

(d) All Investment Securities that are classified as “held to maturity,” “available for sale” and “trading” held by Bancshares or any Bancshares Subsidiary have been classified and accounted for in accordance with SFAS 115 and the intentions of Bancshares’ management.

(e) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which Bancshares or any Bancshares Subsidiary is a party or by which any of its assets or properties may be bound.

(f) A true, correct and complete copy of the policy as in effect as of the date hereof for Bancshares and Seller Bank regarding investments, funds management and liquidity/interest rate risk (the “Asset/Liability Management Policy”) is set forth on Schedule 4.18(f) to the Bancshares Disclosure Schedule.

4.19 Bancshares Benefit Plans.

(a) Schedule 4.19(a) to the Bancshares Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life (including split-dollar arrangements), health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Bancshares or each Bancshares Subsidiary or their respective beneficiaries, including any employee benefit plans within the meaning of Section 3(3) of ERISA, which Bancshares or any Bancshares Subsidiary maintains, to which Bancshares or any Bancshares Subsidiary contributes, or under which any employee, former employee, director or former director of Bancshares or any Bancshares Subsidiary is covered or has benefit rights and pursuant to which any liability of Bancshares or any Bancshares Subsidiary exists or is reasonably likely to occur (the “Bancshares Benefit Plans”), and current summary plan descriptions, trust agreements, and insurance contracts and IRS Form 5500 or 5500-C (for the three most recently completed plan years) with respect thereto. Except as set forth on Schedule 4.19(a) of the Bancshares Disclosure Schedule, Bancshares neither maintains nor has entered into any Bancshares Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Bancshares or any Bancshares Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Bancshares or any Bancshares Subsidiary or to Purchaser as a result of the Reorganization or any related action thereafter (as used in this Section 4.19, a “Change in Control Benefit”). The term “Bancshares Benefit Plans” as used herein refers to all plans contemplated under the preceding sentences of this Section 4.19, provided that the term “Plan” or “Plans” is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Bancshares Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither Bancshares nor any Bancshares Subsidiary has been notified by any Applicable Governmental Authority to amend any payments or other compensation paid or payable by Bancshares or any Bancshares Subsidiary under this Agreement, any Bancshares Benefit Plan or otherwise, to or for the benefit of any employee or director of Bancshares or any Bancshares Subsidiary and to Bancshares’ Knowledge or all the Bancshares Subsidiaries, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities.

(b) Each of the Bancshares Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code (“Bancshares Qualified Plans”) has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification will be timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Schedule 4.19(b) of the Bancshares Disclosure Schedule), and, to Bancshares’ Knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Bancshares Qualified Plan. All such Bancshares Qualified Plans established or maintained by Bancshares or each Bancshares Subsidiary or to which Bancshares or any Bancshares Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Bancshares Qualified Plans. Except as set forth in Schedule 4.19(b) of the Bancshares Disclosure Schedule, no Bancshares Qualified Plan is a defined benefit pension plan that is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Bancshares or each Bancshares Subsidiary to any Bancshares Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Bancshares Financial Statements. Neither Bancshares nor any Bancshares Subsidiary has accumulated any funding deficiency under Section 412 of the Code. For each Bancshares Qualified Plan that is a defined benefit pension plan, the net fair market value of assets under the Plan exceeds the actuarial present value of the accumulated Plan benefits, both vested and non-vested, as determined on the basis of the actuarial methods and assumptions used for purposes of the most recent actuarial report for the Plan filed with the IRS. Bancshares has the right to withdraw from the FIRF without incurring any cost, expense or liability other than pursuant to Section 4064 of ERISA. Neither Bancshares nor any Bancshares Subsidiary is in material default in performing any of its respective contractual obligations under any of the Bancshares Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

(c) There is no pending or, to Bancshares’ Knowledge, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of Bancshares Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Bancshares or any Bancshares Subsidiary that allege violations of any Applicable Laws or Regulations or the terms of the Plan which are reasonably likely to result in a Liability on the part of Bancshares or any Bancshares Subsidiary or any such Plan.

(d) Bancshares and each Bancshares Subsidiary and all other Persons having fiduciary or other responsibilities or duties with respect to any Bancshares Benefit Plan are, and since the inception of each such Plan have been, in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the Applicable Laws and Regulations governing such Plan, including the rules and regulations promulgated by the Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. No “reportable event” (as defined in Section 4043(b) of ERISA) has occurred with respect to any Bancshares Benefit Plan. No Bancshares Benefit Plan has engaged in or been a party to a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or 4975(d) of the Code. All Bancshares Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 of ERISA.

(e) Except as set forth on Schedule 4.19(e) to the Bancshares Disclosure Schedule, neither Bancshares nor any Bancshares Subsidiary has incurred, nor to Bancshares’ Knowledge is reasonably likely to incur, any liability under Title IV of ERISA in connection with any Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by Seller Bank.

(f) Except as set forth on Schedule 4.19(f) to the Bancshares Disclosure Schedule, neither Bancshares nor any Bancshares Subsidiary has made any payments, or is or has been a party to any agreement or any Bancshares Benefit Plan, that under any circumstances could obligate it, Seller Bank, any other Bancshares Subsidiary or any successor of any of them, to make any payment that is not or will not be deductible in full because of Section 162(m) or 280G of the Code.

(g) Neither Bancshares nor any Bancshares Subsidiary has any obligation to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

(h) Schedule 4.19(h) to the Bancshares Disclosure Schedule contains: (i) a listing of each director, officer and other employee of Bancshares and each Bancshares Subsidiary who is eligible to receive a Change in Control Benefit, showing estimated compensation for calendar year 2006 based upon compensation received to the date of this Agreement, and the individual’s rate of salary in effect on the date of this Agreement, the individual’s participation in any bonus or other employee benefit plan, and, other than with respect to individuals that are entitled to a Change in Control Benefit only pursuant to the First Federal Bank Severance Compensation Plan, such individual’s compensation from Bancshares or any Bancshares Subsidiary for each of the calendar years 2001 through 2005 as reported by Bancshares or each Bancshares Subsidiary on IRS Form W-2 or Form 1099; (ii) a listing of each Bancshares Stock Option, showing the holder thereof, the number of shares, the exercise price per share and a copy of the award agreements relating thereto; (iii) a listing of the participants in the Bancshares Employee Stock Ownership Plan (“ESOP”), showing the number of outstanding shares of Bancshares Common Stock credited to each participant, the vesting dates thereof, and the unpaid balance of any loans owing by the ESOP to Bancshares or any party as of the date hereof (the “ESOP Loan”), the number of unallocated shares of Bancshares Common Stock under the ESOP; and (iv) a listing of each officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the calculations of the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in the Bancshares Financial Statements with respect thereto.

(i) Bancshares and each Bancshares Subsidiary have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Bancshares Benefit Plan with the IRS, the PBGC, the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would have a Bancshares Material Adverse Effect.

(j) Neither Bancshares nor any Bancshares Subsidiary is a party to or bound by any collective bargaining agreement and, to Bancshares’ Knowledge, no labor union claims to or is seeking to represent any employees of Bancshares or any Bancshares Subsidiary.

(k) Neither Bancshares nor any Bancshares Subsidiary has any obligation to any former employee, or any current employee upon retirement, under any Bancshares Benefit Plan or otherwise, other than those disclosed in the Bancshares Disclosure Schedules, and any Bancshares Benefit Plan can be terminated as of or after the Effective Time without resulting in any liability to Purchaser for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities.

4.20 Environmental Matters.

(a) To the Knowledge of Bancshares, there are no present or past conditions on Bancshares Properties or Mortgaged Premises involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that would have a Bancshares Material Adverse Effect.

(b) Bancshares and each Bancshares Subsidiary are in compliance in all material respects with all applicable Environmental Laws. Neither Bancshares nor any Bancshares Subsidiary have received notice of, nor to their Knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of Bancshares Properties, which have or may have a Bancshares Material Adverse Effect.

(c) To the Knowledge of Bancshares, no Bancshares Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Bancshares Material Adverse Effect.

(d) To the Knowledge of Bancshares, Bancshares and each Bancshares Subsidiary have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business. Further, Bancshares warrants and represents that these permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Purchaser.

4.21 Intellectual Property. With respect to each item of Intellectual Property owned by Bancshares or any Bancshares Subsidiary, Bancshares or such Bancshares Subsidiary possesses all right, title and interest in and to the item, free and clear of any lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that Bancshares or any Bancshares Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and has not been breached by any party thereto. Neither Bancshares nor any Bancshares Subsidiary has ever received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party, including any claims that Bancshares or such Bancshares Subsidiary must license or refrain from using any intellectual property rights of a third party. Neither Bancshares nor any Bancshares Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and, to Bancshares’ Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Bancshares or any Bancshares Subsidiary.

4.22 Properties.

(a) Schedule 4.22(a) to the Bancshares Disclosure Schedule contains a list and description of all Bancshares Properties as of September 30, 2006. Bancshares and each Bancshares Subsidiary have good, sufficient and marketable title to such Bancshares Properties, except for (i) assets and properties disposed of since such date in the ordinary course of business, (ii) Bancshares Permitted Liens, none of which, in the aggregate, are material to the assets of Bancshares on a consolidated basis and (iii) as set forth in Schedule 4.22(a) to the Bancshares Disclosure Schedule. All buildings, structures, fixtures and appurtenances comprising part of the Bancshares Properties are in good operating condition and have been well-maintained, reasonable wear and tear excepted. Bancshares and each Bancshares Subsidiary have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and such assets are free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities. Title to all Bancshares Properties listed on Schedule 4.22(a) as being owned by Bancshares or a Bancshares Subsidiary is held in fee simple.

(b) Schedule 4.22(b) to the Bancshares Disclosure Schedule contains copies of all leases of real property to which Bancshares or any Bancshares subsidiary is a party as lessee. All such leases are valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to either Bancshares or any Bancshares Subsidiary, or to Bancshares’ Knowledge, the other party. None of such leases contains a prohibition against assignment by Bancshares or any Bancshares Subsidiary, by operation of law or otherwise, or any other provision that would preclude Purchaser or any Purchaser Subsidiary from possessing and using the leased premises or property for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use of such premises or property by Bancshares or any Bancshares Subsidiary as of the date of this Agreement. Neither Bancshares nor any Bancshares Subsidiary has made a prior assignment for collateral purposes of any such lease.

4.23 ADA Compliance. Neither Bancshares nor any Bancshares Subsidiary has received any written notice that any “alteration” (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, the “ADA”)) to the respective business properties and facilities of Bancshares and each Bancshares Subsidiary, including automated teller machines (collectively, the “Company Facilities”) undertaken after January 26, 1992, are not in compliance in all material respects with the ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities (“ADAAG”). Neither Bancshares nor any Bancshares Subsidiary has received any written notice of any investigation, proceeding or complaint, formal or informal, pending or overtly threatened against Bancshares or any Bancshares Subsidiary in connection with the Company Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

4.24 Fiduciary Accounts Neither Bancshares nor Seller Bank serves or has served as a fiduciary or otherwise engages in any trust business.

4.25 Indemnification. Except with respect to claims or potential claims arising after the date hereof related to the execution of this Agreement or the consummation of the Reorganization, there is no claim or, to Bancshares’ Knowledge, threatened claim by any director, officer, employee or agent of Bancshares or any Bancshares Subsidiary for indemnification against Bancshares or any Bancshares Subsidiary under any agreement with, or the corporate indemnification provisions of, Bancshares or any Bancshares Subsidiary, or under any Applicable Laws and Regulations.

4.26 Insider Interests. No officer or director of Bancshares or any Bancshares Subsidiary, any member of the Immediate Family of any such Person, and no entity that any such Persons “controls” within the meaning of Regulation O of the FRB, has any Loan, with Bancshares or any of the Bancshares Subsidiaries, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Bancshares or any of the Bancshares Subsidiaries, or any other interest or transaction that would be required to be disclosed under Regulation S-K of the SEC that is not so disclosed.

4.27 Additional Disclosure Items. Schedule 4.27 to the Bancshares Disclosure Schedule contains the following information or copies of the following documents, if and to the extent any of the following are not specifically included in other Schedules to the Bancshares Disclosure Schedule or the Bancshares SEC Reports:

(a) A list and description of each outstanding letter of credit and each commitment to issue or confirm a letter of credit in excess of $25,000 to which Bancshares or any Bancshares Subsidiary is a party and/or under which it may (contingently or otherwise) have any Liability.

(b) Complete and correct copies of the certificate of incorporation, charter and bylaws of Bancshares and each Bancshares Subsidiary.

(c) A list and description of all powers of attorney granted by Bancshares or any Bancshares Subsidiary that are currently in force.

(d) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Bancshares or each Bancshares Subsidiary which, by their terms, continue to bind or affect Bancshares, any Bancshares Subsidiary or any of its assets.

(e) All orders, decrees, memoranda, agreements or understandings with any Applicable Governmental Authority that are binding upon or affecting the current operations of Bancshares or any Bancshares Subsidiary or any of their directors or officers in their capacities as such.

(f) All trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Bancshares or any Bancshares Subsidiary or licensed from a third party (excluding computer software programs, source codes and related materials) (collectively, the “Intellectual Property”).

(g) All contracts, agreements or commitments, or amendments thereto, to which Bancshares and any Bancshares Subsidiary is a party that:

(i) affect ownership, title to or the use of any Bancshares Properties;

(ii) relate to employment, severance or consulting arrangements, or legal, tax or any similar professional service arrangements, with any Person;

(iii) provide for the payment of commissions to or the sharing of profits with any Person;

(iv) require the consent or approval of, or notice to, any Person as a result of or in connection with the Merger or any merger of Seller Bank with and into the Bank;

(v) involve data processing or merchant processing;

(vi) involve the guaranty or accommodation by Bancshares or any Bancshares Subsidiary of the Liabilities of any Person;

(vii) contain any covenant limiting the right of Bancshares or any Bancshares Subsidiary to engage in any line of business or compete with any Person, or limiting the right of any Person to compete with Bancshares or a Bancshares Subsidiary or solicit its employees or customers;

(viii) relate to any license or permit that is necessary to the operation of the business of Bancshares or any Bancshares Subsidiary;

(ix) except for the certificate of incorporation or bylaws of Bancshares or any similar documents of any Bancshares Subsidiary (copies of which have been provided pursuant to Section 4.27(a) above), provide for any recourse or indemnification obligation on the part of Bancshares or any Bancshares Subsidiary;

(x) relate to the servicing of Loans for any Person or the sale of servicing rights with respect to any Loans;

(xi) involve forward commitments or similar arrangements to purchase or sell mortgages, except as may relate to the sale of residential mortgage Loans into the secondary market in the ordinary course of Bancshares’ business consistent with past practices;

(xii) involve as a party any past or present officer or director of Bancshares or any Bancshares Subsidiary;

(xiii) is an agreement that would be required to be filed as an exhibit under Applicable Laws and Regulations of the SEC that is not otherwise provided pursuant to this Section 4.27(g);

(xiv) either have a term of more than one (1) year, cannot be terminated without the payment of liquidated damages, a penalty or an equivalent thereto in excess of $10,000, or involve an annual expenditure on the part of Bancshares or any Bancshares Subsidiary in excess of $20,000; or

(xv) a list of all brokered deposits including the amount of such deposit, the name of the depositor, the interest rate, the maturity and the name of the broker for such deposit.

(h) All environmental reports (including, without limitation, phase one reports dated as of a recent date for all owned Bancshares Properties), and surveys prepared for, or in the possession or control of, Bancshares or any Bancshares Subsidiary with respect to any Bancshares Property.

4.28 Defaults. There has not been any default, or the occurrence of an event which, with notice or lapse of time or both, would constitute a default in any obligation to be performed by Bancshares or any Bancshares Subsidiary under any contract or commitment, and neither Bancshares nor any Bancshares Subsidiary has waived any right under any contract or commitment, except where any such default or waiver, individually or in the aggregate with any other such defaults or waivers, would not have a Bancshares Material Adverse Effect. To Bancshares’ Knowledge, no other party to any contract with or commitment to Bancshares or any Bancshares Subsidiary is in material default in any material obligation to be performed by such party.

4.29 Operations Since December 31, 2005. Between December 31, 2005 and the date hereof, there has not been, except reflected in the Bancshares SEC Reports filed after December 31, 2005 as set forth on Schedule 4.29 to the Bancshares Disclosure Schedule:

(a) any increase in the compensation payable or to become payable by Bancshares or any Bancshares Subsidiary to any officer or director;

(b) any payment of dividends by Bancshares or any Bancshares Subsidiary, or any distribution by any of them, whether directly or indirectly, of any assets of any kind whatsoever, on or in redemption or as the purchase price of any of their respective capital stocks, or any prepayment of any indebtedness to any stockholder;

(c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Bancshares or any Bancshares Subsidiary, except for Bancshares Permitted Liens;

(d) any creation or assumption of indebtedness, including the extension or renewal of any existing indebtedness, or the increase thereof, by Bancshares or any Bancshares Subsidiary for borrowed money, other than in the ordinary course of business, none of which is in default;

(e) the establishment of any new, or an increase in the formula for or rate of contributions to or benefits under, any existing retirement, pension, profit sharing, stock bonus, employee stock ownership, savings or thrift plan, or any similar plan of deferred compensation, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by Bancshares or any Bancshares Subsidiary;

(f) any action by Bancshares or any Bancshares Subsidiary seeking any cancellation of, or a decrease in the insured limit under, or increase in the deductible amount of the insured’s retention under, any policy of insurance or bond maintained directly or indirectly by Bancshares or any Bancshares Subsidiary on any of their respective assets or businesses, including fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, directors and officers liability insurance, and blanket bond.

(g) any change in independent auditors, or the historic methods or practices of accounting of Bancshares or any Bancshares Subsidiary (other than as required by GAAP or regulatory accounting principles);

(h) any purchase by Bancshares or any Bancshares Subsidiary of any fixed asset that either (i) has a purchase price individually or in the aggregate in excess of $25,000 or (ii) is outside of the ordinary course of business;

(i) any sale or transfer of any asset in excess of $25,000 of Bancshares or any Bancshares Subsidiary, except for loans and marketable securities sold in the ordinary course of business at market prices, or any other sale or transfer of any asset of Bancshares or any Bancshares Subsidiary outside of the ordinary course of business;

(j) any write-down of any asset in excess of $25,000;

(k) any cancellation or compromise of any debt to, claim by or right of, Bancshares or any Bancshares Subsidiary, except in the ordinary course of business;

(l) any amendment or termination of any material contract or commitment to which Bancshares or any Bancshares Subsidiary is a party;

(m) any agreement, contract or commitment entered into, or agreed to be entered into, except in the ordinary course of business or that requires payment by or to Bancshares or a Bancshares subsidiary less than $10,000 in the aggregate;

(n) any theft, damage, destruction or loss of or to any property or properties owned or used by Bancshares, whether or not covered by insurance which could have a Bancshares Material Adverse Affect; or

(o) any agreement to do any of the foregoing in this Section 4.29.

4.30 Corporate Records. The corporate record books, transfer books and stock ledgers of Bancshares and each Bancshares Subsidiary are complete and accurate in all material respects, and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, boards of directors and committees of the boards of directors of Bancshares and each Bancshares Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

4.31 Undisclosed Liabilities. Bancshares and each Bancshares Subsidiary have no Liabilities except Liabilities that are reflected, disclosed or reserved in the Bancshares Financial Statements.

4.32 Fairness Opinion. Bancshares has received from Keefe, Bruyette & Woods an opinion dated the date of this Agreement to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Bancshares pursuant to the Merger is fair to such stockholders from a financial point of view.

4.33 No Brokers. Except for Keefe, Bruyette & Woods, no agent, broker, investment banker or other firm or Person or officer or director of either Purchaser or Bancshares is or will be entitled to any broker’s or finder’s fee or any other commission, bonus or similar fee in connection with any aspect of the Reorganization. Schedule 4.33 to the Bancshares Disclosure Schedule describes the compensation that may be payable to Keefe, Bruyette & Woods in connection with the Reorganization.

4.34 Accuracy of Information Furnished. The representations and warranties made by Bancshares in this Agreement and in any Schedule hereto furnished by Bancshares do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances in order to make the statements contained herein and therein not misleading.

4.35 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of Bancshares has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Bancshares SEC Reports, and Bancshares has delivered to Purchaser a summary of any disclosure made by management to Bancshares’ auditors and audit committee since January 1, 2002 referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) Bancshares has (i) designed and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act) to ensure that material information required to be disclosed by Bancshares in the reports it files or submits under the Securities Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, and (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Bancshares’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Bancshares’ internal control over financial reporting. Bancshares has provided to Purchaser true and correct copies of any of the foregoing disclosures to the auditors or audit committee that have been made in writing from January 1, 2004 through the date hereof, and will promptly provide to Purchaser true and correct copies of any such disclosure that is made after the date hereof.

(c) Bancshares has designed and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (ii) access to assets is permitted only in accordance with management’s general or specific authorizations, and (iii) the recorded accountability for assets compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(d) No personal loan or other extension of credit by Bancshares or any Bancshares Subsidiary to any of its or their executive officers or directors has been made or modified (other than as permitted by Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act) since July 31, 2002.

(e) Since December 31, 2004, (i) neither Bancshares nor any of the Bancshares Subsidiaries nor, to Bancshares’s Knowledge, any director, officer, employee, auditor, accountant or representative of Bancshares or any of Bancshares Subsidiaries has received any written complaint, allegation, assertion, or claim that Bancshares or any Bancshares Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls and (ii) no attorney representing Bancshares or any Bancshares Subsidiary, whether or not employed by Bancshares or any Bancshares Subsidiary, has reported evidence of a material violation of U.S. federal or state securities laws, a material breach of fiduciary duty or similar material violation by Bancshares, any of Bancshares Subsidiaries or any of their respective officers, director, employees or agents to any officer of Bancshares, the Board of Directors of Bancshares or any member or committee thereof.

4.36 Bancshares Disclosure Schedule Furnished. The Bancshares Disclosure Schedule is final and complete as of the date of this Agreement, and has been delivered to Purchaser.

ARTICLE V

COVENANTS OF BANCSHARES

5.1 Conduct of Business by Bancshares until the Effective Time. During the period commencing on the date hereof and continuing until the Effective Time, Bancshares agrees that:

(a) Bancshares and each Bancshares Subsidiary will carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and, to the extent consistent with such businesses, use their Best Efforts to preserve intact their present business organizations, to keep available the services of their present officers and employees, and to preserve their relationships with customers, suppliers and others having business dealings with them, in each case to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time.

(b) Without limitation of its obligations under Section 5.1(a), unless required by this Agreement or otherwise consented to in writing and in advance by Purchaser, which consent shall not be unreasonably withheld, Bancshares shall, and shall cause each Bancshares Subsidiary to:

(i) Comply with all Applicable Laws and Regulations;

(ii) File in a timely manner all Bancshares SEC Reports, Bancshares Regulatory Reports, Seller Bank Regulatory Reports, state and federal tax returns, and all other reports that it is required to file under Applicable Laws and Regulations;

(iii) Comply with all material leases, contracts, licenses and agreements;

(iv) Maintain its properties and assets in their present states of repair, order and condition, reasonable wear and tear excepted, and maintain and keep in full force and effect all policies of insurance and bonds presently in effect, including the insurance of accounts with the FDIC;

(v) Make and commit to make Loans only in accordance with safe and sound banking practices and on terms and conditions that are consistent with the Loan policies and procedures of Seller Bank, as established by the board of directors of Seller Bank prior to the date of this Agreement; and

(vi) Maintain the allowance for loan and lease losses of Seller Bank in accordance with the Loan Loss Reserve Policy and in a manner that is adequate in all material respects under the requirements of GAAP and Applicable Laws and Regulations to provide for possible losses, net of recoveries relating to Loans previously charged off, on Loans outstanding (including accrued interest receivable) and on other assets.

(c) Unless required or expressly permitted by this Agreement or otherwise consented to in advance and in writing by Purchaser, which consent shall not be unreasonably withheld, Bancshares shall not, and shall not cause or permit any Bancshares Subsidiary to:

(i) Amend or propose to amend its certificate of incorporation, articles of association, charter, bylaws or similar organizational or corporate documents;

(ii) Issue, sell, grant or otherwise permit to become outstanding any additional shares of Bancshares Common Stock, preferred stock or any other capital stock or equity securities of Bancshares, securities convertible into or exchangeable for its equity securities, warrants, stock appreciation rights, options or other rights to acquire its equity securities (including pursuant to the Bancshares Stock Option Plans or similar stock based employee compensation plan), or any bonds, debt securities or other securities of Bancshares; provided that shares of Bancshares Common Stock may be issued in connection with the exercise of Bancshares Stock Options;

(iii) Redeem, purchase, acquire or offer to acquire any shares of capital stock of Bancshares or any Bancshares Subsidiary or other securities of Bancshares or any Bancshares Subsidiary, except that a portion of the shares of Bancshares Common Stock held by the ESOP may be redeemed in accordance with Section 7.5 of this Agreement;

(iv) Split, combine or reclassify any outstanding shares of capital stock of Bancshares or any Bancshares Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of Bancshares or any Bancshares Subsidiary, except that (a) Seller Bank may pay dividends to Bancshares in amounts sufficient to enable Bancshares to pay its ordinary operating expenses and accrued liabilities, and the accounting, legal, printing, investment banking, other expenses and costs relating to the Reorganization, (b) Bancshares may pay a quarterly dividend of $0.12 per share in accordance with its current schedule of quarterly dividends and (c) Bancshares Capital Trust I may pay scheduled distributions with respect to the Trust Preferred Securities;

(v) Acquire, by merger, exchange, consolidation, acquisition of stock or assets or otherwise, any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Bancshares on a consolidated basis, except in exchange for debts previously contracted, including the Seller Bank REO;

(vi) Change the Loan Policy, Asset/Liability Management Policy or Loan Loss Reserve Policy except for such changes as may be required in the reasonable opinion of the management of Bancshares to respond to then current market or economic conditions or as may be required by Applicable Governmental Authorities; provided that Bancshares notifies Purchaser of any such change, and the express terms thereof, in writing as soon as practicable, but in no event later than two (2) Business Days after such change is made; and provided, further, that any change to the Loan Policy, Loan Loss Reserve Policy or Asset/Liability Management Policy be adopted at a meeting of the board of directors of Bancshares or Seller Bank, as the case may be, or of the appropriate committee of the board of directors, to which a representative of the Purchaser has been invited by delivery of a written notice pursuant to Section 7.1(b), which meeting is actually held on the date and at the time set forth in such notice, and is otherwise held in accordance with such notice;

(vii) File any applications for additional branches, open any new office or branch, close any current office or branch, or relocate operations from existing locations;

(viii) Incur or become subject to any indebtedness for borrowed money except (A) for Federal Home Loan Bank borrowings with a term of one (1) year or less, (B) for non-brokered deposit accounts established in the ordinary course of business on terms and conditions, including interest rates, that are not more favorable in any material respect than those available from local commercial banks in arms’ length transactions in the ordinary course of business, and (C) as necessary for Seller Bank to cover daylight overdrafts and other temporary indebtedness incurred in the ordinary course of business;

(ix) Mortgage, pledge or subject any of its assets to any lien or other encumbrance except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith, (C) Bancshares Permitted Liens, which, when aggregated with all other Bancshares Permitted Liens, do not have a Bancshares Material Adverse Effect and (D) liens and encumbrances resulting from Federal Home Loan Bank borrowings permitted hereunder;

(x) Discharge or satisfy any material lien or encumbrance on its assets or repay any material indebtedness for borrowed money, except for scheduled repayments of (A) Federal Home Loan Bank advances, (B) Bancshares’ term debt, and (C) other obligations incurred and repaid in the ordinary course of business;

(xi) Invest in, purchase or lease any real estate, except for investments in Seller Bank REO;

(xii) Make any single or group of related capital expenditures or commitments therefor in excess of $25,000, other than pursuant to binding commitments existing on the date hereof and disclosed herein, and as necessary to maintain its assets in good repair;

(xiii) Enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $25,000 in aggregate value, except for the origination, purchase and sale of mortgage Loans and Loan participations, the purchase of Investment Securities as permitted herein, and sales of Seller Bank REO and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

(xiv) Enter into any new, or modify, amend, renew or extend (through action or inaction) the term of any existing, lease, contract or license that has a term of more than one (1) year, or that involves the payment by Bancshares or any Bancshares Subsidiary of more than $20,000 in the aggregate, other than any Loan permitted under Section 5.1(c)(xix) and (xx);

(xv) Terminate any material lease, contract or license;

(xvi) Allow any material lease, contract or license to terminate or expire, or any option to terminate, extend or renew the term thereof to lapse or expire, without providing Purchaser with at least thirty (30) days prior notice thereof;

(xvii) Institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $25,000 without providing Purchaser with at least fifteen (15) days prior notice thereof;

(xviii) Issue any certificates of deposit not in the ordinary course of business and consistent with past practices and the Asset/Liability Management Policy; modify any rates applicable to any certificates of deposit having a maturity over one (1) year unless Bancshares or Seller Bank, as the case may be, shall have notified Purchaser of the rate schedules for any certificates of deposit at least one (1) Business Day prior to issuing such certificates of deposit; or accept or renew any brokered deposits;

(xix) Subject to Applicable Laws and Regulations, make, commit to make, renew, extend the term or increase the amount of any Loan with an outstanding principal amount in excess of $50,000 to any Person if such Loan or any other Loans to such Person or an Affiliate or member of the Immediate Family of such Person is on the “watch list” or similar internal report of Bancshares or Seller Bank, or has been classified as “substandard,” “doubtful,” “loss,” or other Loans specially mentioned or listed as a “potential problem loan;” provided, however, that nothing in this subsection shall prohibit Bancshares or Seller Bank from honoring any contractual obligation in existence on the date of this Agreement;

(xx) Subject to Applicable Laws and Regulations, make, commit to make, renew, extend the term or increase the amount of any Loan to any executive officer (as defined in Regulation O of the Federal Reserve) or director of Bancshares or any Bancshares Subsidiary, any five percent (5%) stockholder of Bancshares, or any Affiliate of any of the foregoing;

(xxi) Make or commit to make any Loans except in the ordinary course of business for (A) Loans secured by one to four family residences provided that all such Loans are within FHLMC sale limits and otherwise qualify for sale on the secondary mortgage market, (B) unsecured loans not in excess of $25,000, (C) non real estate secured Loans not in excess of $250,000 and (D) Loans secured by real estate not in excess of $500,000; provided, however, that neither Bancshares nor any Bancshares subsidiary shall not make, commit to make, renew, extend the term of or increase the amount of any Loan to any Person if when aggregated with all outstanding Loans and commitments for Loans made to such Person and such Person’s Immediate Family and Affiliates, the Loans would not exceed $1,000,000;

(xxii) Cancel or release any material Loan, other debt or claims, release any collateral therefor, or waive any rights of material value, except in the ordinary course of business or upon payment in full;

(xxiii) Sell any Investment Securities except as may be required in the opinion of the management of Bancshares to respond to then current market or economic conditions or as may be required by any Applicable Governmental Authority, provided that Bancshares notifies Purchaser of any such sale as soon as practicable, but in no event more than two (2) Business Days after such sale is consummated;

(xxiv) Purchase any Investment Securities, except that existing Investment Securities may be replaced at maturity or upon a permitted sale with the purchase of United States Treasury or agency securities having maturities (without regard to any call feature) of one (1) year or less and similar value;

(xxv) Change the manner in which its portfolio of Investment Securities is classified or reported in accordance with SFAS 115 or otherwise, or restructure or materially change its Investment Securities portfolio or its gap position;

(xxvi) Purchase or otherwise acquire any investments, direct or indirect, in any derivative securities, financial futures or commodities or enter into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

(xxvii) Enter into any new, or amend, modify or terminate any existing employment, severance, retention, covenant not to compete or similar agreements or arrangements with any officer, director or employee, except as expressly provided by this Agreement;

(xxviii) Grant any wage, salary or compensation increases, any bonuses, or any severance, termination or retention payments to any officer, director or employee other than pursuant to a program that has been approved in advance and in writing by Purchaser;

(xxix) Hire any employee with an annual salary in excess of $25,000 except for employees at will who are hired at a comparable or lesser salary to replace employees who have resigned or whose employment has otherwise been terminated;

(xxx) Amend the Bancshares Benefit Plans except as required by Applicable Laws and Regulations to consummate any aspect of the Reorganization in accordance with Applicable Laws and Regulations and in accordance with a plan or program that has been approved in advance and in writing by Purchaser, or adopt any other profit sharing, stock option, pension, retirement, employee stock ownership, restricted stock, incentive compensation, deferred compensation, bonus, severance, retention, vacation, insurance or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees;

(xxxi) Make contributions to any Bancshares Benefit Plan except as required by the terms of such plans or agreements as in effect as of the date of this Agreement, and as contemplated by this Agreement; or

(xxxii) Agree or commit to do any of the foregoing.

With respect to any written request by Bancshares for Purchaser’s consent to any non-permitted action of Bancshares or Seller Bank described in this Section 5.1, Bancshares shall be entitled to conclusively presume that Purchaser has consented to any such action unless Bancshares shall have received Purchaser’s written objection to such action within five (5) Business Days of the date of Purchaser’s actual receipt of such written request.

(d) Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Purchaser nor any Purchaser Subsidiary by reason of this Agreement shall be deemed (until consummation of the Reorganization) to control, directly or indirectly, Bancshares or any Bancshares Subsidiary shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Bancshares or any Bancshares Subsidiary.

5.2 Stockholders’ Meeting; Proxy Statement.

(a) The board of directors of Bancshares has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bancshares and its stockholders, and has directed that this Agreement and the transactions contemplated hereby be submitted to Bancshares’ stockholders for adoption and approval at a duly held meeting of such stockholders. Bancshares shall, as soon as practicable, take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders and take such actions as shall be appropriate for the special meeting for the purpose of obtaining stockholder approval of this Agreement and the transactions contemplated hereby, including the Merger (the “Stockholders’ Meeting”).

(b) Bancshares shall prepare a proxy statement for the purpose of holding the Stockholders’ Meeting (the “Proxy Statement”) and Bancshares shall submit the Proxy Statement to the SEC as soon as practicable, but in any event within forty-five (45) days, after the date of this Agreement. The Proxy Statement shall be prepared in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(c) Purchaser shall furnish such information concerning Purchaser and the Bank as is necessary to prepare the Proxy Statement, insofar as it relates to Purchaser or the Bank, in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder. Purchaser agrees promptly to advise Bancshares if at any time prior to the Stockholders’ Meeting any information provided by Purchaser for use in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to Bancshares the information needed to correct such inaccuracy or omission.

(d) Bancshares shall prepare the initial draft of the Proxy Statement and deliver such initial draft to Purchaser at least five (5) Business Days prior to the date on which it will be filed with the SEC. Bancshares shall deliver a final proposed Proxy Statement to Purchaser and its counsel at least two (2) Business Days prior to filing it with the SEC, and shall provide Purchaser with copies of all responses from or written communications from the SEC relating to the Proxy Statement. Bancshares shall also deliver a copy of the final Proxy Statement to Purchaser promptly after the SEC has completed its review thereof.

(e) Bancshares shall mail the Proxy Statement to its stockholders as soon practicable, but in no event later than thirty (30) days after the date the SEC has completed its review of the Proxy Statement (the “Mailing Date”).

(f) Bancshares shall retain, at Bancshares’ expense, a proxy solicitation firm mutually agreed to by Purchaser and Bancshares promptly following Purchaser’s request, and shall cooperate fully with requests of such proxy solicitation firm.

5.3 Recommendation of Approval.

(a) Subject to its fiduciary duties, the board of directors of Bancshares shall (i) recommend to its stockholders the approval of this Agreement and the Reorganization, including the Merger, (ii) shall include such recommendation in the Proxy Statement, (iii) shall otherwise use its Best Efforts to the extent consistent with its fiduciary duties to obtain such stockholders’ approval and (iv) shall not (x) withdraw, modify or qualify in any manner adverse to Purchaser or Merger Sub such recommendation or (y) take any other action or make any other public statement in connection with the Stockholders’ Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent expressly permitted by Section 5.3(b). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the stockholders of the Company at the Stockholders’ Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Bancshares of such obligation. In addition to the foregoing, Bancshares shall not submit to the vote of its stockholders any Competing Proposal other than the Merger prior to the termination of this Agreement.

(b) Notwithstanding the foregoing, the Company and its Board of Directors shall be permitted to effect a Change in Recommendation if and only to the extent that:

(i) both:

(A) Bancshares shall have complied with the provisions of Section 5.4; and

(B) (1) Bancshares shall have received a Competing Proposal after the date of this Agreement and the Board of Directors of Bancshares shall have concluded in good faith that such Competing Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to clause (4) below, (2) the Board of Directors of Bancshares, after consultation with its outside counsel, determines in good faith that failure to take such action would reasonably be expected to result in a violation of its fiduciary duties under Applicable Law(s) and Regulations, (3) Bancshares shall notify Purchaser, at least four (4) Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal, specifying the material terms and conditions of any such Superior Proposal (including the identity of the party making such Competing Proposal) and furnishing to Purchaser a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, and (4) prior to effecting such a Change in Recommendation, Bancshares shall, and shall cause its financial and legal advisors to, during the period following Bancshares’ delivery of the notice referred to in clause (3) above, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Competing Proposal ceases to constitute a Superior Proposal; or

(ii) the Board of Directors of Bancshares determines in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to result in a violation of its fiduciary duties under Applicable Laws and Regulations.

5.4 Certain Actions.

(a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither Bancshares nor Seller Bank shall, and Bancshares shall cause its and Seller Bank’s respective Affiliates and any their respective directors, officers, employees, investment bankers, financial advisors, counsel, accountants, representatives or agents not to, directly or indirectly make, encourage, facilitate, take any action designed to facilitate, solicit, induce, assist or initiate any inquiry or proposal, or participate in any negotiations with, discuss with, or provide any information to, any corporation, partnership, agent, attorney, financial advisor, or other Person (other than Purchaser, an Affiliate of Purchaser or an officer, employee or other authorized representative of Purchaser or such Affiliate, or counsel for Purchaser or its directors and financial advisor, solely for use in connection with the transactions contemplated hereby) relating to or in connection with any Competing Proposal; provided, however, that if, at any time prior to approval of this Agreement by the stockholders of Bancshares, the Board of Directors of Bancshares determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or to participate in such negotiations or discussions would likely be inconsistent with its fiduciary duties to Bancshares’ stockholders under applicable law, Bancshares may, in response to a proposal that was not solicited by it and that did not result from a breach of this Section 5.4(a), and that has been determined by the Board of Directors of Bancshares to be a Competing Proposal subject to Bancshares giving Purchaser at least two (2) Business Days’ written notice of its intention to do so, (x) furnish information with respect to Bancshares to any Person pursuant to a customary confidentiality agreement provided that a copy of all such information is delivered simultaneously to Purchaser, and (y) participate in negotiations regarding such proposal. Bancshares shall promptly notify Purchaser orally and in writing of any inquiry, request for information or any proposal in connection with a Competing Proposal, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and any related correspondence) and the identity of the Person making such inquiry, request or proposal. Bancshares will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis, and will respond promptly in writing to any reasonable inquiry by Purchaser concerning the foregoing. Bancshares shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Person conducted heretofore by Bancshares or its representatives with respect to the foregoing.

(b) For purposes of this Agreement, “Competing Proposal” shall mean, whether in the form of an actual or intended proposal to or from, a signed agreement with, a completed action by or other communication with, as the case may be, any Person (or group of Persons) other than Purchaser and the Purchaser Subsidiaries (a “Third Party”), any of: (i) a merger (whether or not Bancshares is the surviving corporation) or consolidation, or any similar transaction (other than the Merger) of any company with either Bancshares or any significant subsidiary (as defined in Rule 1.2 of Regulation S-X of the SEC) (a “Significant Subsidiary”) of Bancshares; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either Bancshares or any Significant Subsidiary of Bancshares; (iii) a purchase or other acquisition, in one or a series of related transactions, of “beneficial ownership” by any “person” or “group” (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 15% or more of the voting power of either Bancshares or any Significant Subsidiary of Bancshares; (iv) a tender or exchange offer to acquire securities representing 15% or more of the voting power of Bancshares; (v) a public proxy or consent solicitation made to stockholders of Bancshares seeking proxies in opposition to any proposal relating to any aspect of the Reorganization that has been recommended by the board of directors of Bancshares; (vi) a liquidation, dissolution, or recapitalization of Bancshares or Seller Bank; (vii) a sale outside the ordinary course of business of a significant amount of assets of Bancshares or Seller Bank; (viii) a purchase or sale of shares of capital stock of Bancshares or Seller Bank; (ix) any similar transactions involving Bancshares or Seller Bank, other than the transactions contemplated by this Agreement; (x) the filing of an application or notice with the Federal Reserve, the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeing approval to engage in one or more of the transactions referenced in clauses (i) through (viii) above; or (xi) the making of a bona fide proposal to Bancshares or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (ix) above. For purposes of this Agreement, a “Superior Proposal” shall mean any Competing Proposal (on its most recently amended or modified terms, if amended or modified) that the Board of Directors of Bancshares determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Bancshares’ stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Bancshares, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the Competing Proposal, and any proposed changes to this Agreement that may be proposed by Purchaser in response to such Competing Proposal).

5.5 Voting Agreement. Bancshares agrees to use its Best Efforts to obtain and deliver to Purchaser, as promptly as practicable, a signed voting agreement in the form of Exhibit C hereto from any Person who becomes a director or executive officer of Bancshares or Seller Bank after the date of this Agreement and before the date of the Stockholders’ Meeting.

5.6 Trust Preferred Securities. Bancshares shall take all actions that are necessary or that are otherwise reasonably requested by Purchaser to cause, as of the

Effective Time, Purchaser to be the successor to, or to assume the obligations of, Bancshares under and pursuant to the Trust Agreement, the Indenture and the Guarantee Agreement and to ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain outstanding.

ARTICLE VI

COVENANTS OF PURCHASER

6.1 Regulatory Applications.

(a) Purchaser shall, within forty-five (45) days of the date hereof, file applications or notices with the Federal Reserve and any other Applicable Governmental Authorities, and shall use its Best Efforts to respond as promptly as practicable to all inquiries received concerning said applications.

(b) Purchaser shall deliver a draft of the nonconfidential portions of all regulatory applications and notices to Bancshares prior to filing them, and shall provide Bancshares with copies of the nonconfidential portions of all responses from or written communications from Regulatory Authorities relating to the Merger or this Agreement to the extent permitted by law. Purchaser shall also deliver a final copy of the nonconfidential portions of all regulatory applications and notices to Bancshares promptly after they are filed with the appropriate Regulatory Authority.

6.2 Indemnification; Director and Officer Liability Insurance.

(a) Subject to applicable limitations imposed by Applicable Regulatory Authorities, or except as required by Applicable Laws and Regulations Purchaser agrees to indemnify and hold harmless each present and former director and officer of Bancshares and the Bancshares Subsidiaries (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to Bancshares’ certificate of incorporation and bylaws, or the corresponding documents of the applicable Bancshares Subsidiary, as the case may be, as in effect on the date of this Agreement. Notwithstanding anything to the contrary contained in this paragraph, nothing contained herein shall require Purchaser to indemnify any person who was a director or officer of Bancshares or any Bancshares Subsidiary to a greater extent than Bancshares or any Bancshares Subsidiary is, as of the date of this Agreement, required to indemnify any such person. Purchaser’s obligations under this Section 6.2(a) shall continue in full force and effect for a period of six (6) years from the Effective Time unless otherwise required by Applicable Laws and Regulations; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until final disposition of any such claim.

(b) Any Indemnified Party wishing to claim indemnification under Section 6.2(a), upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify Purchaser thereof. In the event of any such claim, action, suit, proceeding, or investigation (i) Purchaser shall have the right to assume the defense thereof and Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Purchaser and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this Section 6.2(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (ii) such Indemnified Party shall cooperate in the defense of any such matter.

(c) Purchaser shall maintain Bancshares’ existing directors’ and officers’ liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Bancshares’ existing policy, including Purchaser’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; provided, however, that in no event shall Purchaser be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.2(c), an amount in excess of 150% of the amount of the annual premium paid by Bancshares as of the date hereof for such insurance (the “Maximum Insurance Amount”); provided further that, prior to the Effective Time, Bancshares shall notify the appropriate directors’ and officers’ liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto to the extent known to Bancshares, in accordance with terms and conditions of the applicable policies. If the aggregate amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, Purchaser shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

6.3 Seller Bank Board. Purchaser acknowledges that in connection with the consummation of the Reorganization, Purchaser shall cause the board of directors of Seller Bank to be comprised of five (5) individuals, one of which shall be a representative designated by Purchaser, one of which shall be the President of Seller Bank and three of which shall be individuals who (i) were directors of Seller Bank immediately prior to the Effective Time, (ii) are mutually agreed upon by the President of Bancshares and the President of Purchaser, (iii) executed and delivered a Voting Agreement and complied with the terms thereof and (iv) recommended to the Bancshares’ stockholders the approval of the Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Access to Information; Confidentiality.

(a) Between the date hereof and the Effective Time, upon reasonable notice, Bancshares will afford, and will cause each Bancshares Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Purchaser, reasonable access during normal business hours to the corporate and banking offices, personnel, properties, contracts, commitments, books and records and independent accountants of Bancshares and each Bancshares Subsidiary, whether such documents are located on the premises of Bancshares or elsewhere. Bancshares shall furnish Purchaser with all such statements (financial and otherwise), records and documents or copies thereof, and other information concerning the business and affairs of Bancshares and each Bancshares Subsidiary, as Purchaser shall from time to time reasonably request. Bancshares further agrees to cause its independent accountants, attorneys and such other Persons as the parties shall mutually agree upon to fully cooperate with Purchaser and its representatives in connection with the right of access granted herein.

(b) Bancshares shall allow Purchaser’s president, or any other officer (but not more than two officers) designated by Purchaser, (i) to attend all meetings of the boards of directors and board committees of Bancshares and Seller Bank, including the loan committee and investment committee of Bancshares and Seller Bank, as an observer, and (ii) to participate by conference call in each and every meeting held by Bancshares or any Bancshares Subsidiary at which any decision is considered concerning the purchase of Investment Securities. Bancshares shall give reasonable (and no less than five (5) Business Days’ prior written) notice to Purchaser of the date, time and place of each such meeting or conference call (and any adjournments and postponements thereof), and, if known, the agenda for or business to be discussed at each such meeting or conference call. Bancshares shall also provide to Purchaser all written agendas and meeting materials provided to the boards of directors of Bancshares and Seller Bank in connection with such board and board committee meetings. Notwithstanding the foregoing, Bancshares shall not be required to permit Purchaser’s president (or any other representative of Purchaser) to attend any portion of any meeting, or to provide to Bancshares with any materials, that relate to this Agreement or a Competing Proposal, or that involve matters protected by the attorney-client privilege. All references to “meetings” in this Section 7.1(b) and in any section of this Agreement that references the Section 7.1(b) shall include any adjournment or postponement of such meeting.

(c) Except for information and documents that do not constitute “Evaluation Material” as defined in the Confidentiality Agreement, all information and documents to which Purchaser is given access pursuant hereto shall be subject to the Confidentiality Agreement. All information furnished by Bancshares or any Bancshares Subsidiary to Purchaser pursuant hereto shall be treated as the sole property of Bancshares until the consummation of the Merger contemplated hereby, and if the Merger shall not occur, Purchaser shall destroy or return such information to Bancshares to the extent required by the Confidentiality Agreement.

7.2 Supplemental Reports and Information.

(a) Bancshares shall deliver to Purchaser complete copies of the Bancshares Annual Report on Form 10-K for the fiscal year ending December 31, 2006, all Bancshares Quarterly Reports on Form 10-Q, all Bancshares Current Reports on Form 8-K and all Bancshares proxy materials and related Bancshares annual reports to stockholders that are filed with the SEC after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date.

(b) Bancshares shall deliver to Purchaser complete copies of all Bancshares Regulatory Reports and Seller Bank Regulatory Reports that are filed during the period after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date.

(c) Bancshares will furnish to Purchaser a copy of each other material report filed by it with any other Applicable Governmental Authority, including any federal, state or local taxing authority and any federal or state bank regulatory or securities authority during the period after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date.

(d) During the period after the date hereof and prior to the Effective Time, Bancshares will provide to Purchaser, as soon as reasonably available but not later than the third (3rd) day following their delivery to the applicable board of directors, the reports of management of Bancshares and Seller Bank, which shall include monthly financial statements of Bancshares and Seller Bank, as applicable, to the boards of directors of Bancshares and the Seller Bank, respectively, for the most recently available month.

7.3 Title Reports. As soon as practical after the date hereof, but in any event no later than forty-five (45) days after the date hereof, Bancshares shall, at Purchaser’s expense, obtain and deliver to Purchaser, with respect to all real estate owned or held pursuant to a ground lease by Bancshares and any Bancshares Subsidiary, an owner’s preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title and Trust or such other title insurance company as is reasonably acceptable to Purchaser, showing fee simple title in Bancshares or such Bancshares Subsidiary in such real estate or the appropriate leasehold interest of Bancshares or such Bancshares Subsidiary, subject only to (i) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner’s Form B; (ii) liens of current state and local property taxes which are not delinquent or subject to penalty; and (iii) other liens, encumbrances, restrictions and conditions of record that do not materially adversely affect the value or use of such real estate.

7.4 Resolution of Bancshares Benefit Plans. Bancshares and Purchaser shall cooperate in effecting the following treatment of the Bancshares Benefit Plans, except as mutually agreed upon by Purchaser and Bancshares prior to the Effective Time:

(a) At the Effective Time, Purchaser (or a Purchaser Subsidiary) shall be substituted for Bancshares as the sponsoring employer under those Bancshares Benefit Plans with respect to which Bancshares or Seller Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Bancshares or Seller Bank with respect to each such Plan. Except as otherwise provided herein, each such Plan and any Bancshares Benefit Plan sponsored by Bancshares or Seller Bank shall be continued in effect by Purchaser or any applicable Purchaser Subsidiary after the Effective Time, subject to the power reserved to Purchaser or any applicable Purchaser Subsidiary under each such Plan to subsequently amend or terminate the Plan in accordance with Applicable Laws and Regulations. Bancshares, Seller Bank and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and take such other actions contemplated under this Agreement, and (ii) to amend such Plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

(b) At or as promptly as practicable after the Effective Time as Purchaser shall reasonably determine, Purchaser shall provide, or cause any Purchaser Subsidiary to provide, to each employee of Bancshares and Seller Bank as of the Effective Time (“Bancshares Employees”) the opportunity to participate in each employee benefit plan and program maintained by Purchaser or the Purchaser Subsidiaries for similarly situated employees (the “Purchaser Benefit Plans”); provided, however, that with respect to such Purchaser Benefit Plans, Bancshares Employees shall be given credit for service with Bancshares or Seller Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided further that Bancshares Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Purchaser Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under Bancshares Benefit Plans. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative of those provided under any Bancshares Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Purchaser Benefit Plan which is an “employee pension benefit plan” under ERISA with respect to any year during which allocations are made to Bancshares Employees under a Bancshares Qualified Plan. Except as otherwise provided in this Agreement, the power of Bancshares, Purchaser, Seller Bank or any Purchaser Subsidiary to amend or terminate any benefit plan or program, including any Bancshares Benefit Plan, shall not be altered or affected. Moreover, this Agreement shall not confer upon any Bancshares employee any rights or remedies hereunder and shall not constitute a contract of employment or create any right, to be retained or otherwise, in employment with Purchaser, Seller Bank or any Purchaser Subsidiary.

(c) Concurrently with the execution of this Agreement to be effective as of the Closing Date, each of James Stebor, Mark Tyrpin, Millie Shields and Cathy Pendell shall have executed a new employment agreement that will become effective at the Effective Time that has the effect of terminating each such officer’s rights under all existing employment agreements, change of control agreements or other agreements, arrangements, policies, plans or promises in exchange for an identified agreed-upon amount and, with respect to those officers that have executed a new employment agreement, sets forth, among other matters, certain matters concerning their employment after the Reorganization, copies of which are attached as Schedule 7.4(c) to the Bancshares Disclosure Schedule (collectively, the “Employment Related Documents”).

(d) Notwithstanding anything in this Agreement to the contrary, all retention, severance, covenant not to compete, termination payments, acceleration of benefit vesting, and other compensation paid by Bancshares or Seller Bank, or as provided for in this Agreement, any Bancshares Benefit Plan or otherwise, including any Change in Control Benefit, shall not violate any prohibitions which are imposed by the Applicable Governmental Authorities, or which the Applicable Governmental Authorities otherwise deem to constitute unsafe and unsound banking practices or unreasonable compensation giving effect to any obligations of Purchaser or the Purchaser Subsidiary as provided herein.

(e) As of the Effective Time, the ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, Bancshares shall be permitted to make such changes to the ESOP as it deems appropriate to carry out the provisions of the ESOP and this Section 7.4(e), and shall file a request for determination with the IRS with respect to the termination of the ESOP. Bancshares shall submit to Purchaser for its approval such ESOP changes before they are made and the request for determination before it is filed with the IRS. Purchaser acknowledges that approval of the Reorganization by the stockholders of Bancshares shall constitute a “change in control” under the ESOP and that, pursuant to the terms thereof, the ESOP trustee will sell a sufficient number of unallocated shares of Bancshares Common Stock to repay the then outstanding ESOP Loan in full, and that the ESOP trustee may sell such shares to Bancshares. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to the termination, the assets of the ESOP shall be distributed to the participants and beneficiaries or transferred pursuant to an eligible rollover distribution as a participant or beneficiary may direct (including a rollover into a qualified plan of Purchaser, if approved by Purchaser, in which the individual is then participating). Except as expressly provided above in this Section 7.4(e), and except for contributions by Seller Bank to the ESOP in an amount sufficient to enable the ESOP make any payments required under the ESOP Loan, from and after the date of this Agreement through the Effective Time, neither Bancshares nor Seller Bank shall make any contributions to the ESOP that will be used to repay, nor shall they repay, the ESOP Loan or any amounts due thereunder. Bancshares shall, and shall cause Seller Bank to, cooperate with Purchaser and take any action requested by Purchaser to prepare for the termination of the ESOP as of the Effective Time.

(f) Bancshares shall have caused Seller Bank to adopt the amendments to the First Federal Bank Severance Compensation Plan set forth in Exhibit D attached hereto.

(g) Immediately prior to the Effective Time, Bancshares and Seller Bank shall terminate the First Federal Bank Supplemental Executive Retirement Plan.

(h) Prior to the Effective Time, Bancshares shall withdraw from and terminate its participation in the FIRF, and shall notify the PBGC and all other required parties of such action in accordance with the requirements of Section 4041 of ERISA and the requirements of the FIRF. Bancshares further agrees to take all other actions requested by Purchaser or required under ERISA or under the FIRF in connection with such action, including, but not limited to, satisfying any related liability as required under Section 4064 of ERISA.

(i) Neither Bancshares nor Seller Bank shall make any contributions, other than employee elective deferrals, to the Seller Bank 401(k) Profit Sharing Plan. Immediately prior to the Effective Time, Bancshares and Seller Bank shall terminate the Seller Bank 401(k) Profit Sharing Plan.

(j) Prior to the Effective Time, Bancshares shall terminate the First Federal Bancshares Inc. Director Emeritus Policy and shall terminate any benefits payable under such policy.

7.5 Cooperation.

(a) Each of Purchaser and Bancshares covenants that, unless this Agreement is terminated as provided herein, it will use its Best Efforts to bring about the Reorganization as soon as practicable. Subject to the terms and conditions herein provided, each of Purchaser and Bancshares agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and Regulations to consummate and make effective the Reorganization. In case at any time any further action is reasonably requested by one party as being necessary or desirable to carry out the purposes of this Agreement, the other party agrees to take such further action.

(b) Bancshares will cooperate in the preparation by Purchaser of such applications to the Applicable Governmental Authorities and any other regulatory authorities as may be necessary in connection with the Regulatory Approvals. Purchaser and Bancshares will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the stockholders of Bancshares or filed or submitted to Applicable Governmental Authorities in connection with the Merger, and with solicitation of the approval by stockholders of Bancshares in respect thereof.

(c) Bancshares will cooperate and will cause Seller Bank to cooperate with Purchaser in obtaining any consent, authorization or approval of, or any exemption by, any Applicable Governmental Authority or other third party that must be obtained or made by any of them in connection with the Merger, or the taking of any other action contemplated hereby.

(d) Bancshares agrees that it shall, and shall cause Seller Bank and the other Bancshares Subsidiaries, to: (i) make any accounting adjustments or entries to its books of account and other financial records; (ii) make adjustments to Seller Bank’s loan loss reserve; (iii) sell or transfer any investment securities held by it; (iv) charge-off any Loan; (v) create any new reserve account or make additional provisions to any other existing reserve account; (vi) make changes in any accounting method; (vii) accelerate, defer or accrue any anticipated obligation, expense or income item; and (viii) make any other adjustments which would affect the financial reporting of the Surviving Corporation, on a consolidated basis after the Effective Time, in each case as Purchaser shall reasonably request; provided, however, that such adjustments are consistent with GAAP, that neither Bancshares nor Seller Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as all conditions precedent to Bancshares’ obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and that no such adjustment which Bancshares or Seller Bank would not have been required to make but for the provisions of this Section 7.5(d) in and of itself shall result in a breach of any warranty or representation made herein, have any effect on Bancshares’ Adjusted Stockholders’ Equity, change the amount of the Merger Consideration or the Option Spread to be paid to the holders of Bancshares Common Stock and the Bancshares Stock Options, or delay the Closing or Purchaser’s receipt of the Regulatory Approvals.

7.6 Notification of Certain Matters.

(a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

(b) From and after the date hereof to the Effective Time, and at and as of the Effective Time, Bancshares shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering updates to the Bancshares Disclosure Schedule (each, a “Disclosure Schedule Update”) to Purchaser with respect to any matter hereafter arising which, in the good faith judgment of Bancshares, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. A Disclosure Schedule Update that reflects the breach of any warranty or representation made by Bancshares in this Agreement (any and all breaches so reflected in a Disclosure Schedule Update, the “Disclosure Schedule Related Breach”) shall not cure or be deemed to cure the Disclosure Schedule Related Breach.

7.7 Press Releases. Purchaser and Bancshares shall coordinate all publicity relating to any aspect of the Reorganization and, except as otherwise required by Applicable Laws and Regulations, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to the Agreement or any aspect of the Reorganization without obtaining the prior consent of the other, which consent shall not be unreasonably withheld.

7.8 Environmental Investigation.

(a) Purchaser may, at its election, engage a mutually acceptable environmental consultant to conduct a preliminary Phase I environmental assessment of each of the parcels of real estate used in the operation of the businesses of Bancshares and Seller Bank and any other Bancshares Properties. The fees and expenses of the consultant with respect to the Phase I assessments shall be paid by Purchaser. The consultant shall complete and deliver the Phase I assessments not later than sixty (60) days after the date of this Agreement. If any environmental conditions are found or suspected or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties of Bancshares set forth herein without regard to any exceptions that may be contained in the Bancshares Disclosure Schedule, then the parties shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

(b) Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All post-Phase I investigations or assessments (the cost of which shall be paid by Purchaser), all work plans for any post-Phase I assessments or remediation and any removal or remediation actions that may be performed shall be mutually satisfactory to Purchaser and Bancshares. If the work plans or removal or remediation actions would cost more than $200,000 (individually or in the aggregate) to complete, Purchaser and Bancshares shall discuss a mutually acceptable modification of this Agreement. Purchaser and Bancshares shall cooperate in the review, approval and implementation of all work plans.

(c) If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Agreement, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which Purchaser and the Purchaser Subsidiaries would be subject as owner of the property involved can be quantified, in good faith, and limited to an amount less than $400,000, then Purchaser may abandon this Agreement as soon as possible but in no event more than 120 days after the receipt of the Phase I assessments.

7.9 Reservation of Rights to Modify Structure. Purchaser may, at any time prior to the Effective Time (including, to the extent permitted by Applicable Laws and Regulations, following the adoption and approval of this Agreement and the Merger by the stockholders of Bancshares) change the method of effecting the combination of Merger Sub with the Company (including the provisions of Article II); provided, however, that no such change shall (i) alter or change in any respect the amount or kind of the Merger Consideration to be paid to, or other economic benefits to be received by, holders of Bancshares Common Stock or of the Option Spread to be paid to holders of Bancshares Stock Options, (ii) change the federal income tax treatment of the transactions contemplated hereunder or (iii) prevent, impede or materially delay consummation of the Transactions. In the event Purchaser determines to make any such change, Bancshares will take or perform any additional reasonably necessary or advisable steps to enable Purchaser to restructure the transaction in such manner.

7.10 Transaction Expenses. Bancshares shall cause its and Seller Bank’s attorneys, accountants, investment bankers and other advisors and agents (the “Advisors”) to submit final bills for all Professional Fees to Bancshares at least five (5) Business Days prior to the Closing Date. Bancshares shall have paid all Professional Fees in full prior to the Effective Time. The aggregate amount of such Professional Fees paid to Keefe, Bruyette & Woods shall in no event exceed $275,000. The aggregate amount of Professional Fees payable to Bancshares’ outside legal and accounting advisors shall be reasonable and Bancshares shall provide Purchaser with written notice if and when such Professional Fees exceed $250,000 and shall provide additional written notice to Purchaser upon each $25,000 increment thereafter. In no event shall Purchaser be liable for any such Professional Fees or for any amounts payable to the Advisors.

ARTICLE VIII

CONDITIONS

8.1 Conditions to the Obligations of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the Merger are subject to the following conditions precedent:

(a) The representations and warranties made by Bancshares in Sections 4.1, 4.2, 4.3 and 4.5(a)-(d) and (f) of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made on and as of such time with regard to any Disclosure Schedule Update. Each other representation and warranty made by Bancshares in this Agreement or in any other document delivered by Bancshares or any Bancshares Subsidiary pursuant to this Agreement: (i) that is not qualified as to materiality or Bancshares Material Adverse Effect, shall have been true and correct in all material respects as of the date of this Agreement; and (ii) that is qualified in any respect as to materiality or Bancshares Material Adverse Effect, shall have been true and correct as of the date of this Agreement. In addition, all of the representations and warranties that are referenced in clauses (i) and (ii) of the immediately preceding sentence shall be true and correct as of the Closing Date as though made on and as of such time; provided, however, that for all purposes of this Section 8.1(a)), such representations and warranties shall be deemed to be so true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Bancshares Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Bancshares Material Adverse Effect.

(b) Bancshares shall have performed in all material respects all of its obligations and shall have performed or complied in all of the material respects with all agreements and covenants required by this Agreement and in any other document delivered by Bancshares or any Bancshares Subsidiary pursuant to this Agreement to be performed by or complied with by Bancshares prior to or at the Effective Time.

(c) Except as specifically contemplated herein, there shall not have been any action taken, or any Applicable Law or Regulation enacted, promulgated or issued which would prohibit Purchaser’s ownership or operation of all or a material portion of Bancshares’ business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or which would compel Purchaser to dispose of or hold separate all or a material portion of Bancshares’ business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or which would render Purchaser or Bancshares unable to consummate any aspect of the Reorganization.

(d) To the extent the consummation of the Reorganization requires that Bancshares or any Bancshares Subsidiary, as the case may be, obtain the consent or waiver of the other party to any material lease, license, loan or financing agreement or other contract or agreement to which Bancshares or any Bancshares Subsidiary, as the case may be, is a party, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a Bancshares Material Adverse Effect.

(e) No action, suit, proceeding or claim shall have been (i) instituted or made by any Person, or (ii) to Bancshares’ Knowledge, threatened by any Person, in each case challenging the validity or propriety of any aspect of the Reorganization or seeking damages or other relief that would have a Purchaser Material Adverse Effect or a Bancshares Material Adverse Effect.

(f) The aggregate number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Bancshares Stock at the Effective Time.

(g) Bancshares’ Adjusted Stockholders’ Equity shall be not less than the sum of (i) $20,532,000 plus (ii) the Aggregate Option Exercise Price plus (iii) any tax benefit reflected in Bancshares’ consolidated stockholders’ equity related to the exercise of Bancshares Stock Options prior to the Effective Time.

(h) From the date hereof to the Effective Time, there shall be and have been no change that would have or would reasonably be expected to have a Bancshares Material Adverse Effect from that which was represented and warranted on the date of this Agreement.

(i) The Employment Related Documents in the forms included in Schedule 7.4(c) to the Bancshares Disclosure Schedule shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise modified without the prior written consent of Purchaser.

(j) Purchaser shall have received written evidence, in form and substance acceptable to Purchaser in its sole discretion, reflecting that Bancshares shall have paid in full all Bancshares Transactional Expenses.

(k) Purchaser shall have received evidence reasonably satisfactory to it from Fiserv Solutions, Inc. that the provisions of Section 15(k) of the Agreement between Fiserv Solutions, Inc. and Seller Bank dated March 12, 2003 will not apply to Purchaser or any of Purchaser’s Subsidiaries, other than Seller Bank.

(l) Bancshares shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.10 of this Agreement, in form and substance reasonably satisfactory to Purchaser.

8.2 Conditions to the Obligations of Bancshares. Notwithstanding any other provision of this Agreement, the obligations of Bancshares to consummate the Merger are subject to the following conditions precedent:

(a) Each of the representations and warranties made by Purchaser in this Agreement or in any other document delivered by Purchaser or any Purchaser Subsidiary pursuant to this Agreement: (i) that is not qualified as to materiality or Purchase Material Adverse Effect, shall have been true and correct in all material respects as of the date of this Agreement; and (ii) that is qualified as to materiality or Purchaser Material Adverse Effect, shall have been true and correct as of the date of the Agreement. In addition, all of the representations and warranties referenced in the immediately preceding sentence shall be true and correct as of the Effective Time as though made on and as of the Closing Date; provided, however, that for all purposes of this Section 8.2(a), such representations and warranties shall be deemed to be so true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Purchaser Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Purchaser Material Adverse Effect.

(b) Purchaser shall have performed in all material respects all of its obligations and shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement and in any other document delivered by Purchaser or any Purchaser Subsidiary pursuant to this Agreement to be performed by or complied with by Purchaser prior to or at the Effective Time.

(c) Purchaser shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.9 of this Agreement, in form and substance reasonably satisfactory to Bancshares.

8.3 Conditions to the Obligations of the Parties. Notwithstanding any other provision of this Agreement, the obligations of Purchaser on the one hand, and Bancshares on the other hand, to consummate the Merger are subject to the following conditions precedent:

(a) No preliminary or permanent injunction or other order by any federal or state court that prevents the consummation of the Merger shall have been issued and shall remain in effect. No statute, rule or regulation shall have been enacted, promulgated or enforced by any Applicable Governmental Authority that prohibits or makes illegal consummation of the Merger.

(b) This Agreement and the Reorganization, including the Merger, shall have been duly approved by the requisite vote of the stockholders of Bancshares at a meeting duly called and held for such purpose.

(c) Purchaser shall have received the Regulatory Approvals to acquire Bancshares and to consummate the Reorganization and all required waiting periods relating thereto shall have expired; provided, however, that Purchaser shall have no obligation to accept nonstandard conditions or restrictions in such Regulatory Approvals that would materially and adversely impact the economic and business benefits to Purchaser of the Reorganization.

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time pursuant to any of the following actions, provided that the applicable action is approved by the Board of Directors of the terminating party(ies):

(a) by mutual written consent of Purchaser and Bancshares;

(b) by either Purchaser or Bancshares, if any of the conditions to such party’s obligation to consummate any aspect of the Reorganization shall have become impossible to satisfy prior to the Termination Date (unless such impossibility shall be due to the action or failure to act by the party seeking to terminate this Agreement);

(c) by either Purchaser or Bancshares (subject to the limitations set forth below) at any time in the event the stockholders of Bancshares fail to approve this Agreement in a vote taken at a meeting duly convened for that purpose; provided, however, that Bancshares shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if it has failed to comply in all material respects with its obligations under Sections 5.2 and 5.3;

(d) by Purchaser or Bancshares in the event of (i) the failure of any representation or warranty contained herein or in any schedule or document delivered hereto to be true and correct, or (ii) a breach by the other party of any covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which failure or breach would result in the failure to satisfy any closing conditions set forth in Section 8.1 hereof, in the case of Purchaser, or Section 8.2 hereof, the case of Bancshares;

(e) by either party after the Termination Date, in the event the Merger has not been consummated by such date (unless the failure to consummate the Merger by such time is due to the failure of the party seeking to terminate this Agreement to perform its obligations set forth herein);

(f) by Bancshares, if (i) Bancshares has complied with the provisions of Section 5.4, (ii) Bancshares’ board of directors shall have determined, in its good faith judgment and in accordance with Section 5.4, that it has received a Superior Proposal and that it would be in the best interests of Bancshares’ stockholders to pursue such Superior Proposal, and (iii) Bancshares shall have tendered, in immediately available funds, the payments contemplated in Section 9.2(a); provided, however, that Bancshares may not terminate this Agreement pursuant to this Section 9.1(f) until the expiration of five (5) Business Days after the Superior Proposal referenced in this Section 9.1(f) has been delivered to Purchaser, together with such other information required pursuant to Section 5.4 and a summary of the terms of any such Superior Proposal;

(g) by Purchaser, if, after the date hereof, any Third Party shall have commenced or made a Competing Proposal, and thereafter the board of directors of Bancshares shall have withdrawn, or materially and adversely modified or changed its recommendation of this Agreement or any aspect of the Reorganization;

(h) by (i) Purchaser if Bancshares commits a willful breach of its obligations under this Agreement or (ii) Bancshares if Purchaser commits a willful act or omission that constitutes a breach of its obligations under this Agreement; and in each instance such willful act or omission that constitutes a breach is not cured within ten (10) days after receipt by the breaching party of written demand for cure by the non-breaching party. For purposes of this Agreement, a “willful breach” means a knowing and intentional violation by a party of any of its covenants, agreements or obligations under this Agreement; or

(i) by Purchaser pursuant to the provisions of Section 7.8 hereof relating to the inability of the parties to agree on a course of action regarding certain environmental matters.

9.2 Termination Fees.

(a) In the event this Agreement is terminated (i) by Bancshares as provided in Section 9.1(f), or (ii) by Purchaser as provided in Section 9.1(g), then Bancshares shall pay to Purchaser, in immediately available funds, an amount equal to $1,500,000 within ten (10) Business Days after demand for payment by Purchaser following such termination.

(b) In the event this Agreement is terminated (i) by Purchaser pursuant to Section 9.1(b) (due to the failure of any condition under Section 8.1 (other than clauses (c), (d), (e), (f) or (k) thereof) or Section 8.3(b)) or Section 9.1(d), or (ii) by Purchaser or Bancshares under Section 9.1(c), then Bancshares shall pay to Purchaser, in immediately available funds, an amount equal to $350,000 within ten (10) Business Days after demand for payment by Purchaser following such termination; provided, however, that no amount shall be paid under this Section 9.2(b) in the event Purchaser is entitled to any payments under Section 9.2(e).

(c) Except as provided below, in the event this Agreement is terminated by Bancshares pursuant to Section 9.1(b) (due to the failure of any condition under Section 8.2 or 8.3(c)) or Section 9.1(d), then Purchaser shall pay to Bancshares, in immediately available funds, an amount equal to $350,000 within ten (10) Business Days after demand for payment by Bancshares following such termination; provided, however, that the failure of the condition contained in Section 8.3(c) shall not result in a payment under this clause (c) in the event that any Regulatory Approval was not obtained or the applications for any such Regulatory Approval were permanently withdrawn by Purchaser for reasons solely attributable to information pertaining to, or a fact or circumstance relating to, Bancshares or Seller Bank.

(d) In the event this Agreement is terminated by Bancshares or Purchaser pursuant to Section 9.1(h), then either Bancshares or Purchaser, as appropriate, shall pay the terminating party an amount equal to $350,000 within ten (10) Business Days after demand for payment by the terminating party following such termination. In the event of a termination by Purchaser under this Section 9.2(d), Purchaser shall be entitled to the payments contemplated in Section 9.2(f) above, if and when the conditions set forth in such section are satisfied, in addition to the amount provided for in this Section 9.2(d).

(e) In the event this Agreement is terminated (i) by Purchaser or Bancshares pursuant to Section 9.1(c) or (ii) by Purchaser pursuant to Section 9.1(b) due to the failure to satisfy the condition of Section 8.3(b), and in any such case a Competing Proposal shall have been publicly announced or otherwise communicated or made known to Bancshares’ Board of Directors (or any person shall have publicly announced, communicated or made known an intention to make a Competing Proposal) at any time after the date of this Agreement and on or prior to the date of the Shareholders Meeting, then Bancshares shall pay to Purchaser, in immediately available funds, an amount equal to $750,000 within ten (10) Business Days after demand for payment by Purchaser following such termination.

(f) In the event Purchaser has not received, in full, the payment contemplated in Section 9.2(a) and this Agreement is terminated for any reason, other than (i) pursuant to Section 9.1(a), (ii) by Bancshares pursuant to Section 9.1(b) (due to the failure of any condition under Section 8.2, 8.3(a) or 8.3(c)) or Section 9.1(d), (iii) by Purchaser pursuant to

Section 9.1(i) or (iv) by Purchaser pursuant to Section 9.1(b) (due to the failure of the condition set forth in Section 8.1(e), 8.3(a) or 8.3(c)) or Section 9.1(d), and both of the following conditions are satisfied:

(A) Bancshares has received, or a Third Party has commenced or made, a Competing Proposal prior to the termination of this Agreement; and

(B) Bancshares enters into an agreement (the “Signing Event”) relating to a Competing Proposal within fifteen (15) months following the termination of this Agreement,

then Bancshares shall pay to Purchaser, in immediately available funds, an amount equal to the positive difference between (i) $1,500,000 and (ii) any amounts actually paid to Purchaser under Section 9.2(a), 9.2(b), 9.2(c) or 9.2(e) within ten (10) Business Days after demand for payment by Purchaser following the Signing Event.

(g) Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee(s) pursuant to the provisions of this Section 9.2 is intended by the parties to be, and shall constitute, liquidated damages and shall be the sole and exclusive remedy and shall be in lieu of any and all claims that the party terminating this Agreement that is entitled to such fee and its officers, directors and stockholders have, or might have against the other parties and their respective officers, directors and stockholders for any claims arising from, or relating in any way to, this Agreement or the Reorganization, and the party terminating this Agreement that is entitled to such termination fee and its officers, directors and stockholders shall not have any other rights or claims against the other parties and their respective officers, directors and shareholders.

9.3 Expenses. Except as provided elsewhere herein, Purchaser and Bancshares shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. In the event one of the parties hereto files suit to enforce this Section 9.3 or a suit seeking to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys’ fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the non-prevailing party.

9.4 Survival of Agreement. In the event of termination of this Agreement by either Purchaser or Bancshares as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 9.2 and 9.3 hereof shall survive the termination hereof.

9.5 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective boards of directors at any time before or after approval hereof by the stockholders of Bancshares but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the stockholders of Bancshares without the further approval of such stockholders or which in any other way adversely affects the rights of stockholders of either Bancshares or Purchaser without the further required approval of the stockholders so affected. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser and Bancshares may, without approval of their respective boards of directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any aspect of the Reorganization.

9.6 Waiver. Any term, provision or condition of this Agreement (other than requirements for stockholders’ approval and required approvals of the Applicable Governmental Authorities) may be waived in writing at any time by the party which is, or the stockholders of which are, entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party’s right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by Purchaser of Bancshares or Bancshares of Purchaser prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right, or affect the warranties or representations of either party as set forth herein.

ARTICLE X

GENERAL PROVISIONS

10.1 Survival. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time except as provided for in Section 9.4.

10.2 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

(a) if to Buyer:	Heartland Bancorp, Inc.
P.O. Box 67
Bloomington, Illinois 61702
	Telephone:	(309) 662-4444
	Facsimile:	(309) 662-1600
	Attention:	Fred L. Drake, President and Chief Executive Officer

with a copy to:	Barack Ferrazzano Kirschbaum Perlman
& Nagelberg LLP
333 West Wacker Drive, Suite 2700
Chicago, Illinois 60606
	Telephone:	(312) 984-3222
	Facsimile:	(312) 984-3150
	Attention:	Edwin S. del Hierro, Esq.

(b) if to Bancshares:	First Federal Bancshares, Inc.
2001 Maine Street
Quincy, Illinois
	Telephone:	(217) 224-8686
	Facsimile:	(217) 222-1555
	Attention:	James J. Stebor, President and Chief Executive Officer

with a copy to:	Muldoon Murphy & Aguggia LLP
5101 Wisconsin Avenue, N.W.
Washington, D.C. 20016
	Telephone:	(202) 362-0840
	Facsimile:	(202) 966-9409
	Attention:	Paul M. Aguggia, Esq.

10.3 Specific Enforceability; Remedies. The parties recognize and hereby acknowledge that it may be impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. The parties hereto agree that this provision is without prejudice to any other rights or remedies that the parties hereto may have at law or in equity for any failure to perform, or a breach of a representation or warranty under, this Agreement.

10.4 Applicable Law. This Agreement shall be construed and interpreted in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to matters of corporate laws and, with respect to all other matters, by the laws of the State of Illinois, except to the extent that the federal laws of the United States apply.

10.5 Severability. If any term or provision of this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

10.6 Entire Agreement; Binding Effect; Nonassignment; Counterparts. Except as otherwise expressly provided herein, this Agreement, the documents delivered pursuant to this Agreement and the Confidentiality Agreement (including the documents and instruments referred to herein and therein) (a) constitute the entire agreement between the parties hereto and supersede all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts that together shall constitute a single agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

HEARTLAND BANCORP, INC.

By:	/s/ Fred L. Drake
Name:	Fred L. Drake
Title:	President and Chief Executive Officer

HEARTLAND ACQUISITION CORPORATION

By:	/s/ Fred L. Drake
Name:	Fred L. Drake
Title:	President and Chief Executive Officer

FIRST FEDERAL BANCSHARES, INC.

By:	/s/ James J. Stebor
Name:	James J. Stebor
Title:	President and Chief Executive Officer

S-1

EXHIBIT C

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of the      day of November, 2006, by and among HEARTLAND BANCORP, INC., a Delaware corporation (“Purchaser”), HEARTLAND ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Purchaser (“MergerSub”), FIRST FEDERAL BANCSHARES, INC., a Delaware corporation (“Bancshares”), and the Director or Officer of Bancshares (or, its wholly owned federal savings bank subsidiary) identified on the signature page hereto as owning stock in Bancshares (the “Management Stockholder”).

R E C I T A L S:

A. As of the date hereof, the Management Stockholder is the owner of the number of shares of the common stock of Bancshares, $0.01 par value (“Bancshares Common Stock”), as is set forth below such Management Stockholder’s name on the signature page attached hereto, and such number of shares represents approximately the percentage of the issued and outstanding shares of the capital stock of Bancshares which is also set forth thereon below such Management Stockholder’s name.

B. Purchaser is contemplating the acquisition of Bancshares by means of a merger (the “Merger”) of MergerSub with and into Bancshares pursuant to an Agreement and Plan of Reorganization dated of even date herewith (the “Merger Agreement”).

C. Upon consummation of the Merger, Purchaser will be the sole owner of First Federal Bank, a federal savings bank, with its main office located at Colchester, Illinois (“Seller Bank”) and Heartland Bank and Trust Company, an Illinois state chartered non-member bank that is wholly owned by Purchaser, with its main office located in Bloomington, Illinois (“Bank”).

D. Purchaser is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of Bancshares, including applying for and obtaining necessary approvals of federal banking authorities, unless the Management Stockholder enters into this Agreement. Pursuant to Section 5.1(d) of the Merger Agreement, nothing contained herein shall be deemed to grant Purchaser an ownership interest in any shares of Bancshares Common Stock.

E. All capitalized terms not defined herein shall have the meanings given to them in the Merger Agreement.

A G R E E M E N T S:

In consideration of the covenants and agreements of the parties herein contained and as an inducement to Purchaser to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Representations and Warranties. The Management Stockholder represents and warrants that as of the date hereof he or she owns beneficially and of record the number of shares of Bancshares Common Stock as is set forth below such Management Stockholder’s name on the signature page attached hereto, all of which shares are free and clear of all liens, pledges, security interests, claims, encumbrances, options and agreements to sell. The Management Stockholder represents and warrants that he or she has the sole voting power with respect to such shares of Bancshares Common Stock.

Section 2. Voting Agreement. Subject to Section 14 below, the Management Stockholder hereby agrees to vote all shares of Bancshares Common Stock now or at any time hereafter owned or controlled by him or her (the “Subject Shares”) (a) in favor of the Merger Agreement and the transactions contemplated in the Merger Agreement, and (b) against any action or agreement which is intended to cause Bancshares to breach any covenant, representation or warranty or any other obligation of Bancshares under the Merger Agreement. The Management Stockholder agrees that none of his or her Subject Shares shall be transferred without the prior written consent of Purchaser. Subject to Section 14 below, the Management Stockholder further agrees to use his or her best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated. At Purchaser’s request, the Management Stockholder shall use his or her best efforts to cause any necessary meeting of stockholders of Bancshares to be duly called and held or any necessary consents of stockholders to be obtained for the purpose of approving either or both of the Merger Agreement and the Merger.

Section 3. Termination. Notwithstanding any other provision of this Agreement, the obligations of the Management Stockholder under this Agreement shall automatically terminate and be of no further force and effect upon the termination of the Merger Agreement in accordance with and pursuant to Section 9.1 thereof (as such termination provisions may be amended by Bancshares, Purchaser and MergerSub from time to time) if the Merger Agreement is so terminated.

Section 4. Remedies. The Management Stockholder understands and acknowledges that if he or she should breach any of his or her covenants contained in this Agreement, the damage to Purchaser would be indeterminable in view of the inability to measure the ultimate value and benefit to Purchaser resulting from its contemplated future ownership and control of Bancshares, and that Purchaser therefore would not have an adequate remedy at law in respect of any such breach. The Management Stockholder therefore agrees that in addition to any other remedy available to Purchaser at law or in equity, Purchaser shall be entitled to specific performance of this Agreement by the Management Stockholder upon application to any court having jurisdiction over the parties.

Section 5. Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Bancshares, Purchaser, MergerSub and the Management Stockholder.

Section 6. Non-Competition and Non-Solicitation Covenants.

(a) Management Stockholder and Purchaser have jointly reviewed the operations of Purchaser, Bank and Seller Bank and have agreed that the primary service area of the business of Purchaser and its Affiliates in which Purchaser, Bank and Seller Bank have and will actively participate extends separately to an area that encompasses a ten (10) mile radius from each banking and other office location of Purchaser and its Affiliates (the “Restrictive Area”). Therefore, as an essential ingredient of and in consideration of this Agreement, Management Stockholder hereby agrees that, except with the express prior written consent of Purchaser, for a period of one (1) year beginning of the Closing Date (the “Restrictive

Period”), he will not directly or indirectly compete with the business of Purchaser or its Affiliates, including, but not by way of limitation, by doing any of the following (the “Restrictive Covenant”):

(i) engage or invest in, own, manage, operate, control, finance, or participate in the ownership, management, operation or control of, be employed by, associate with or in any manner be connected with, serve as an employee, officer or director of or consultant to, lend his name or any similar name to, lend his credit to, or render services or advice to any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a “Financial Institution”) with any office located, or to be located at an address identified in a filing with any regulatory authority, within the Restrictive Area;

(ii) directly or indirectly, for himself or any Financial Institution: (i) induce or attempt to induce any officer of Purchaser or any of its Affiliates, or any employee who previously reported to the Management Stockholder, to leave the employ of Purchaser or any of its Affiliates; (ii) in any way interfere with the relationship between Purchaser or any of its Affiliates and any such officer or employee; (iii) employ, or otherwise engage as an employee, independent contractor or otherwise, any such officer or employee; or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of Purchaser of any of its Affiliates to cease doing business with Purchaser or any of its Affiliates or in any way interfere with the relationship between Purchaser or any of its Affiliates and any of their respective customers, suppliers, licensees or business relations, where the Management Stockholder had personal contact with, or has accessed Confidential Information in the preceding twelve (12) months with respect to, such customers, suppliers, licensees or business relations; or

(iii) directly or indirectly, either for himself of any Financial Institution, solicit the business of any person or entity known to the Management Stockholder to be a customer of Purchaser or any of its Affiliates, where the Management Stockholder, or any person reporting to the Management Stockholder, had personal contact with such person or entity, with respect to products, activities or services which compete in whole or in part with the products, activities or services of Purchaser or any of its Affiliates.

(b) For purposes of this Agreement, Purchaser’s “Affiliates” shall mean each company, corporation, partnership, bank, savings bank, savings and loan association, credit union or other financial institution, directly or indirectly, which is controlled by, controls, or is under common control with, Purchaser, and “control” means (x) the ownership of 51% or more of the voting securities or other voting interest or other equity interest of any company, corporation, partnership, joint venture or other business entity, or (y) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such company, corporation, partnership, joint venture or other business entity. For the avoidance of doubt, each of Bank and Seller Bank shall be considered Affiliates of Purchaser for purposes of this Section 6.

(c) For purposes of this Agreement, “Confidential Information” shall mean confidential and/or proprietary non-public information regarding Purchaser and its Affiliates, including marketing materials, financial and other information concerning customers and prospective customers, customer lists, records, data, trade secrets, proprietary business information, pricing and profitability information and policies, strategic planning, commitments, plans, procedures, litigation, pending litigation and other information not generally available to the public

(d) The Management Stockholder has reviewed the provisions of this Agreement with legal counsel, or has been given adequate opportunity to seek such counsel, and the Management Stockholder acknowledges and expressly agrees that the covenants contained herein are reasonable with respect to their duration, geographical area and scope. The Management Stockholder further acknowledges that the restrictions contained in this Agreement are reasonable and necessary for the protection of the legitimate business interests of Purchaser, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to Purchaser and its interests, that Purchaser would not have agreed to enter into the Merger Agreement without receiving the Management Stockholder’s agreement to be bound by these restrictions and that such restrictions were a material inducement to Purchaser to enter into the Merger Agreement. The Management Stockholder hereby acknowledges and agrees that Purchaser shall at all times have the right to communicate the existence and terms of this Agreement to any third party with whom the Management Stockholder may seek or obtain future employment or other similar arrangement. In addition, in the event of any violation or threatened violation of these restrictions, Purchaser, in addition to and not in limitation of, any other rights, remedies or damages available to Purchaser under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Management Stockholder and any and all persons directly or indirectly acting for or with him, as the case may be. If the Management Stockholder violates the Restrictive Covenant and Purchaser brings legal action for injunctive or other relief, Purchaser shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified herein computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Management Stockholder. In the event that a successor assumes and agrees to perform this Agreement, this Restrictive Covenant shall continue to apply only to the Restrictive Area of the Management Stockholder as it existed immediately before such assumption and shall not apply to any of the successor’s other offices. The foregoing Restrictive Covenant shall not prohibit the Management Stockholder from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than one percent (1%) of the outstanding capital stock of any Financial Institution.

Section 7. Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and written agreements related thereto. This Agreement supersedes any agreements (other than the Merger Agreement) among any of Bancshares, its stockholders, Purchaser or MergerSub concerning the acquisition, disposition or control of Bancshares Common Stock.

Section 8. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

Section 10. Governing Law. The validity, construction, enforcement and effect of this Agreement shall be governed by the internal laws of the State of Illinois.

Section 11. Headings. The headings for the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

Section 12. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Bancshares, MergerSub and Purchaser, and their successors (including, without limitation, Purchaser following the Effective Time) and permitted assigns, and the Management Stockholder and the Management Stockholder’s spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of the Management Stockholder. This Agreement may be assigned only by Purchaser, and then only to an affiliate of Purchaser.

Section 13. Capacity as Officer or Director. Notwithstanding anything to the contrary set forth in this Agreement, the Management Stockholder does not make any agreement or understanding herein in his or her capacity as a director or officer of Bancshares. The Management Shareholder hereby executes this Agreement solely in his or her capacity as a holder of Bancshares Common Stock that he or she is entitled to vote, and nothing herein will limit or affect any actions taken by him or her in good faith in his or her capacity as an officer or director of Bancshares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

HEARTLAND BANCORP

By:
Name:	Fred L. Drake
Title:	President and Chief Executive Officer

HEARTLAND ACQUISITION CORPORATION

By:
Name:	Fred L. Drake
Title:	President and Chief Executive Officer

FIRST FEDERAL BANCSHARES, INC.

By:
Name:	James J. Stebor
Title:	President and Chief Executive Officer

MANAGEMENT STOCKHOLDER

Name:

NUMBER OF	PERCENTAGE
SHARES	OWNERSHIP
_______	%

EXHIBIT D

AMENDMENT TO SEVERANCE PLAN

Effective as of the Effective Time (as defined in that certain Agreement and Plan of Reorganization, dated as of November 3, 2006, by and among Heartland Bancorp, Inc., a Delaware corporation, Heartland Acquisition Corporation, a Delaware corporation, and First Federal Bancshares, Inc., a Delaware corporation), the First Federal Bank Severance Compensation Plan (the “Plan”) is amended as follows:

(i)	The following shall be added as subsection (c) to Section 3.01 of the Plan:

“(c) Notwithstanding anything to the contrary contained herein, the following employees shall not be entitled to participate in this Plan: James Stebor; Mark Tyrpin; Peggy Higgins; Millie Shields and Cathy Pendell.”

(ii)	Clause (v) of Section 4.01(a) of the Plan is deleted in its entirety and is replaced with the following:

“(v) A material reduction in the benefits and perquisites available to the Participant immediately prior to the Change in Control; provided, however, that, no reduction shall be deemed to have occurred in the event that, following the Change in Control, Participant is entitled to benefits and perquisites substantially similar to those provided to similarly situated employees of Heartland Bancorp, Inc. and its subsidiaries from time to time.”

(iii)	The following shall be added as subsection (c) to Section 7.02 of the Plan:

“(c) Notwithstanding anything to the contrary contained herein, this Plan shall automatically terminate and be of no further force and effect on the first anniversary of the Effective Time (as such term is defined in that certain Agreement and Plan of Reorganization, dated November 3, 2006, among Heartland Bancorp, Inc., Heartland Acquisition Corp. and First Federal Bancshares, Inc.).”

D-1

APPENDIX B

November 3, 2006

Board of Directors

First Federal Bancshares, Inc.

109 East Depot Street

Colchester, IL 62326

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of First Federal Bancshares, Inc., (“FFBI”), of the consideration to be paid to FFBI shareholders in the merger (the “Merger”) between FFBI and Heartland Bancorp, Inc., a Delaware corporation (“Heartland”). We have not been requested to opine as to, and our opinion does not in any manner address, FFBI’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated November 3, 2006, by and among FFBI and Heartland (the “Agreement”), at the effective time of the Merger, Heartland will acquire all of FFBI’s issued and outstanding shares of common stock. FFBI shareholders will receive $23.00 per share (“Consideration”) in cash.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by FFBI, including (i) the Agreement (ii) Annual Reports for the years ended December 31, 2005, 2004 and 2003 (iii) unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006, and (iv) other information we deemed relevant. We also discussed with senior management and directors of FFBI, the current position and prospective outlook for FFBI. We reviewed financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of thrifts or proposed changes of control of comparably situated companies.

Keefe, Bruyette & Woods * 211 Bradenton Ave. * Dublin, OH 43017

614.766.8400 * Fax 614.766.8406

Board of Directors

First Federal Bancshares, Inc.

November 3, 2006

For Heartland, we reviewed (i) Annual Reports for the years ended December 31, 2005, 2004 and 2003, (ii) unaudited financial statements for the quarter ended March 31, 2006 and (iii) other information we deemed relevant. We also discussed with members of the senior management team of Heartland, the current position and prospective outlook for Heartland.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by FFBI and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from FFBI, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of FFBI’s management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of FFBI. We have further relied on the assurances of management of FFBI that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to Heartland or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to FFBI in connection with the Merger and will receive a fee for such services. In addition, FFBI has agreed to indemnify us for certain liabilities arising out of our engagement by FFBI in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by Heartland in the Merger is fair, from a financial point of view, to the stockholders of FFBI.

Board of Directors

First Federal Bancshares, Inc.

November 3, 2006

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of FFBI used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of FFBI in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Sincerely,

Keefe, Bruyette, & Woods, Inc.

APPENDIX C

DELAWARE GENERAL CORPORATION LAW

TITLE 8

CORPORATIONS

CHAPTER 1. GENERAL CORPORATION LAW

Subchapter IX. Merger, Consolidation or Conversion

§ 262 Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FIRST FEDERAL BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

[Meeting Date], 2007

2:00 p.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints B. Bradford Billings, Franklin M. Hartzell and James J. Stebor, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of First Federal Bancshares, Inc. which the undersigned is entitled to vote at the special meeting of stockholders, to be held on [Meeting Date], 2007 at 2:00 p.m., Central time, at Country Inn and Suites, 110 North 54th Street, Quincy, Illinois and at any and all adjournments of the meeting with all of the powers the undersigned would possess if personally present at such meeting as follows:

Proposal 1:	The approval and adoption of the Agreement and Plan of Reorganization, dated November 3, 2006, by and among First Federal Bancshares, Inc., Heartland Bancorp, Inc. and Heartland Acquisition Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 2:	The authorization of the board of directors of First Federal Bancshares, Inc. in their discretion, to vote upon or transact such other business as may properly come before the special meeting (or any adjournment or postponement thereof), including any motion to adjourn the special meeting to another time or place for the purpose of allowing for the solicitation of additional proxies to approve the Agreement and Plan or Reorganization.

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The board of directors unanimously recommends a vote “FOR” approval of the Agreement and Plan of Reorganization and “FOR” the authorization of the board of directors to vote upon or transact such other business as may properly come before the special meeting.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the approval and adoption of the Agreement and Plan of Reorganization and “FOR” the authorization of the board of directors to vote upon or transact such other business as may properly come before the special meeting. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

The above signed acknowledges receipt from First Federal Bancshares, Inc. prior to the execution of this proxy of a notice of special meeting of stockholders and of a proxy statement for the special meeting of stockholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[First Federal Bank Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached green voting instruction card for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposal presented at the Special Meeting of Stockholders of First Federal Bancshares, Inc. (the “Company”) on [Meeting Date], 2007. Also enclosed is a Notice and Proxy Statement for the Company’s Special Meeting of Stockholders.

As of the Record Date, December 8, 2006, the First Federal Bank Employee Stock Ownership Plan (the “ESOP”) Trust held 172,083 shares of common stock, 86,823 of which had been allocated to participants’ accounts. These allocated shares of Company common stock will be voted as directed by the ESOP participants; provided timely instructions from the participants are received by the ESOP Trustee. The unallocated shares of Company common stock in the ESOP Trust and the allocated shares of Company common stock for which no instructions are provided, or for which no timely instructions are received by the ESOP Trustee will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the shares of Company common stock allocated to their accounts, so long as such vote is in accordance with the Employee Retirement Income Security Act of 1974, as amended.

In order to direct the voting of the shares of Company common stock allocated to your ESOP account, please complete and sign the enclosed green voting instruction card and return it in the enclosed postage-paid envelope no later than [Return Date], 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Federal Bank (the “Bank”). The voting instruction cards will be tabulated by Computershare Investor Services and forwarded to the ESOP Trustee . The ESOP Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the ESOP Trust.

As an employee of the Bank and participant in several of the Company and Bank employee benefit plans you will receive voting authorization cards for each stock-based plan in which you are a participant. Please vote all of the voting authorization cards you receive.

Sincerely,

James J. Stebor
President and Chief Executive Officer

FIRST FEDERAL BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

[Meeting Date], 2007

2:00 p.m., Central Time

ESOP VOTING INSTRUCTION CARD

The undersigned hereby directs First Bankers Trust Services, Inc., as ESOP Trustee, to vote all shares of common stock of First Federal Bancshares, Inc. allocated to the ESOP account of the undersigned at the special meeting of stockholders, to be held on [Meeting Date], 2007 at 2:00 p.m., Central time, at Country Inn and Suites, 110 North 54th Street, Quincy, Illinois and at any and all adjournments of the meeting as follows:

Proposal 1:	The approval and adoption of the Agreement and Plan of Reorganization, dated November 3, 2006, by and among First Federal Bancshares, Inc., Heartland Bancorp, Inc. and Heartland Acquisition Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 2:	The authorization of the board of directors of First Federal Bancshares, Inc. in their discretion, to vote upon or transact such other business as may properly come before the special meeting (or any adjournment or postponement thereof), including any motion to adjourn the special meeting to another time or place for the purpose of allowing for the solicitation of additional proxies to approve the Agreement and Plan or Reorganization.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The board of directors unanimously recommends a vote “FOR” approval of the Agreement and Plan of Reorganization and “FOR” the authorization of the board of directors to vote upon or transact such other business as may properly come before the special meeting.

This voting instruction card, properly signed and dated, will be voted as directed. The ESOP Trustee will vote all unallocated shares in the ESOP Trust and the allocated shares for which no instructions are provided, or for which no timely instructions are received, in a manner calculated to most accurately reflect the instructions the ESOP Trustee received from the ESOP participants.

Dated:

SIGNATURE OF PARTICIPANT

The above signed acknowledges receipt from First Federal Bancshares, Inc. prior to the execution of this Voting Instruction Card of a notice of special meeting of stockholders and of a proxy statement for the special meeting of stockholders.

Please sign exactly as your name appears on this card.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[First Federal Bank Letterhead]

Dear First Federal Bank 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached yellow voting instruction card for the purpose of conveying your voting instructions to Bank of New York (the “Trustee”) on the proposal presented at the Special Meeting of Stockholders of First Federal Bancshares, Inc. (the “Company”) on [Meeting Date], 2007. Also enclosed is a Notice and Proxy Statement for the Company’s Special Meeting of Stockholders.

As a 401(k) Plan Participant investing in the First Federal Bancshares, Inc. Stock Fund (“Employer Stock Fund”), you are entitled to direct the Employer Stock Fund Trustee as to the voting of Company common stock credited to your account. The Employer Stock Fund Trustee will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Employer Stock Fund Trustee received from participants regarding shares of Company common stock in their 401(k) Plan accounts.

In order to direct the voting of Company common stock credited to your 401(k) Plan account, you must complete and sign the enclosed yellow voting instruction card and return it to the Employer Stock Fund Trustee in the accompanying postage-paid envelope by [Return Date], 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or First Federal Bank (the “Bank”). The voting instruction cards will be tabulated by Computershare Investor Services and forwarded to the Employer Stock Fund Trustee. The Employer Stock Fund Trustee will use the voting instructions it receives to vote the shares of Company common stock held in the Employer Stock Fund Trust.

As an employee of the Bank and participant in several of the Company and Bank employee benefit plans you will receive voting instruction cards for each stock-based plan in which you are a participant. Please vote all of the voting instruction cards you receive.

Sincerely,

James J. Stebor
President and Chief Executive Officer

FIRST FEDERAL BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

[Meeting Date], 2007

2:00 p.m., Central Time

401(k) PLAN VOTING INSTRUCTION CARD

The undersigned hereby directs the Bank of New York, as 401(k) Plan Trustee, to vote all shares of common stock of First Federal Bancshares, Inc. credited to the undersigned in the 401(k) Plan at the special meeting of stockholders, to be held on [Meeting Date], 2007 at 2:00 p.m., Central time, at Country Inn and Suites, 110 North 54th Street, Quincy, Illinois and at any and all adjournments of the meeting as follows:

Proposal 1:	The approval and adoption of the Agreement and Plan of Reorganization, dated November 3, 2006, by and among First Federal Bancshares, Inc., Heartland Bancorp, Inc. and Heartland Acquisition Corporation.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 2:	The authorization of the board of directors of First Federal Bancshares, Inc. in their discretion, to vote upon or transact such other business as may properly come before the special meeting (or any adjournment or postponement thereof), including any motion to adjourn the special meeting to another time or place for the purpose of allowing for the solicitation of additional proxies to approve the Agreement and Plan or Reorganization.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The board of directors unanimously recommends a vote “FOR” approval of the Agreement and Plan of Reorganization and “FOR” the authorization of the board of directors to vote upon or transact such other business as may properly come before the special meeting.

This voting instruction card, properly signed and dated, will be voted as directed. The Company will direct the 401(k) Plan Trustee to vote all shares held in the 401(k) Plan Trust for which no instructions are provided, or for which no timely instructions are received, in a manner calculated to most accurately reflect the instructions the 401(k) Plan Trustee received from the 401(k) Plan participants.

Dated:

SIGNATURE OF PARTICIPANT

The above signed acknowledges receipt from First Federal Bancshares, Inc. prior to the execution of this Voting Instruction Card of a notice of special meeting of stockholders and of a proxy statement for the special meeting of stockholders.

Please sign exactly as your name appears on this card.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.